CREDIT AGREEMENT

                                     BETWEEN

                               THE SHAW GROUP INC.

                                       AND

                        MERCANTILE BUSINESS CREDIT INC.,

                                    AS AGENT,

                             AND THE BANKS WHICH ARE

                                 A PARTY HERETO












                               Dated May 15, 1998

                                TABLE OF CONTENTS




SECTION 1.  TERM---------------------------------------------------------------1


SECTION 2.  DEFINITIONS--------------------------------------------------------1


SECTION 3.  THE REVOLVING CREDIT LOANS----------------------------------------15
         3.1 Revolving Credit Commitment of Banks-----------------------------15
         3.2 Procedure for Borrowing------------------------------------------17
                  (a) Revolving Credit Loan Advances--------------------------17
                  (b) Interest Rate Conversions-------------------------------18
         3.3 Letters of Credit------------------------------------------------19
         3.4 Interest Rates and Payments--------------------------------------23
         3.5 Prepayment; Funding Losses---------------------------------------24
         3.6 Basis for Determining Interest Rate Inadequate or Unfair---------24
         3.7 Illegality-------------------------------------------------------25
         3.8 Increased Cost---------------------------------------------------25
         3.9 Prime Loans Substituted for Affected LIBOR Loans-----------------26
         3.10 Place and Manner of Payment-------------------------------------27
         3.11 Termination or Reduction of Revolving Credit Commitments--------27
         3.12 Facility Fee----------------------------------------------------27
         3.13 Commitment Fee--------------------------------------------------27
         3.14 Maturity--------------------------------------------------------28
         3.15 Voluntary Prepayments-------------------------------------------28
         3.16 Discretion of Bank as to Manner of Funding----------------------28


SECTION 4.  PRECONDITIONS TO LOANS--------------------------------------------29
         4.1 Initial Revolving Credit Loan or Letter of Credit----------------29
         4.2 Subsequent Revolving Credit Loans--------------------------------30


SECTION 5.  COLLATERAL--------------------------------------------------------33
         5.1 Security Agreement-----------------------------------------------33
         5.2 Pledge Agreements------------------------------------------------33
         5.3 Subsidiary Security Agreements-----------------------------------34


SECTION 6.  REPRESENTATIONS AND WARRANTIES------------------------------------35
         6.1 Corporate Existence and Power------------------------------------35
         6.2 Authorization----------------------------------------------------35
         6.3 Binding Effect---------------------------------------------------35
         6.4 Financial Statements---------------------------------------------36

         6.5 Litigation-------------------------------------------------------36
         6.6 Pension and Welfare Plans----------------------------------------36
         6.7 Tax Returns and Payment------------------------------------------37
         6.8 Subsidiaries-----------------------------------------------------37
         6.9 Compliance With Other Instruments; None Burdensome---------------37
         6.10 Other Loans and Guarantees--------------------------------------37
         6.11 Title to Property-----------------------------------------------38
         6.12 Multi-Employer Pension Plan Amendments Act of 1980--------------38
         6.13 Patents, Licenses, Trademarks, Etc.-----------------------------38
         6.14 Environmental and Safety and Health Matters---------------------38
         6.15 Other Corporate or Fictitious Names-----------------------------39


SECTION 7.  COVENANTS---------------------------------------------------------39
         7.1 Affirmative Covenants of the Borrower----------------------------39
                  (a) Information---------------------------------------------39
                  (b) Payment of Indebtedness---------------------------------40
                  (c) Consultations and Inspections---------------------------41
                  (d) Payment of Taxes; Corporate Existence;
                      Maintenance of Properties; Maintenance
                      of Collateral; Insurance--------------------------------
                  (e) Accountants---------------------------------------------42
                  (f) ERISA Compliance----------------------------------------42
                  (g) Maintenance of Books and Records------------------------43
                  (h) Further Assurances--------------------------------------43
                  (i) Financial Covenants-------------------------------------44
                  (j) Compliance with Law-------------------------------------44
                  (k) Notices-------------------------------------------------45
                           (i) Default----------------------------------------45
                           (ii) Litigation------------------------------------45
                           (iii) Judgment-------------------------------------45
                           (iv) Pension Plans---------------------------------45
                           (v) Change of Name---------------------------------46
                           (vi) Environmental Matters-------------------------46
                           (vii) Material Adverse Change----------------------46
                           (viii) Change in Management or Line(s) of
                                  Business------------------------------------46
                           (ix) Other Notices---------------------------------46
                  (l) Protection of Collateral--------------------------------46
         7.2 Negative Covenants of the Borrower-------------------------------47
                  (a) Limitation on Indebtedness------------------------------47
                  (b) Limitations on Liens------------------------------------48
                  (c) Sale of Property----------------------------------------49
                  (d) Mergers and Consolidations------------------------------49
                  (e) Acquisitions; Subsidiaries------------------------------49
                  (f) Fiscal Year---------------------------------------------49
                  (g) Stock Redemptions and Distributions---------------------49


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                  (h) Transactions with Related Parties-----------------------49
                  (i) Capital Expenditures------------------------------------50
                  (j) Advancing or Guaranteeing Credit------------------------50
                  (l) Dissolution or Liquidation------------------------------51
                  (m) Operating Leases----------------------------------------51
                  (n) Change in Nature of Business----------------------------51
                  (o) Pension Plans-------------------------------------------51
                  (p) Management Fees-----------------------------------------51
         7.3 Use of Proceeds--------------------------------------------------51


SECTION 8.  EVENTS OF DEFAULT-------------------------------------------------52


SECTION 9.  THE AGENT---------------------------------------------------------55
         9.1 Appointment and Authorization------------------------------------55
         9.2 Agent and Affiliates---------------------------------------------55
         9.3 Action by Agent--------------------------------------------------55
         9.4 Consultation with Experts----------------------------------------55
         9.5 Liability of Agent-----------------------------------------------55
         9.6 Indemnification--------------------------------------------------56
         9.7 Credit Decision--------------------------------------------------56
         9.8 Resignation of Agent---------------------------------------------56
         9.9 Removal of Agent-------------------------------------------------57
         9.10 Agent's Fee-----------------------------------------------------57


SECTION 10.  GENERAL----------------------------------------------------------57
         10.1 No Waiver-------------------------------------------------------57
         10.2 Right of Setoff-------------------------------------------------58
         10.3 Cost and Expenses-----------------------------------------------58
         10.4 Environmental Indemnity-----------------------------------------59
         10.5 General Indemnity-----------------------------------------------59
         10.6 Authority to Act------------------------------------------------60
         10.7 Notices---------------------------------------------------------60
         10.8 CONSENT TO JURISDICTION-----------------------------------------60
         10.9 Agent's and Banks'Books and Records-----------------------------61
         10.10 Governing Law; Amendments, Waivers and Consents----------------61
         10.11 Successors and Assigns; Participations-------------------------61
         10.12 Assignment Agreements------------------------------------------62
         10.13 References; Headings for Convenience---------------------------62
         10.14 Subsidiary Reference-------------------------------------------63
         10.15 Binding Agreement----------------------------------------------63
         10.16 NO ORAL AGREEMENTS; ENTIRE AGREEMENT---------------------------63
         10.17 Severability---------------------------------------------------63

         10.18 Counterparts---------------------------------------------------63
         10.19 Resurrection of the Borrower's Obligations---------------------64
         10.20 U. S. Dollars--------------------------------------------------64
         10.21 Confidentiality------------------------------------------------64

SCHEDULES

3.2      ---------Authorized Representatives
3.3(a)   ---------Outstanding Letters of Credit
5        ---------Description of Collateral
6.5      ---------Litigation
6.6      ---------Pension Plan Matters
6.8      ---------Borrower's Subsidiaries
6.10     ---------Other Loans and Guaranties
6.11     ---------Permitted Liens
6.12     ---------Multiemployer Plans
6.14     ---------Environmental and Health and Safety Matters
6.15     ---------List of Predecessor and Fictitious Names
7.1(k)(viii)------Directors and Executive Officers
7.2(a)   ---------Permitted Indebtedness
7.2(h)   ---------Transactions With Related Parties
7.2(k)   ---------Investments Held By Borrower and Its Subsidiaries as of
                    May 15, 1998

EXHIBITS

A        Borrowing Base Certificate
B        Revolving Credit Note
C        Opinion of Borrower's Counsel
D        Compliance Certificate
E        Standby Letter of Credit Application and Reimbursement Agreement
F        Commercial Letter of Credit Application and Reimbursement Agreement
G        Letter of Credit Participation Certificate
H        Assignment Agreement
I        Form of Security Agreement

                                CREDIT AGREEMENT


     THIS CREDIT AGREEMENT (this "Agreement") is made and entered into as of this _____ day of May, 1998, by and between THE SHAW GROUP INC., a Louisiana corporation (the "Borrower"), the undersigned lenders and any other lenders hereafter becoming a party to this Agreement (the "Banks"), and MERCANTILE BUSINESS CREDIT INC., a Missouri corporation, as agent on behalf of Banks (in such capacity, the "Agent").

                                   WITNESSETH:

     WHEREAS,  the Borrower has applied for revolving credit loans from Banks in
aggregate   principal   amounts   of  up  to   One   Hundred   Million   Dollars
($100,000,000.00); and

     WHEREAS, Banks are willing to make said revolving credit loans to the Borrower upon, and subject to, the terms, provisions and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby mutually promise and agree as follows:

SECTION 1.  TERM.

     The "Term" of this Agreement shall commence on the date hereof and shall end on March 31, 2001, unless earlier terminated pursuant to Section 3.11 or by acceleration or otherwise upon the occurrence of an Event of Default under this Agreement, in which case the Term hereof shall end on such earlier date.

SECTION 2.  DEFINITIONS.

     In addition to the terms defined elsewhere in this Agreement or in any Exhibit or Schedule hereto, when used in this Agreement, the following terms shall have the following meanings (such meanings shall be equally applicable to the singular and plural forms of the terms used, as the context requires):

     Acquisition shall mean any transaction or series of related transactions, consummated on or after the date of this Agreement, by which the Borrower or any of its Subsidiaries (a) acquires any going business or all or substantially all of the assets of any corporation, partnership or other organization or entity, whether through purchase of assets, merger or otherwise or (b) directly or indirectly acquires (in one transaction or as of the most recent transaction in a series of transactions) at least (i) a majority (in number of votes) of the stock and/or other securities of a corporation having ordinary voting power for the election of directors (other than stock and/or other securities having such power only by reason of the happening of a contingency), (ii) a majority (by percentage of voting power) of the outstanding partnership interests of a partnership or (iii) a majority of the ownership interests in any organization or entity other than a corporation or partnership, provided, that for any such Acquisition, the Borrower or such Subsidiary shall remain a surviving corporate entity.

     Agent shall mean Mercantile Business Credit Inc., a Missouri corporation, and its successors and assigns.

     Applicable Margin shall mean, with respect to each type of Revolving Credit Loan, the rate of interest per annum shown in the applicable column below for the type of Revolving Credit Loan specified for each such column:


                                                  Level I      Level II      Level III     Level IV      Level V

If Ratio of Consolidated Total Funded Debt to     => 4.00       < 4.00        < 3.00        < 2.50        < 2.00
Consolidated EBITDA at the preceding quarter                   => 3.00        => 2.50       => 2.00
end is
LIBOR Loans                                        2.00%        1.50%          1.20%         1.00%        0.75%
Prime Loans                                        0.75%        0.25%          0.00%         0.00%        0.00%
Commitment Fee                                    0.375%        0.20%          0.15%        0.125%        0.10%


     Notwithstanding the above, the Applicable Margins applicable to each Revolving Credit Loan up to the date the Borrower delivers its Form 10-Q and Compliance Certificate for the quarter ended February 28, 1998 shall be Zero Percent (0.0%) per annum for Prime Loans and One Percent (1.0%) per annum for LIBOR Loans with interest periods commencing on or before such date, and the Commitment Fee shall be calculated at the rate of One-Eighth of One Percent (0.125%) per annum for the portion of each fiscal quarter occurring on or before such date. Commencing on each June 1, September 1, December 1 and March 1 during the Term hereof or as soon thereafter as Agent shall have received Borrower's quarterly Form 10-Q or Form 10-K, as the case may be, and Compliance Certificate for the most recent quarter-end pursuant to Section 7.1(a), the ratio of Consolidated Total Funded Debt to Consolidated EBITDA for such most recent fiscal quarter-end shall be computed by Agent and the Applicable Margins shall be adjusted and become effective (except the effective date for LIBOR Loans shall be as set forth in the last sentence of this definition) as of the delivery date of such Form 10-Q or Form 10-K and Compliance Certificate in accordance with the levels set forth above. Such new Applicable Margins shall continue in effect until the next such adjustment, if any, on the following June 1, September 1, December 1 and March 1 (or such later delivery date of the quarter-end Form 10-Q or Form 10-K, as the case may be, and Compliance Certificate for such most recent quarter-end) in accordance with the preceding sentence. Each determination by Agent of the Applicable Margins shall be deemed prima facie correct. All such adjustments shall become effective as to LIBOR Loans outstanding on the first day of any quarter (or on any such later date of determination of Applicable Margins under this definition) upon the expiration of the then current applicable Interest Periods for such LIBOR Loans.


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     Attorneys' Fees shall mean the reasonable value of the services (and costs, charges and expenses related thereto) of the attorneys (and all paralegals, secretaries, accountants and other staff employed by such attorneys) employed by Agent or any of the Banks (including, without limitation, attorneys and paralegals who are employees of Agent or any of the Banks or any affiliate of Agent or any of the Banks) and which are necessary from time to time (i) in
connection   with   the   documentation,   negotiation,   execution,   delivery,
administration and enforcement of this Agreement and/or any of the other Transaction Documents, (ii) to represent Agent or any of the Banks in any litigation, contest, dispute, suit or proceeding, or to commence, defend or intervene in any litigation, contest, dispute, suit or proceeding, or to file any petition, complaint, answer, motion or other pleading or to take any other action in or with respect to any litigation, contest, dispute, suit or proceeding (whether instituted by Agent, any of the Banks, the Borrower or any other Person and whether in bankruptcy or otherwise) in any way or respect relating to any of the Collateral, any Third Party Collateral, this Agreement or any of the other Transaction Documents, the Borrower, any Subsidiary of the Borrower or any other Obligor, (iii) to protect, collect, lease, sell, take possession of or liquidate any of the Collateral or any Third Party Collateral,
(iv) to attempt to enforce any security interest in or other Lien upon any of the Collateral or any Third Party Collateral or to give any advice with respect to such enforcement and (v) to enforce any of Agent's or any Bank's rights to collect any of the Borrower's Obligations.

     Authorized Representative will have the meaning ascribed thereto in Section 3.2(a).

     Bond Letter of Credit shall have the meaning ascribed thereto in Section 3.3(d)(ii).

     Borrower's Obligations shall mean any and all indebtedness (principal, interest, fees and other amounts), liabilities and obligations of the Borrower to Agent or any of the Banks evidenced by or arising under the Notes, this Agreement, the Security Agreement, the Pledge Agreements, any of the other Transaction Documents or any other agreement, document or instrument heretofore, now or hereafter executed and delivered by the Borrower to Agent or any of the Banks, in each case whether now existing or hereafter arising, absolute or contingent, joint and/or several, secured or unsecured, direct or indirect, expressed or implied in law, contractual or tortious, liquidated or unliquidated, at law or in equity, or otherwise, and whether created directly or acquired by Agent or any of the Banks by assignment or otherwise, and any and all costs of collection and/or Attorneys' Fees incurred or to be incurred in connection therewith.

     Borrowing Base shall have the meaning ascribed thereto in Section 3.1(b).

     Borrowing  Base  Certificate  shall have the  meaning  ascribed  thereto in
Section 3.1(c).

     Borrowing Notice shall have the meaning ascribed thereto in Section 3.2.

     Business Day shall mean any day except a Saturday, Sunday or legal holiday observed by any of the Banks or by commercial banks in St. Louis, Missouri.

     Capital Expenditure shall mean any expenditure which, in accordance with generally accepted accounting principles consistently applied, is or should be capitalized on the balance sheet of the Person making the same.

     Capitalized Lease shall mean any lease which, in accordance with generally accepted accounting principles consistently applied, is or should be capitalized on the balance sheet of the lessee.

     Code shall mean the Internal Revenue Code of 1986, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of the Code shall be construed to also refer to any successor sections.

     Collateral shall mean any Property or assets of the Borrower which now or at any time hereafter secure the payment or performance of any of the Borrower's Obligations.

     Collateral Agency and Intercreditor Agreement shall mean that certain Collateral Agency and Intercreditor Agreement dated of even date herewith made by and among Borrower, Agent as Collateral Agent thereunder, Banks and other secured parties now or hereafter made a party thereto, as the same may be amended from time to time.

     Commitment Fee shall have the meaning ascribed thereto in Section 3.13.

     Consolidated Debt Service shall mean the sum of all of the Borrower's and its Consolidated Subsidiaries' (a) interest expense, plus (b) minimum required payments of principal on all borrowed money Indebtedness, including the principal portion of any rental payments under any Capitalized Leases, all of which were paid or otherwise due and payable during the specified period preceding the date of any such calculation.

     Consolidated EBITDA shall mean on any date the Borrower's and its Consolidated Subsidiaries' net income (exclusive of any extraordinary gains or losses and any net income or loss of any Person which is not required to be consolidated with the Company in accordance with generally accepted accounting principles consistently applied) plus interest expense of Borrower and its Consolidated Subsidiaries, plus expenses for income taxes of Borrower and its
Consolidated  Subsidiaries,  plus  depreciation  expenses  of  Borrower  and its
Consolidated Subsidiaries, plus amortization expenses of Borrower and its Consolidated Subsidiaries, all for the twelve month period included in any such calculation and ending on the date of any such calculation, all as determined on a consolidated basis in accordance with generally accepted accounting principles, consistently applied.

     Consolidated Net Operating Cash Flow shall mean on any date Consolidated EBITDA minus Capital Expenditures of Borrower and its Consolidated Subsidiaries, all for the twelve-month period included in any such calculation and ending on the date of any such calculation, all as determined on a consolidated basis in accordance with generally accepted accounting principles, consistently applied.

     Consolidated Shareholders' Equity shall mean on any date the total assets minus total liabilities of Borrower and its Consolidated Subsidiaries, all determined on a consolidated basis in accordance with generally accepted accounting principles, consistently applied.

     Consolidated Subsidiary shall mean with respect to any Person at any date, any Subsidiary or other entity the assets and liabilities of which are or should be consolidated with those of such Person in its consolidated financial statements as of such date in accordance with generally accepted accounting principles consistently applied.

     Consolidated Total Funded Debt shall mean, as of any fiscal quarter-end of the Borrower, the sum of (a) the outstanding principal amount of all Revolving Credit Loans on any such fiscal quarter-end date, plus (b) the undrawn face amount of all issued and outstanding Letters of Credit or any other letters of credit issued for the account of Borrower or its Consolidated Subsidiaries as of any such fiscal quarter-end date, plus (c) all of the Borrower's and its Consolidated Subsidiaries' other borrowed money Indebtedness outstanding on any such fiscal quarter-end date, including, without limitation, amounts due under any Capitalized Leases.

     Conversion  Notice  shall  have the  meaning  ascribed  thereto  in Section
3.2(b).

     Default shall mean any event or condition the occurrence of which would, with the lapse of time or the giving of notice or both, become an Event of Default as defined in Section 8 hereof.

     Distribution in respect of any corporation shall mean (i) dividends or other distributions on capital stock of the corporation (other than stock dividends); and (ii) the redemption, repurchase or other acquisition by such corporation of such stock or of warrants, rights or other options to purchase such stock (except when solely in exchange for such stock).

     Environmental Laws shall mean the Resource Conservation and Recovery Act of 1987, the Comprehensive Environmental Response, Compensation and Liability Act, any so-called "Superfund" or "Superlien" law, the Toxic Substances Control Act and any other federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to or imposing liability or standards of conduct concerning any Hazardous Materials or any other hazardous, toxic or dangerous waste, substance or constituent or other substance, whether solid, liquid or gas, as now or at any time hereafter in effect.

     Environmental Lien shall have the meaning ascribed thereto in Section 7.1(k)(vi).

     ERISA shall mean the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA shall be construed to also refer to any successor sections.

    ERISA Affiliate shall mean any corporation, trade or business that is, along with the Borrower, a member of a controlled group of corporations or a controlled group of trades or businesses, as described in Sections 414(b) and 414(c), respectively, of the Code.

     Event of Default shall have the meaning ascribed thereto in Section 8.

     Facility Fee shall have the meaning ascribed thereto in Section 3.12.

     Guarantee by any Person shall mean any obligation, contingent or otherwise, of such Person guaranteeing any Indebtedness of any other Person or in any manner providing for the payment of any Indebtedness of any other Person or otherwise protecting the holder of such Indebtedness against loss (whether by agreement to keep-well, to purchase assets, goods, securities or services, or to take-or-pay or otherwise); provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb shall have a correlative meaning.

     Guarantor shall mean each Subsidiary of Borrower (other than those Subsidiaries noted as "Dormant" on Schedule 6.8 for so long as such Subsidiaries remain dormant) which are now or at any time hereafter required to execute a Subsidiary Guaranty of all of Borrower's Obligations pursuant to the terms of this Agreement, and Guarantors shall mean any or all of them.

     Hazardous Materials shall mean any hazardous substance or pollutant or contaminant defined as such in (or for the purposes of) any Environmental Law and shall include, without limitation, petroleum, including crude oil or any fraction thereof which is liquid at standard conditions of temperature or pressure (60 degrees fahrenheit and 14.7 pounds per square inch absolute), any radioactive material, including, without limitation, any source, special nuclear or byproduct material as defined in 42 U.S.C. Section 2011 et seq., as amended or hereafter amended, and asbestos in any form or condition.

     Indebtedness of any Person shall mean and include, without duplication, any and all indebtedness (principal, interest, fees and other amounts), liabilities and obligations of such Person which in accordance with generally accepted accounting principles, consistently applied are or should be classified upon a balance sheet of such Person as liabilities of such Person, and in any event shall include all (i) obligations of such Person for borrowed money or which have been incurred in connection with the acquisition of Property, (ii) obligations secured by any Lien or other charge upon any Property owned by such Person, provided that if such Person has not assumed or become liable for the payment of such obligations, such obligations shall still be included in Indebtedness but the determination of the amount of Indebtedness evidenced by such obligations shall be limited to the book value of such Property, (iii) obligations created or arising under any conditional sale or other title retention agreement with respect to any Property acquired by such Person, provided that if the rights and remedies of the seller, lender or lessor in the event of default under such agreement are limited solely to repossession or sale of such Property, such obligations shall still be included in Indebtedness but the determination of the amount of Indebtedness evidenced by such obligations shall be limited to the book value of such Property, (iv) all Guarantees and other contingent indebtedness, liabilities and obligations of such Person whether or not reflected on the balance sheet of such Person and (v) all obligations of such Person as lessee under any Capitalized Lease.

     Interest Period shall mean with respect to each LIBOR Loan:

     (i) Initially, the period commencing on the date of such LIBOR Loan and ending 1, 2, 3 or 6 months thereafter (or such other period agreed upon in writing by the Borrower and all of the Banks), as the Borrower may elect in the applicable Notice of Borrowing for a Revolving Credit Loan; and

     (ii) Thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such LIBOR Loan and ending 1, 2, 3 or 6 months thereafter (or such other period agreed upon in writing by the Borrower and all of the Banks), as the Borrower may elect pursuant to Section 3.2(b);

         provided that:

     (iii) For purposes of determining an Interest Period, a month means a period starting on one day in a calendar month and ending on a numerically corresponding day in the next calendar month, provided, however, if an Interest Period begins on the last day of a month and if there is no numerically corresponding day in the month in which an Interest Period is to end, then such Interest Period shall end on the last Business Day of such month;

     (iv) Subject to clause (v) below, if any Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the immediately following Business Day, except that if such immediately following Business Day is in a different month, such Interest Period shall end on the immediately preceding Business Day; and

     (v) No Interest Period with respect to any LIBOR Loan shall extend beyond the last day of the Term hereof.

     Inventory shall mean all inventory of the Borrower and the Guarantors.

     Issuer shall mean Mercantile Bank National Association, and its successors and assigns.

     Letter of Credit and Letters of Credit shall have the meanings ascribed thereto in Section 3.3(a).

     Letter of Credit Application shall mean an application and agreement for irrevocable standby letter of credit in the form of Exhibit E attached hereto and incorporated herein by reference or an application and agreement for irrevocable commercial letter of credit in the form of Exhibit F attached hereto and incorporated herein by reference, and in either case executed by Borrower, as account party, and delivered to Agent pursuant to Section 3.3(a) or deemed delivered pursuant to Section 3.3(a), as the same may from time to time be amended, modified, extended or renewed.

     Letter of Credit  Commitment Fee shall have the meaning ascribed thereto in
Section 3.3(d)(ii) and Section 3.3(d)(iii).

     Letter of Credit  Issuance Fee shall have the meaning  ascribed  thereto in
Section 3.3(d)(i).

     Lien shall mean any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on common law, statute or contract, including, without limitation, any security interest, mortgage, deed of trust, pledge, hypothecation, judgment lien or other lien or encumbrance of any kind or nature whatsoever, any conditional sale or trust receipt and any lease, consignment or bailment for security purposes. The term "Lien" shall include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting Property.

     LIBOR Base Rate means, for an Interest Period, (a) the LIBOR Index Rate for such Interest Period, if such rate is available, and (b) if the LIBOR Index Rate cannot be determined, the arithmetic average of the rates of interest per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) at which deposits in U.S. dollars in immediately available funds are offered to Agent at 11:00 a.m. (St. Louis time) two (2) Business Days before the beginning of such Interest Period by two (2) or more major banks in the interbank eurodollar market selected by Agent for a period equal to such Interest Period and in an amount equal or comparable to the principal amount of the LIBOR Loan scheduled to be made available by Banks. As used herein, "LIBOR Index Rate" means, for any Interest Period, the rate per annum (rounded upwards, if necessary, to the next higher one hundred-thousandth of a percentage point) for deposits in U.S. Dollars for a period equal to such Interest Period, which appears on the Telerate Page 3750 as of 9:00 a.m. (St. Louis time) on the day two Business Days before the commencement of such Interest Period.

     LIBOR Loan shall mean any Revolving Credit Loan bearing interest at the LIBOR Rate.

     LIBOR Rate shall mean (a) the quotient of (i) the LIBOR Base Rate divided by (ii) one minus the LIBOR Reserve Percentage, plus (b) the Applicable Margin.

     LIBOR Reserve Percentage shall mean for any day the reserve percentage (including any supplemental percentage applied on a marginal basis or any other reserve requirement having a similar effect), expressed as a decimal, which is in effect on the first day of the applicable Interest Period, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) under Regulation D (or any other applicable regulation of the Board of Governors (or any successor)) with respect to "Eurocurrency Liabilities." The LIBOR Rate shall be adjusted automatically on and as of the effective date of any change in the LIBOR Reserve Percentage. As of the date hereof, the LIBOR Reserve Percentage is 0.00%.

     Multiemployer Plan shall mean a "multi-employer plan" as defined in Section 4001(a) (3) of ERISA which is maintained for employees of the Borrower, any ERISA Affiliate or any Subsidiary of the Borrower.

     Notes shall mean each of the Revolving Credit Notes of the Borrower to be executed and delivered to each of the Banks pursuant to Section 3.1(a), as the same may from time to time be amended, modified, extended or renewed, and Note shall mean any of them.

     Note Purchase Agreements shall mean those certain Note Purchase Agreements each dated as of May 21, 1998 respectively made by the Borrower with Nationwide Life Insurance Company, Connecticut General Life Insurance Company, Insurance Company of North America, Connecticut General Life Insurance Company on Behalf of One or More Separate Accounts, Life Insurance Company of North America, Northern Life Insurance Company, Reliastar Life Insurance Company of New York, Reliastar United Services Life Insurance Company, Washington Square Advisers Private Placement Trust Fund and Security Connecticut Life Insurance Company, as amended or supplemented from time to time, which provide, among other things, for the issuance and sale by the Borrower of $20,000,000 aggregate principal amount of its 6.44% Series A Senior Secured Notes due 2005 and $40,000,000 aggregate principal amount of its 6.93% Series B Senior Secured Notes due 2008.

     Obligor shall mean the Borrower and each other Person who is or shall at any time hereafter become primarily or secondarily liable on any of the Borrower's Obligations or who grants Agent or any of the Banks a Lien upon any of the Property or assets of such Person as security for any of the Borrower's Obligations.

     Occupational Safety and Health Laws shall mean the Occupational Safety and Health Act of 1970, as amended, and any other federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to or imposing liability or standards of conduct concerning employee health and/or safety, as now or at any time hereafter in effect.

     PBGC shall mean the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

     Pension  Plan  shall  mean a  "pension  plan," as such term is  defined  in
Section 3(2) of ERISA, which is established or maintained by the Borrower, any ERISA Affiliate or any Subsidiary of the Borrower, other than a Multiemployer Plan.

     Permitted Acquisition shall mean any Acquisition of an ongoing domestic business similar to, consistent with or complementary of the Borrower's or the Guarantors' current lines of business which: (a) has been: (i) in the event a corporation or its assets is the subject of such Acquisition, either (x) approved by the Board of Directors of the corporation which is the subject of such Acquisition or (y) recommended by such Board of Directors to the shareholders of such corporation, (ii) in the event a partnership is the subject of such Acquisition, approved by a majority (by percentage of voting power) of the partners of the partnership which is the subject of such Acquisition, (iii) in the event an organization or entity other than a corporation or partnership is the subject of such Acquisition, approved by a majority (by percentage of voting power) of the governing body, if any, or by a majority (by percentage of ownership interest) of the owners of the organization or entity which is the subject of such Acquisition or (iv) in the event the corporation, partnership or other organization or entity which is the subject of such Acquisition is in bankruptcy, approved by the bankruptcy court or another court of competent jurisdiction; (b) Borrower has given Agent and Banks at least ten (10) Business Days prior written notice of such Acquisition and (c) if the total consideration paid by Borrower and its Subsidiaries in connection with such Acquisition, plus any liabilities assumed by Borrower or any Subsidiary in connection with such Acquisition exceeds $20,000,000.00, or if the portion of the purchase price for such Acquisition payable by Borrower in cash exceeds: (1) $7,500,000.00 if Borrower's ratio of Consolidated Total Funded Debt to Consolidated EBITDA as of the most recent quarter-end is greater than 3.50 to 1.0, or (2) $15,000,000.00 if Borrower's ratio of Consolidated Funded Debt to Consolidated EBITDA as of the most recent quarter-end is less than or equal to 3.50 to 1.0, then Borrower must obtain the prior written consent of the Required Banks; provided, however, that no Acquisition shall be a Permitted Acquisition unless both as of the date of any such Acquisition and immediately following such Acquisition no Event of Default then exists or would be created thereby, and the Borrower is, and on a pro forma basis projects that it will continue to be, in compliance with the terms, covenants and conditions contained in this Agreement and the other Transaction Documents, which pro forma compliance shall be demonstrated by Borrower pursuant to such financial and other information concerning such Acquisition as Agent or any of the Banks may reasonably require which shall be provided to the Agent and the Banks not less than ten (10) Business Days prior to the closing date of any such Acquisition, including, without limitation, balance sheet, income statement and cash flow statement forecasts for the following three fiscal years (and for each fiscal quarter during the first year after such Acquisition) and narrative descriptions of the primary assumptions made in preparing such statements.

     Permitted Investments shall mean any investment by Borrower or any Subsidiary in any of the following:

     (a) Investments by the Borrower or any of its Subsidiaries in any Subsidiary of the Borrower or Investments by any Subsidiary of the Borrower in the Borrower;

     (b)  Direct   obligations   of  the   United   States  of  America  or  any
instrumentality or agency thereof, the payment of which is unconditionally guaranteed by the United States of America or any instrumentality or agency thereof (all of which Investments must mature within twelve (12) months from the time of acquisition thereof);

     (c) Investments in debt instruments of any state or political subdivision thereof rated AA- or better by Standard & Poor's or Aa3 or better by Moody's Investment Service and maturing not more than twelve (12) months from the date of acquisition thereof;

     (d) Investments in readily marketable commercial paper which, at the time of acquisition thereof by Borrower or any Subsidiary, is rated A-1 or better by Standard & Poor's or P-1 or better by Moody's Investment Service and which matures within 270 days from the date of acquisition thereof, provided that the issuer of such commercial paper shall, at the time of acquisition of such commercial paper, have a senior long-term debt rating of at least A by Standard & Poor's and Moody's Investment Service;

     (e) Investments in corporate debt obligations rated AA- or better by Standard & Poor's or Aa3 or better by Moody's Investment Service and maturing not more than twelve (12) months from the date of acquisition thereof;

     (f) Investments in federal funds, time deposits, negotiable certificates of deposit or negotiable bankers acceptances issued by any of the Banks or any other bank or trust company organized under the laws of the United States of America or any state thereof, which bank or trust company (other than the Banks to which such restrictions shall not apply) is a member of both the Federal Deposit Insurance Corporation and the Federal Reserve System and is rated B or better by Thompson Bank Watch Service (all of which Permitted Investments must mature within twelve (12) months from the time of acquisition thereof);

     (g) Repurchase agreements, which shall be collateralized for at least 100% of face value, issued by any of the Banks or any other bank or trust company organized under the laws of the United States or any state thereof, which bank or trust company (other than the Banks to which such restrictions shall not apply) is a member of both the Federal Deposit Insurance Corporation and the Federal Reserve System and is rated B or better by Thompson Bank Watch Service (all of which Permitted Investments must mature within twelve (12) months from the time of acquisition thereof);

     (h) Investments in money market funds or other mutual funds the investments of which are limited to domestic securities;

     (i) Investments existing as of the date hereof by the Borrower or any of its Subsidiaries as shown on Schedule 7.2(k);

     (j) Settlement accounts between the Borrower and its Subsidiaries or its Subsidiaries and other Subsidiaries;

     (k) Property and buildings necessary to the operations of the Borrower and its Subsidiaries;

     (l) The redemption, purchase, retirement or other acquisition of any shares of any class of stock of the Borrower as permitted by Section 7.2(g);

     (m) Investments in Permitted Acquisitions; and

     (n) Investments not otherwise permitted above, provided that the aggregate amount (at original cost) of all such Investments of the Borrower and all of its Subsidiaries at any time outstanding shall not exceed $2,500,000.00.

     Person shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, institution, entity or government (whether national, federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

     Pledge Agreements shall mean: (i) that certain General Pledge and Security Agreement to be executed by Borrower and delivered to Agent for the benefit of each of the Banks, pledging all of the issued and outstanding capital stock of each of the Guarantors directly owned by Borrower, together with all collateral schedules, stock powers, original stock certificates and other agreements to be delivered in connection therewith pursuant to Section 5.2, all as the same may be from time to time amended, (ii) each of those certain General Pledge and Security Agreements to be executed by any present or future Guarantor and delivered to Agent for the benefit of each of the Banks, pledging all of the issued and outstanding capital stock of each Subsidiary of any of the Guarantors, together with all collateral schedules, stock powers, original stock certificates and other agreements to be delivered in connection therewith, whether pursuant to Section 4.2, Section 5.2 or Section 7.2(e), all as the same may be from time to time amended, and (iii) each of those certain General Pledge and Security Agreements to be executed by Borrower or any of its Subsidiaries and delivered to Agent for the benefit of each of the Banks following demand therefor by the Required Banks pursuant to Section 5.2 herein, pledging sixty-six percent (66%) of the issued and outstanding capital stock of each present or future foreign Subsidiary of Borrower or of any of Borrower's Subsidiaries, together with all collateral schedules, stock powers, original stock certificates (if in certificated form) and other agreements to be delivered in connection therewith, all as the same may be from time to time amended.

     Prime Loan shall mean a Revolving Credit Loan bearing interest at the Prime Rate plus the Applicable Margin.

     Prime Rate shall mean the interest rate announced from time to time by Agent as its "prime rate" on commercial loans (which rate shall fluctuate as and when said prime rate shall change).

     Pro Rata Share shall mean, with respect to each Bank, such Bank's percentage of the aggregate amount of Revolving Credit Loans then outstanding, determined by dividing the aggregate principal amount of all Revolving Credit Loans of such Bank then outstanding by the aggregate amount of all Revolving Credit Loans of all Banks then outstanding, or, if no Revolving Credit Loans are then outstanding, such Bank's percentage of the total Revolving Credit
Commitments  of all  of the  Banks,  determined  by  dividing  any  such  Bank's
Revolving Credit Commitment by the aggregate sum of the Revolving Credit Commitments of all of the Banks.

     Property shall mean any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible. Properties shall mean the plural of Property. For purposes of this Agreement, the Borrower and each Subsidiary of the Borrower shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes.

     Related Party shall mean any Person (i) which directly or indirectly through one or more intermediaries controls, or is controlled by or is under common control with, the Borrower or any Subsidiary of the Borrower, (ii) which beneficially owns or holds ten percent (10%) or more of the equity interest of the Borrower, (iii) ten percent (10%) or more of the equity interest of which is beneficially owned or held by the Borrower or a Subsidiary of the Borrower, or
(iv) who is a director, officer or employee of the Borrower or any Subsidiary of the Borrower. The term "control" shall mean the possession, directly or indirectly, of the power to vote ten percent (10%) or more of the capital stock of any Person or the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

     Reportable Event shall have the meaning given to such term in ERISA.

     Required Banks shall mean at any time Banks having 100% of the aggregate amount of Revolving Credit Loans then outstanding or, if no Revolving Credit Loans are then outstanding, 100% of the total Revolving Credit Commitments of all of the Banks.

     Revolving Credit Commitment shall mean, subject to termination or reduction as set forth in Section 3.11, for each Bank the amount set forth as the Revolving Credit Commitment of such Bank next to its name on the signature pages hereof or on the signature pages of any subsequent Assignment Agreement to which such Bank is a party.

     Revolving Credit Loan shall mean each Revolving Credit Loan as described in
Section 3.1(a), whether made as a Prime Loan or a LIBOR Loan, and Revolving Credit Loans shall mean any or all of the foregoing.

     Security Agreement shall mean the Security Agreement to be executed by Borrower and delivered to Agent for the benefit of each of the Banks pursuant to
Section 5.1, as the same may from time to time be amended.

     Subordinated Debt shall mean any borrowed money Indebtedness of Borrower which has been duly subordinated by the holder thereof to all of Borrower's Obligations to the Banks and Agent pursuant to a subordination agreement or intercreditor agreement in form and substance satisfactory to the Required Banks.

     Subsidiary shall mean, with respect to any Person, any corporation of which fifty percent (50%) or more of the issued and outstanding capital stock entitled to vote for the election of directors (other than by reason of default in the payment of dividends) is at the time owned directly or indirectly by such Person.

     Subsidiary Guaranties shall mean those certain guaranties of Borrower's Obligations dated as of the date hereof executed respectively by the Guarantors in existence as of the date hereof and the guaranties of any subsequently activated, created or acquired Subsidiary of Borrower executed and delivered to Agent hereafter pursuant to Section 4.2 or Section 7.2(e), all as the same may from time to time be amended.

     Subsidiary Security Agreements shall mean those certain security agreements dated as of the date hereof executed respectively by the Guarantors in existence as of the date hereof and delivered to Agent for the benefit of each of the Banks and the Subsidiary Security Agreements executed by any Subsidiary of Borrower activated, created or acquired subsequent to the date of this Agreement, which Subsidiary Security Agreement shall be delivered pursuant to
Section 4.2 or Section 7.2(e), all as the same may from time to time be amended.

     Term shall have the meaning ascribed thereto in Section 1.

     Third Party Collateral shall mean any Property or assets of any Obligor other than the Borrower which now or at any time hereafter secure the payment or performance of any of the Borrower's Obligations.

     Total Capitalization shall mean, at any quarter-end or year-end, the sum of Consolidated Total Funded Debt as of such date, plus Consolidated Shareholders' Equity as of such date.

     Total Revolving Credit Commitment shall have the meaning ascribed thereto in Section 3.1.

     Transaction Documents shall mean this Agreement, the Notes, the Security Agreement, the Pledge Agreements, any Letter of Credit Application, the
Subsidiary Guaranties, the Subsidiary Security Agreements and all other agreements, documents and instruments heretofore, now or hereafter delivered to Agent or any of the Banks with respect to or in connection with or pursuant to this Agreement, any Revolving Credit Loans made or Letters of Credit issued hereunder or any other of the Borrower's Obligations, and executed by or on behalf of the Borrower or any of its Subsidiaries, all as the same may from time to time be amended, modified, extended or renewed.

SECTION 3.  THE REVOLVING CREDIT LOANS.

     3.1 Revolving Credit Commitment of Banks.

     (a) Subject to the terms and conditions hereof, during the Term of this Agreement, each Bank hereby severally agrees to make such loans (individually, a "Revolving Credit Loan" and collectively, the "Revolving Credit Loans"), to the Borrower as the Borrower may from time to time request pursuant to Section 3.2(a). The aggregate principal amount of Revolving Credit Loans which Banks, cumulatively, shall be required to have outstanding hereunder at any one time, plus the face amount of Letters of Credit issued by Issuer and indemnified by Agent and then outstanding under Section 3.3, shall not exceed the lesser of (i) the then current Borrowing Base (as hereinafter defined); or (ii) One Hundred Million Dollars ($100,000,000.00) (the "Total Revolving Credit Commitment"), and the amount each Bank shall be required to have outstanding hereunder as Revolving Credit Loans plus their undivided Pro Rata Share participation interest in each Letter of Credit issued by Issuer and indemnified by Agent under Section 3.3 shall not exceed, in the aggregate at any one time outstanding, the lesser of (x) the amount of such Bank's Revolving Credit Commitment or (y) such Bank's Pro Rata Share of the then current Borrowing Base. Each Revolving Credit Loan under this Section 3.1(a) shall be made from the several Banks ratably in proportion to their respective Revolving Credit Commitments. The Revolving Credit Loans from Banks to the Borrower shall be evidenced by Revolving Credit Notes of the Borrower dated the date hereof and payable to the order of each of the Banks in the respective original principal amounts of each such Bank's Revolving Credit Commitment and in the form attached hereto as Exhibit B and incorporated herein by reference (as the same may from time to time be amended, modified, extended or renewed, the"Notes"). Subject to the terms and conditions hereof, the Borrower may borrow, repay and reborrow such sums from Banks.

     (b) For purposes of computing the amount of Revolving Credit Loans available under Section 3.1(a) above, the "Borrowing Base" shall mean an amount equal to 3.00 times Borrower's Consolidated EBITDA for the twelve-month period ending on Borrower's most recent fiscal quarter-end, as determined by reference to Borrower's most recent Borrowing Base Certificate;

     (c) Borrower shall deliver to Agent on the date of execution hereof (with respect to the fiscal quarter ended February 28, 1998) and thereafter within forty-five (45) days after the end of each fiscal quarter thereafter (or more often if requested by the Required Banks), a Borrowing Base Certificate in the form of Exhibit A attached hereto and incorporated herein by reference (a "Borrowing Base Certificate") setting forth:

     (i) the Borrowing Base and its components as of the end of such fiscal quarter;

     (ii) the aggregate principal amount of all outstanding Revolving Credit Loans and the face amount of all Letters of Credit then outstanding as of the end of such fiscal quarter;

     (iii) the difference, if any, between the Borrowing Base and the aggregate principal amount of all outstanding Revolving Credit Loans and the face amount of all outstanding Letters of Credit as of the end of such fiscal quarter.

     The Borrowing Base shown in such Borrowing Base Certificate shall be and remain the Borrowing Base hereunder until the next Borrowing Base Certificate is delivered to Agent and each of the Banks, at which time the Borrowing Base shall be the amount shown in such subsequent Borrowing Base Certificate. Each Borrowing Base Certificate shall be certified (subject to normal year-end adjustments) as to truth and accuracy by the President or principal financial officer of the Borrower.

     (d) If at any time the aggregate principal amount of all outstanding Revolving Credit Loans plus the face amount of all outstanding Letters of Credit should exceed the lesser of the then current Borrowing Base or the Total Revolving Credit Commitment of Banks, whether by reduction of the maximum Total Revolving Credit Commitment amount available under Section 3.1(a) pursuant to
Section 3.11, reduction of the Borrowing Base or otherwise, the Borrower shall be automatically required (without demand or notice of any kind by Agent or any of the Banks, all of which are hereby expressly waived by the Borrower) to immediately repay the Revolving Credit Loans in an amount sufficient to reduce such aggregate principal amount of outstanding Revolving Credit Loans to an amount equal to the lesser of the then current Borrowing Base or the Total Revolving Credit Commitment. If the undrawn face amount of all Letters of Credit still exceeds the lesser of the then current Borrowing Base or the Total Revolving Credit Commitment after repayment in full of all Revolving Credit Loans under the preceding sentence, Borrower agrees to provide cash collateral in form and substance acceptable to Agent in the amount by which the face amount of outstanding Letters of Credit exceeds the lesser of the then current Borrowing Base or the Total Revolving Credit Commitment in the manner required under Section 3.3(f).

     (e) Each Bank shall record in its books and records, and prior to any transfer of its Note shall endorse on the schedules forming a part thereof, appropriate notations to evidence the date and amount of each Revolving Credit Loan made by it during the Term hereof, whether such Revolving Credit Loan is then a Prime Loan or a LIBOR Loan, and the date and amount of each payment of principal made by Borrower with respect thereto. Each Bank is hereby irrevocably authorized by Borrower so to endorse its Note and to attach to and make a part of any such Note a continuation of any such schedule as and when required; provided, however that the obligation of Borrower to repay each Revolving Credit Loan made hereunder shall be absolute and unconditional, notwithstanding any failure of any Bank to endorse or any mistake by any Bank in connection with endorsement on the schedules attached to their respective Notes. The books and records of each Bank (including, without limitation, the schedules attached to the Notes) showing the account between such Bank and Borrower shall be admissible in evidence in any action or proceeding and shall constitute prima facie proof of the items therein set forth.

     3.2 Procedure for Borrowing.

     (a) Revolving Credit Loan Advances. Subject to the terms and conditions hereof, Banks shall cause the Revolving Credit Loans to be made to the Borrower at any time and from time to time during the Term hereof upon timely notice ("Borrowing Notice") to Agent, in writing signed by an authorized representative of the Borrower (the "Authorized Representatives") as set forth on Schedule 3.2 attached hereto, as such Authorized Representatives may be changed from time to time pursuant to a certificate signed by the President or chief financial officer of Borrower and delivered to Agent, (including any such Borrowing Notice by facsimile transmission) or, if a Prime Loan is being requested, such Borrowing Notice may be oral provided it is promptly confirmed in writing signed by an Authorized Representative of the Borrower to Agent, specifying: (1) the desired amount of the new Revolving Credit Loan, (2) the applicable interest rate option being selected, (3) if a LIBOR Loan is requested, the Interest Period, which in no event shall extend beyond the last day of the Term hereof, and (4) the date on which the Revolving Credit Loan proceeds are to be made available to the Borrower, which shall be a Business Day. Each Borrowing Notice must be received by Agent not later than 11:00 a.m. (St. Louis time) on the Business Day on which a Revolving Credit Loan being borrowed as a Prime Loan is to be made, and not later than 11:00 a.m. (St. Louis time) on the second Business Day prior to the Business Day on which a Revolving Credit Loan being borrowed as a LIBOR Loan is to be made. Upon receipt of a Borrowing Notice given to it, the Agent shall notify each Bank by 12:00 noon (St. Louis time) on the date of receipt of such Borrowing Notice by the Agent of the contents thereof and of such Bank's Pro Rata Share of such new Revolving Credit Loan. A Borrowing Notice, once issued, shall not be revocable by the Borrower. Not later than 2:00 p.m. (St. Louis time) on the date of each new Revolving Credit Loan, each Bank shall make available its Pro Rata Share of such Revolving Credit Loan, in federal or other funds immediately available in St. Louis, Missouri, to the Agent at its address specified in or pursuant to Section 10.7. Agent shall not be required to make any amount available to Borrower hereunder except to the extent it shall have received such amounts from the Banks as set forth herein, provided, however, that unless the Agent shall have been notified by a Bank prior to the date a Revolving Credit Loan is to be made hereunder that such Bank does not intend to make its Pro Rata Share of such Revolving Credit Loan available to the Agent, the Agent may assume that such Bank has made such Pro Rata Share available to the Agent on such date, and the Agent may in reliance upon such assumption make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Agent by such Bank and the Agent has made such amount available to the Borrower, the Agent shall be entitled to receive such amount from such Bank forthwith upon its demand, together with interest thereon in respect of each day during the period commencing on the date such amount was made available to the Borrower and ending on but excluding the date the Agent recovers such amount from the Bank at a rate per annum equal to the effective rate charged to the Agent for overnight federal funds transactions with member banks of the Federal Reserve System for each day as determined by the Agent (or in the case of a day which is not a Business Day, then for the preceding day) provided, however, nothing herein shall release such Bank from any obligation or liability to the Borrower on account of such failure to make such amount available. Subject to the terms and conditions hereof, provided that Agent has received a timely Borrowing Notice, Agent shall (unless Agent determines that any applicable condition specified in Section 4 has not been satisfied) make the funds so received from the Banks available to Borrower by wiring or otherwise transferring the proceeds of such Revolving Credit Loan not later than 2:30 p.m. (St. Louis time) on the Business Day specified in said Borrowing Notice in accordance with any instructions for such disbursement received from the Borrower. The Borrower hereby authorizes Agent and Banks to rely on telephonic, telegraphic, telecopy, telex or written instructions of any Person identifying himself or herself as an Authorized Representative for purposes of requesting Revolving Credit Loans or making repayments hereunder, and on any signature which Agent or any of the Banks believes to be genuine, and the Borrower shall be bound thereby in the same manner as if such Person were actually authorized or such signature were genuine. Borrower also hereby agrees to indemnify Agent and Banks and hold Agent and Banks harmless from and against any and all claims, demands, damages, liabilities, losses, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) relating to or arising out of or in connection with the acceptance of instructions for making Revolving Credit Loans or making repayments hereunder unless such acceptance results from the gross negligence or willful misconduct of the Agent or a Bank, as determined by a court of competent jurisdiction. A Borrowing Notice shall not be required in connection with a Prime Loan pursuant to Section 3.3(c).

     (b) Interest Rate Conversions. Subject to the terms and conditions hereof, Banks shall permit the Borrower to convert outstanding Revolving Credit Loans from a Prime Loan to a LIBOR Loan or from a LIBOR Loan to a Prime Loan, and Banks shall permit the Borrower to request a new Interest Period for any existing LIBOR Loan at the end of its then current Interest Period, upon timely notice ("Conversion Notice") to Agent, in writing signed by an Authorized Representative of the Borrower (including any such notice by facsimile transmission) specifying: (1) the amount of the outstanding Revolving Credit Loan being converted to a new interest rate basis, or the amount of the LIBOR Loan being continued as a LIBOR Loan for a new Interest Period, (2) the applicable interest rate option being selected, (3) if a LIBOR Loan is requested, the Interest Period, which in no event shall extend beyond the last day of the Term hereof, and (4) the effective date, which shall be a Business Day, and if pertaining to an existing LIBOR Loan, shall also be the last day of the then current Interest Period. Each Conversion Notice must be received by Agent not later than 11:00 a.m. (St. Louis time) on the Business Day on which a conversion to a Prime Loan is to be made, and not later than 11:00 a.m. (St. Louis time) on the second Business Day prior to the Business Day on which a conversion to a LIBOR Loan is to be made. Each Conversion Notice for extension of an existing LIBOR Loan for a new Interest Period must be received by Agent not later than 11:00 a.m. (St. Louis time) on the second Business Day prior to the last day of the then current Interest Period. Upon receipt of a Conversion Notice given to it, the Agent shall notify each Bank by 12:00 noon (St. Louis time) on the date of receipt of such Conversion Notice by the Agent of the contents thereof. Unless the Borrower shall have otherwise requested Agent to notify the Banks to continue an existing LIBOR Loan for a new Interest Period in a timely Conversion Notice, upon the expiration of the current Interest Period any LIBOR Loan made in relation to such Interest Period and then outstanding shall bear interest at the Prime Rate plus Applicable Margin from and after the expiration of such Interest Period unless and until subsequently converted in accordance with the terms of this Section 3.2(b). A Conversion Notice shall not be revocable by the Borrower. Subject to the terms and conditions hereof, provided that Agent has received the timely Conversion Notice, Banks shall (unless Agent determines that any applicable condition specified in Section 4 has not been satisfied) convert the interest rate on the portion of the outstanding Revolving Credit Loans as directed by the Borrower in the Conversion Notice, or Banks shall extend any LIBOR Loan for a new Interest Period as directed by the Borrower in the Conversion Notice, at 2:30 p.m. (St. Louis time) on the Business Day specified in said Conversion Notice; provided, however, that notwithstanding the foregoing, in addition to and without limiting the rights and remedies of the Agent and the Banks under Section 8 hereof, so long as any Default or Event of Default under this Agreement has occurred and is continuing, Borrower shall not be permitted to renew any LIBOR Loan as a LIBOR Loan or to convert any Prime Loan into a LIBOR Loan. The Borrower hereby authorizes Agent and the Banks to rely on telephonic, telegraphic, telecopy, telex or written instructions of any person identifying himself or herself as an Authorized Representative for purposes of requesting a conversion of a Revolving Credit Loan or continuing a LIBOR Loan hereunder, and on any signature which Agent or any of the Banks believe to be genuine, and the Borrower shall be bound thereby in the same manner as if such Person were actually authorized or such signature were genuine. The Borrower also hereby agrees to indemnify Agent and the Banks and hold Agent and the Banks harmless from and against any and all claims, demands, damages, liabilities, losses, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) relating to or arising out of or in connection with the acceptance of instructions for converting Revolving Credit Loans to a new interest rate basis or continuing LIBOR Loans hereunder unless such acceptance results from the gross negligence or willful misconduct of the Agent or a Bank as determined by a court of competent jurisdiction. A Conversion Notice shall not be required in connection with a Prime Loan pursuant to Section 3.6, 3.7 or 3.8.

     3.3 Letters of Credit.

     (a) Subject to the terms and conditions of this Agreement, during the Term of this Agreement, and so long as no Default or Event of Default under this Agreement has occurred and is continuing (provided, however, that Agent shall have no liability to any of the Banks for causing Mercantile Bank National Association (the "Issuer") to issue a Letter of Credit after the occurrence of any Default or Event of Default under this Agreement unless Agent has previously received notice in writing to Agent by Borrower or any of the other Banks of the occurrence of such Default or Event of Default), Agent hereby agrees to cause Issuer to issue irrevocable standby and commercial letters of credit for the account of Borrower (individually, a "Letter of Credit" and collectively, the "Letters of Credit") in an amount and for the term specifically requested by Borrower by application in writing to Issuer in the form of Exhibit E in the case of a standby Letter of Credit or in the form of Exhibit F in the case of a commercial Letter of Credit, each as attached hereto and incorporated herein by reference (a "Letter of Credit Application") at least three (3) Business Days prior to the requested issuance thereof; provided, however, that:

     (i) Borrower shall have executed and delivered to Agent and Issuer a Letter of Credit Application with respect to such Letter of Credit;

     (ii) the term of any such Letter of Credit shall not extend beyond the earlier of (A) the last day of the Term hereof, or (B) three hundred sixty-five
(365) days from the issuance thereof, provided, however, that any such Letter of Credit may be renewable on terms satisfactory to the Agent and the Issuer; and

     (iii) the aggregate undrawn face amount of all outstanding Letters of Credit shall not at any one time exceed Fifteen Million Dollars ($15,000,000.00) and the aggregate undrawn face amount of all outstanding Letters of Credit plus the outstanding principal amount of all Revolving Credit Loans shall not at any one time exceed the lesser of (a) the then current Borrowing Base or (b) One Hundred Million Dollars ($100,000,000.00); and

     (iv) the text of any such Letter of Credit is provided to Agent and Issuer no less than three (3) Business Days prior to the requested issuance date, which text must be acceptable to Agent and Issuer in their sole and absolute discretion.

     Borrower, the Agent and Banks acknowledge that Borrower and/or certain of its Subsidiaries have, prior to the date of this Agreement, obtained the issuance of Letters of Credit by Issuer pursuant to Letters of Credit Applications executed by such parties prior to the date hereof, which Letters of Credit are described on Schedule 3.3(a) attached hereto. For purposes of determining availability of Revolving Credit Loans under Section 3.1 above, each of the Letters of Credit listed on Schedule 3.3(a) shall be deemed to be Letters of Credit issued pursuant to this Section, and each such Letter of Credit listed on Schedule 3.3(a) shall also constitute a Letter of Credit for purposes of the Fifteen Million Dollar ($15,000,000.00) limit for all such Letters of Credit under subpart (iii) above. The Letter of Credit Application and Reimbursement Agreements for each of the Letters of Credit listed on Schedule 3.3(a) shall also be deemed to be Letters of Credit Applications for purposes of this Agreement.

     (b) The payment of drafts under each Letter of Credit shall be made in accordance with the terms thereof and, in that connection, Issuer shall be entitled to honor any drafts and accept any documents presented to it by the beneficiary of such Letter of Credit in accordance with the terms of such Letter of Credit and believed by Issuer to be genuine. Issuer shall not have any duty to inquire as to the accuracy or authenticity of any draft or other drawing document that may be presented to it other than the duties contemplated by the applicable Letter of Credit Application. If Issuer shall have received documents that in its judgment constitute all of the documents that are required to be presented before payment or acceptance of a draft under a Letter of Credit, it shall be entitled to pay such draft provided such documents conform on their face to the requirements of such Letter of Credit.

     (c) In the event of any payment by Issuer of a draft presented or accepted under a Letter of Credit, Borrower agrees to pay to Agent for reimbursement to Issuer in immediately available funds at the time of such drawing an amount equal to the sum of such drawing plus the Issuer's customary negotiation, processing and other fees related thereto. Borrower hereby authorizes each of Agent and Issuer to charge or cause to be charged Borrower's bank accounts at Agent or Issuer to the extent there are balances of immediately available funds therein, in an amount equal to the sum of such drawing plus Issuer's customary negotiation, processing and other fees related thereto, and Borrower agrees to pay the amount of any such drawing (and/or Issuer's customary negotiation, processing and other fees related thereto) not so charged prior to the close of business of Issuer on the day of such drawing. In the event any payment under a Letter of Credit is made by Issuer prior to receipt of payment from Borrower, such payment by Issuer shall constitute a request by Borrower for a Revolving Credit Loan as a Prime Loan from the Banks under Section 3.1(a) above (and the Banks shall have the right to make such Prime Loan to Borrower regardless of whether the conditions precedent to the making of such Prime Loan have been met).

     (d)(i) Borrower shall also pay to Agent, for the sole account of Issuer, with respect to each a Letter of Credit issued after the date hereof and excluding those listed on Schedule 3.3(a), a nonrefundable issuance fee in the amount of One Hundred Twenty-Five Dollars ($125.00) (the "Letter of Credit Issuance Fee"), which Letter of Credit Issuance Fee shall be due and payable on the date of issuance of each Letter of Credit, and such other fees as Issuer may from time to time customarily charge in accordance with Issuer's published schedule of fees in effect from time to time, which fees shall be due and payable on demand by Agent hereunder; and

     (ii) As reasonable compensation for the Banks indemnifying Agent for its indemnification of that certain Letter of Credit issued by Issuer for the account of B.F. Shaw, Inc. in the face amount of $4,049,316.00 (the "Bond Letter of Credit"), as credit enhancement for those certain Adjustable Rate Economic Development Revenue Bonds, (B.F. Shaw, Inc.) Series 1995 (B.F. Shaw, Inc. Project) issued by the South Carolina Jobs-Economic Development Authority (the "Bonds"), the Borrower shall pay to Agent for the ratable account of the Banks with respect to the Bond Letter of Credit for the period after the date hereof during which such Bond Letter of Credit is outstanding, a nonrefundable Letter of Credit Commitment Fee on each anniversary date of the issuance thereof equal to One Percent (1.00%) per annum times the face amount of such Bond Letter of Credit.

     (iii) For Letters of Credit other than the Bond Letter of Credit described in Section 3.3(d)(ii) above, Borrower shall pay to Agent for the ratable account of the Banks with respect to each Letter of Credit for each fiscal quarter or portion thereof during which such Letter of Credit is outstanding, a nonrefundable Letter of Credit Commitment Fee in an amount equal to the Applicable Margin for LIBOR Loans in effect for each such fiscal quarter (calculated on an actual day, 360-day year basis) times the face amount (taking into account any scheduled increases or decreases therein during the fiscal quarter in question) of each Letter of Credit issued hereunder ("Letter of Credit Commitment Fee"), which Letter of Credit Commitment Fee shall be due and payable initially within ten (10) days of the date hereof for all Letters of Credit outstanding on the date hereof and on the date of issuance for each Letter of Credit issued by Issuer for Borrower's account hereafter, in each case prorated for the remainder of the then current quarter, and such Letter of Credit Commitment Fee shall also be payable thereafter for all outstanding Letters of Credit, other than the Bond Letter of Credit, quarterly in advance on each April 1, July 1, October 1 and January 1 during the Term hereof.

     (e) Agent shall on the date hereof execute an indemnity agreement in favor of Issuer of all of Borrower's reimbursement obligations under any Letter of Credit Applications in order to induce Issuer to issue Letters of Credit hereunder for Borrower's account. Such indemnity agreement shall also evidence Agent's agreement to indemnify Issuer for all of Borrower's reimbursement obligations under any Letter of Credit Application for each of the Letters of Credit issued prior to the date hereof and listed on Schedule 3.3(a) attached hereto. Upon the issuance of a Letter of Credit by Issuer, an undivided participation interest in Agent's indemnity obligations with respect thereto (including, without limitation, any such indemnity obligations with respect to each of the Letters of Credit listed on Schedule 3.3(a) attached hereto) shall automatically be granted by Agent to and accepted by each of the Banks in an amount based on each such Bank's Pro Rata Share of the face amount of such Letter of Credit, which participation shall be evidenced by a Letter of Credit Participation Certificate executed by Agent in favor of each such Bank in the form attached hereto as Exhibit G and incorporated herein by reference. Agent agrees to provide each Bank with a copy of each Letter of Credit issued hereunder. If Agent shall make payment to Issuer under its indemnity agreement on any draft presented or accepted under a Letter of Credit, Agent shall give notice of such payment to the other Banks, and each of the other Banks hereby authorizes and requests Agent to advance for their respective accounts, pursuant to the terms hereof, their respective shares of any such payment based upon their respective Pro Rata Shares. If a Default has occurred hereunder and if such drawing is not paid by Borrower in immediately available funds prior to the close of business of Issuer on the date of such drawing, Agent shall promptly so notify the other Banks and each of the other Banks agrees to immediately reimburse Agent in immediately available funds for its Pro Rata Share of the amount of such drawing, plus interest calculated on its Pro Rata Share of such amount at a rate per annum equal to the effective rate charged to the Issuer for overnight federal funds transactions with member banks of the Federal Reserve System calculated from the date of such payment by Issuer to but excluding the date of reimbursement by each Bank and on an actual-day, 360-day year basis. Each of the other Banks will be entitled to its Pro Rata Share of any Letter of Credit Commitment Fees paid by Borrower, but such other Banks shall have no right to share in any Letter of Credit Issuance Fees or any other fees paid by Borrower to Issuer or Agent in connection with any of the Letters of Credit.

     (f) Notwithstanding any provision contained in this Agreement or any of the Letter of Credit Applications to the contrary, upon the occurrence of any Event of Default under this Agreement, at Agen's option and without demand or further notice to Borrower, an amount equal to the aggregate undrawn face amount of all Letter(s) of Credit then outstanding shall be deemed (as between Agent and Borrower) to have been paid or disbursed by Agent to Issuer under its indemnity of Borrower's Letter of Credit reimbursement obligations (notwithstanding that such amounts may not in fact have been so paid or disbursed by Agent), and which amount shall be immediately due and payable. In lieu of the foregoing, at the election of the Required Banks upon the occurrence of any Event of Default under this Agreement, Borrower shall, upon the Required Banks' demand, deliver to Agent cash, or other collateral acceptable to the Required Banks in their sole and absolute discretion, having a value, as determined by the Required Banks, at least equal to aggregate undrawn face amount of all outstanding Letters of Credit. Any such collateral and/or any amounts received by Agent for such Letters of Credit reimbursement obligations shall be held by Agent in a separate account at the Issuer appropriately designated as a cash collateral account in relation to this Agreement and the Letters of Credit and retained by Issuer for the benefit of itself, Agent and the Banks as collateral security for the payment of Borrower's Obligations hereunder. Cash amounts delivered to Agent pursuant to the foregoing requirements of this Section shall be invested, at the request and for the account of Borrower, in investments of a type and nature and with a term acceptable to the Required Banks. Such amounts, including in the case of cash amounts invested in the manner set forth above, any interest realized thereon, may be applied to reimburse Issuer, Agent and/or any of the Banks for drawings or payments under or pursuant to the Letters of Credit which any such Person has paid, or if no such reimbursement is required to the payment of such other of Borrower's Obligations as the Required Banks shall determine. Any amounts remaining in any cash collateral account established pursuant to this Section after the payment in full of all of Borrower's Obligations and the expiration or cancellation of all of the Letters of Credit shall be promptly returned to Borrower (after deduction of Agent's expenses, if any).

     3.4 Interest Rates and Payments.

     (a) Each Revolving Credit Loan shall bear interest prior to maturity at a rate per annum equal to such of the following as the Borrower, at its option, shall select in accordance with Section 3.2: (i) the Prime Rate plus Applicable Margin, which rate shall fluctuate as and when said Prime Rate or said Applicable Margin shall change, or (ii) the LIBOR Rate plus Applicable Margin, determined in the case of LIBOR Loans as of the date of the commencement of the applicable Interest Period. Accrued interest on all Prime Loans shall be payable monthly in arrears on the first day of each month, commencing on the first such date after such Revolving Credit Loan is made. Accrued interest on all LIBOR Loans shall be payable in arrears on the last day of the Interest Period applicable to each such LIBOR Loan, and if any such Interest Period exceeds three months, all accrued and unpaid interest shall be due and payable on the date three months following the commencement of such Interest Period as well. In addition, all accrued interest on all Revolving Credit Loans shall be payable on the last day of the Term hereof, whether by reason of acceleration or otherwise.

     (b) After the occurrence of an Event of Default, the principal balance of and, to the extent permitted by law, any overdue interest on any Prime Loan shall bear interest, payable on demand, for each day until paid, at a rate per annum equal to Three and Three-Fourths Percent (3.75%) over and above the Prime Rate, fluctuating as and when said Prime Rate shall change. After the occurrence of an Event of Default, the principal balance of and, to the extent permitted by law, any overdue interest on any LIBOR Loan shall bear interest, payable on demand, for each day during the applicable Interest Period until paid, at a rate per annum equal to the sum of Three Percent (3.00%) plus the LIBOR Rate plus Applicable Margin for such LIBOR Loan, and after the expiration of such Interest Period, such Revolving Credit Loan shall thereafter bear interest at the default rate applicable to Prime Loans under the preceding sentence. From and after the maturity of the Notes, whether by reason of acceleration or otherwise, the unpaid principal balance of each Revolving Credit Loan shall bear interest until paid, payable on demand, at a rate per annum equal to Three and Three-Fourths Percent (3.75%) over and above the Prime Rate, fluctuating as aforesaid.

     (c) Interest shall be computed with respect to all Revolving Credit Loans on an actual day, 360-day year basis. Each Prime Loan shall be for a principal amount of Five Hundred Thousand Dollars ($500,000.00) or any larger multiple of Twenty-Five Thousand Dollars ($25,000.00). Each LIBOR Loan shall be for a principal amount of Two Million Five Hundred Thousand Dollars ($2,500,000.00) or any larger multiple of One Hundred Thousand Dollars ($100,000.00), and the Borrower shall be permitted to have no more than ten (10) LIBOR Loans outstanding at any one time.

     (d) The Agent shall determine each interest rate applicable to the Revolving Credit Loans hereunder as selected by Borrower pursuant to Section
3.2. The Agent shall give prompt notice to Borrower and the Banks by telephone, telecopy, telex or cable of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

     3.5 Prepayment; Funding Losses. The Borrower shall be privileged to prepay all at any time or any portion from time to time of the unpaid principal balance of any Revolving Credit Loan, provided, however, that any LIBOR Loan may be prepaid only at the expiration of the applicable Interest Period. If the Borrower makes any payment with respect to any LIBOR Loan on any day other than the last day of the Interest Period applicable thereto (whether by reason of acceleration, a required prepayment under this Agreement or otherwise), or if the Borrower converts any LIBOR Loan or portion thereof to a Prime Loan on any day other than the last day of the Interest Period applicable thereto (whether by reason of Section 3.7, 3.8 or otherwise), or if the Borrower fails to borrow any LIBOR Loan after a request for such a Revolving Credit Loan has been given to Agent pursuant hereto, the Borrower shall reimburse any of the Banks on demand for any resulting losses and expenses incurred by any such Bank, including, without limitation, any losses incurred in obtaining, liquidating or employing deposits from third parties, including loss of margin for the period after such payment or conversion, provided that such Bank shall have delivered to the Borrower a certificate, with supporting calculations, as to the amount of such losses and expenses, which certificate shall be conclusive in the absence of manifest error. All prepayments shall be applied solely to the payment of principal.

     3.6 Basis for Determining Interest Rate Inadequate or Unfair. If with respect to any Interest Period:

     (a) Deposits in dollars (in the applicable amounts) are not being offered to any Bank in the relevant market for such Interest Period, or

     (b) Any Bank determines that the LIBOR Rate as determined pursuant to the definition thereof will not adequately and fairly reflect the cost to such Bank of maintaining or funding the LIBOR Loans for such Interest Period, such Bank shall forthwith give notice thereof to the Borrower, which notice shall set forth in detail the basis for such notice, whereupon until such Bank notifies the Borrower that the circumstances giving rise to such suspension no longer exist, (a) the obligations of the such Bank to make LIBOR Loans shall be suspended, and (b) the Borrower shall convert all of its then outstanding LIBOR Loans from such Bank on the last day of the then current Interest Period applicable to each such LIBOR Loan, to a Prime Loan in an equal principal amount. Interest accrued on such LIBOR Loan prior to such conversion shall be due and payable on the date of such conversion.

     3.7 Illegality. If, after the date of this Agreement, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental or regulatory authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank with any request or directive (whether or not having the force of law) of any such governmental or regulatory authority, central bank or comparable agency shall make it unlawful or impossible for such Bank to make, maintain or fund its LIBOR Loans to the Borrower, such Bank shall forthwith give notice thereof to the Borrower. Upon receipt of such notice, the Borrower shall convert all of their then outstanding LIBOR Loans from such Bank on either (a) the last day of the then current Interest Period applicable to such LIBOR Loan if such Bank may lawfully continue to maintain and fund such LIBOR Loan to such day or (b) immediately if such Bank may not lawfully continue to fund and maintain such LIBOR Loan to such day, to a Prime Loan in an equal principal amount. Interest accrued on such LIBOR Loan prior to such conversion shall be due and payable on the date of such conversion together with any funding losses and other amounts due under Section 3.5.

     3.8 Increased Cost.

     (a) If (i) Regulation D of the Board of Governors of the Federal Reserve System, as amended, or (ii) after the date hereof, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental or regulatory authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank with any request or directive (whether or not having the force of law) of any such governmental or regulatory authority, central bank or comparable agency (a "Regulatory Change"):

     (i) shall subject any such Bank to any tax, duty or other charge with respect to its LIBOR Loans, the Notes or the obligation to make LIBOR Loans, or shall change the basis of taxation of payments to any such Bank of the principal of or interest on its LIBOR Loans or any other amounts due under this Agreement in respect of its LIBOR Loans or its obligation to make LIBOR Loans (except for taxes on or changes in the rate of tax on the overall net income of such Bank); or

     (ii) shall impose, modify or deem applicable any reserve (including, without limitation, any reserve imposed by the Board of Governors of the Federal Reserve System), special deposit, capital or similar requirement against assets of, deposits with or for the account of, or credit extended or committed to be extended by, any such Bank or shall, with respect to such Bank impose, modify or deem applicable any other condition affecting such Bank's LIBOR Loans, the Notes or such Bank's obligation to make LIBOR Loans;

     and the result of any of the foregoing is to increase the cost to (or in the case of Regulation D, to impose a cost on or increase the cost to) such Bank of making or maintaining any LIBOR Loan, or to reduce the amount of any sum received or receivable by such Bank under this Agreement or under any of the Notes with respect thereto, by an amount deemed by such Bank to be material, and if such Bank is not otherwise fully compensated for such increase in cost or reduction in amount received or receivable by virtue of the inclusion of the reference to "LIBOR Reserve Percentage" in the calculation of the LIBOR Rate, then upon notice by such Bank to the Borrower, which notice shall set forth such Bank's supporting calculations and the details of the Regulatory Change, the Borrower shall pay such Bank, as additional interest, such additional amount or amounts as will compensate Banks for such increased cost or reduction. The determination by any Bank under this Section of the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount or amounts, the Banks may use any reasonable averaging and attribution methods.

     (b) If any Bank demands compensation under this Section, the Borrower may at any time, upon at least one (1) Business Day's prior notice to such Bank, convert their then outstanding LIBOR Loans to Prime Loans in an equal principal amount. Interest accrued on such LIBOR Loan prior to such conversion shall be due and payable on the date of such conversion together with any funding losses and other amounts due under Section 3.5.

     (c) The covenants contained in this Section shall survive the termination of this Agreement and payment of the outstanding Notes; provided, that any Bank shall only be entitled to claim such additional amounts hereunder as are specified in a request submitted to the Borrower not later than 90 days after the termination of this Agreement and the payment of the outstanding Notes.

     3.9 Prime Loans Substituted for Affected LIBOR Loans. If notice has been given by any Bank pursuant to Section 3.6 or 3.7 or by the Borrower pursuant to
Section 3.8 requiring LIBOR Loans to be repaid or converted, then, unless and until such Bank notifies the Borrower that the circumstances giving rise to such repayment or conversion no longer apply, all Revolving Credit Loans which would otherwise be made by such Bank to the Borrower as LIBOR Loans shall be made instead as Prime Loans. Any such Bank shall promptly notify the Borrower if and when the circumstances giving rise to such repayment no longer apply. All indemnities and all provisions relating to reimbursement to any Bank of amounts sufficient to protect the yield to such Bank with respect to the Revolving Credit Loans, including, without limitation, Sections 3.5, 3.6, 3.7 and 3.8 hereof, shall survive the payment of the Notes and the termination of this Agreement for the period specified in such Sections.

     3.10 Place and Manner of Payment. Both principal and interest on the Revolving Credit Loans and all fees due hereunder and under any of the other Transaction Documents payable to any Bank shall be paid in lawful currency of the United States, in federal or other immediately available funds, at Agent's office at 721 Locust Street, St. Louis, Missouri 63101. The Agent will promptly distribute to each Bank in immediately available funds its ratable share of each such payment received by the Agent pursuant to the terms of this Agreement for the account of such Banks. Whenever any payment of principal of, or interest on, the Revolving Credit Loans or of fees shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day, except as required by clauses (iii) or (iv) of the definition of Interest Period. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon, at the then applicable rate, shall be payable for such extended time.

     3.11 Termination or Reduction of Revolving Credit Commitments. The Borrower may, upon one (1) Business Day's prior written notice to Agent, terminate entirely at any time, or proportionately reduce from time to time on a pro rata basis among the Banks based on their respective Revolving Credit Commitments, by an aggregate amount of $5,000,000.00 or any larger multiple of $1,000,000.00, the unused portions of the Revolving Credit Commitments as specified by Borrower in such notice to Agent; provided, however, that (i) at no time shall the Revolving Credit Commitments be reduced to a figure less than the total of the outstanding principal amount of all Revolving Credit Loans plus the face amount of all outstanding Letters of Credit, (ii) at no time shall the Revolving Credit Commitments be reduced to a figure greater than zero but less than $10,000,000.00, and (iii) any such termination or reduction shall be permanent and the Borrower shall have no right to thereafter reinstate or increase, as the case may be, the Revolving Credit Commitment of any Bank.

     3.12 Facility Fee. The Borrower shall pay to Agent on the date hereof a nonrefundable Facility Fee (the "Facility Fee") in the amount of Fifty Thousand Dollars ($50,000.00), which Facility Fee shall be distributed by Agent to the Banks in accordance with their Pro Rata Shares thereof.

     3.13 Commitment Fee. From the date hereof to but excluding the last day of the Term hereof, the Borrower shall pay to the Agent, for distribution to the Banks in accordance with their Pro Rata Shares, a quarterly nonrefundable commitment fee equal to the then current Applicable Margin, multiplied by the average daily unused portion of the Total Revolving Credit Commitment. The unused Total Revolving Credit Commitment shall be calculated as (i) the sum of the amounts each day during any such fiscal quarter equal to the Total Revolving Credit Commitment minus (x) the outstanding principal balance of all Revolving Credit Loans, and (y) the face amount of all issued and outstanding Letters of Credit on each such day, divided by (ii) 90, or by such lesser number of days in any partial fiscal quarter for which such Revolving Credit Commitment was available. Such commitment fee shall be payable quarterly in arrears on each April 1, July 1, October 1 and January 1 during the Term hereof and on the last day of the Term hereof, and shall be calculated on an actual day, 360-day year basis.

     3.14 Maturity. All principal, interest and other amounts outstanding with respect to the Revolving Credit Loans which are not paid prior thereto shall be due and payable on the last day of the Term hereof, whether by reason of the expiration thereof, acceleration or otherwise.

     3.15 Voluntary Prepayments.

     (a) Borrower may, upon notice to Agent specifying that it is paying its Prime Loans, pay its Prime Loans in whole at any time, or from time to time in part in amounts aggregating Fifty Thousand Dollars ($50,000.00) or any larger multiple of Ten Thousand Dollars ($10,000.00), by paying the principal amount to be paid together with all accrued and unpaid interest thereon to but excluding the date of payment; provided, however, that in no event may the Borrower make a partial payment of Prime Loans which results in the total outstanding Revolving Credit Loans which are Prime Loans being greater than zero but less than One Hundred Thousand Dollars ($100,000.00).

     (b) Borrower may, upon at least two (2) Business Day's notice to Agent specifying that it is paying LIBOR Loans, pay on the last day of any Interest Period its LIBOR Loans to which such Interest Period applies, in whole, or in part in amounts aggregating Five Hundred Thousand Dollars ($500,000.00) or any larger multiple of One Hundred Thousand Dollars ($100,000.00), by paying the principal amount to be paid together with all accrued and unpaid interest thereon to but excluding the date of payment; provided, however, that in no event may the Borrower make a partial payment of LIBOR Loans which results in the total outstanding LIBOR Loans with respect to which a given Interest Period applies being greater than zero but less than Two Million Five Hundred Thousand Dollars ($2,500,000.00).

     (c) Upon receipt of a notice of payment pursuant to this Section, the Agent shall promptly notify each Bank of the contents thereof and of such Bank's Pro Rata Share of such payment and such notice shall not thereafter be revocable by Borrower.

     3.16 Discretion of Bank as to Manner of Funding. Notwithstanding any provision contained in this Agreement to the contrary, each of the Banks shall be entitled to fund and maintain its funding of all or any part of its LIBOR Loans in any manner it elects, it being understood, however, that for purposes of this Agreement all determinations hereunder (including, without limitation, the determination of each Bank's funding losses and expenses under Section 3.5) shall be made as if such Bank had actually funded and maintained each LIBOR Loan through the purchase of deposits having a maturity corresponding to the maturity of the applicable Interest Period relating to the applicable LIBOR Loan and bearing an interest rate equal to the applicable LIBOR Rate. Each Bank may, at its option, elect to make, fund or maintain its Loans hereunder at the branches or offices specified on the signature pages hereof or on any Assignment Agreement executed and delivered pursuant to Section 10.12 hereof or at such other of its branches or offices as such Bank may from time to time elect, provided that the Borrower shall not be required to reimburse any Bank under any of the provisions of Section 3.5 for any cost which such Bank would not have incurred but for changing its lending or funding branch unless Borrower consents to such change.

SECTION 4.  PRECONDITIONS TO LOANS.

     4.1 Initial Revolving Credit Loan or Letter of Credit. Notwithstanding any provision contained herein to the contrary, Banks shall have no obligation to make any Revolving Credit Loan hereunder, and Agent shall have no obligation to cause the Issuer to issue any Letter of Credit, unless Agent and Banks shall have received no later than May ___, 1998 the following:

     (a) This Agreement and the Notes, each executed by a duly authorized officer of the Borrower;

     (b) The Security Agreement, financing statements and such other documents as Agent may reasonably require under Section 5.1, each executed by a duly authorized officer of the Borrower;

     (c) The Subsidiary Guaranties executed and delivered by a duly authorized officer of each of the respective Guarantors in existence on the date hereof;

     (d) The Subsidiary Security Agreements, financing statements and such other documents as Agent may reasonably require under Section 5.3, each executed by a duly authorized officer of each of the respective Guarantors;

     (e) The Pledge Agreements, together with such collateral schedules, Reg. U-1 affidavits, stock powers (signed in blank) and other documents as Agent may reasonably require under Section 5.2, each respectively executed by a duly authorized officer of the Borrower and any of the Guarantors which own any of Borrower's other Subsidiaries;

     (f) The Collateral Agency and Intercreditor Agreement executed by a duly authorized officer of the Borrower, each of the Banks and each of the Noteholders (as defined therein);

     (g) The policies or certificates of insurance required by Section 7.1(d) herein;

     (h) A copy of resolutions of the Board of Directors of Borrower, duly adopted, which authorize the execution, delivery and performance of this Agreement, the Notes, the Security Agreement, its Pledge Agreement and the other Transaction Documents to be executed by Borrower, certified by the Secretary or Assistant Secretary of Borrower;

     (i) A copy of resolutions of the Boards of Directors of each of the Guarantors, each duly adopted, authorizing the execution, delivery and performance by each such Guarantor of its Subsidiary Guaranty, its Subsidiary Security Agreement, its Pledge Agreement and any other Transaction Documents to be executed by such Guarantor, certified by the Secretary or Assistant Secretary of such Guarantor;

     (j) Copies of the Articles or Certificate of Incorporation of Borrower and each Guarantor, including any amendments thereto, certified by the Secretary of State of each of their respective states of incorporation;

     (k) A copy of  Borrower's  Bylaws  and  copies of the Bylaws of each of the
Guarantors,   including  amendments  thereto,   certified  respectively  by  the
corporate Secretary or Assistant Secretary of Borrower and each such Guarantor;

     (l) Incumbency certificates, executed respectively by the Secretaries or Assistant Secretaries of the Borrower and of each Guarantor, which shall identify by name and title and bear the signatures of all of the officers of the Borrower or each such Guarantor executing any of the Transaction Documents;

     (m) A certificate of corporate good standing of Borrower and each of the Guarantors issued by the Secretary of State of their respective states of incorporation;

     (n) An opinion of counsel of Kantrow, Spaht, Weaver & Blitzer, (A Professional Law Corporation), independent Louisiana counsel to the Borrower and the Louisiana Guarantors, in the form of Exhibit C attached hereto and incorporated herein by reference and such local counsel opinions as may be required by the Banks;

     (o) The initial Borrowing Base Certificate required by Section 3.1(c);

     (p) The Borrowing Notice required by Section 3.2(a);

     (q) Such other agreements, documents, instruments and certificates as Agent or Banks may reasonably request.

     4.2 Subsequent Revolving Credit Loans. Notwithstanding any provision contained herein to the contrary, Banks shall have no obligation to make any subsequent Revolving Credit Loan hereunder, and Agent shall have no obligation to cause the Issuer to issue any subsequent Letter of Credit under any Letter of Credit Application, unless:

     (a) Agent and each of the Banks shall have received a current Borrowing Base Certificate as required by Section 3.1(c);

     (b) Agent shall have received a Borrowing Notice or Conversion Notice for such Revolving Credit Loan as required by Section 3.2, or the Issuer and Agent shall have received the Letter of Credit Application as required by Section 3.3;

     (c) If any Subsidiary has been activated, created or acquired by Borrower or any of its Subsidiaries after the date hereof, Borrower shall have caused such newly activated, created or acquired Subsidiary to execute and deliver to
Agent:

     (i) A Subsidiary Guaranty executed and delivered by a duly authorized officer of such new Subsidiary;

     (ii) A Subsidiary Security Agreement, financing statements and such other documents as Agent may reasonably require, each executed by a duly authorized officer of such new Subsidiary;

     (iii) A Pledge Agreement and such other documents as Agent may reasonably require, each executed by a duly authorized officer of such new Subsidiary;

     (iv) A copy of resolutions of the Board of Directors of such new Subsidiary, duly adopted, authorizing the execution, delivery and performance by such Subsidiary of its Subsidiary Guaranty, its Subsidiary Security Agreement and any other Transaction Documents to be executed by such Subsidiary, certified by the Secretary or Assistant Secretary of such Subsidiary;

     (v) A copy of the Articles or Certificate of Incorporation of such new Subsidiary, certified by the Secretary of State of its state of incorporation;

     (vi) A copy of the Bylaws of such new Subsidiary, certified by the corporate Secretary or Assistant Secretary of such Subsidiary;

     (vii) An incumbency certificate, executed by the Secretary of such new Subsidiary, which shall identify by name and title and bear the signatures of all of the officers of such Subsidiary executing any of the Transaction Documents; and

     (viii) A certificate of corporate good standing of such Subsidiary, issued by the Secretary of State of its state of incorporation.

     (d) Borrower shall have delivered to Agent, or shall have caused any Subsidiary which holds a direct investment in any such new Subsidiary to deliver to Agent, for the benefit of each of the Banks, the original stock certificate of such newly activated, created or acquired Subsidiary, together with such collateral schedules, stock powers, Regulation U-1 affidavits and other documents Agent may reasonably require;

     (e) If the Required Banks have made written demand at any time for the pledge and delivery of sixty-six percent (66%) of the capital stock of each present and future foreign Subsidiary of Borrower pursuant to Section 5.2 herein, then within forty-five (45) days after such written demand by the Required Banks Borrower shall execute and deliver, and Borrower shall have caused any of its Subsidiaries which own stock of any foreign Subsidiary to execute and deliver to Agent:

     (i) A Pledge Agreement and such other documents as Agent may reasonably require pursuant to Section 5.2, each executed by a duly authorized officer of Borrower or any such Subsidiary;

     (ii) A copy of resolutions of the Board of Directors of Borrower and each such Subsidiary, duly adopted, authorizing the execution, delivery and performance by Borrower and each such Subsidiary of its Pledge Agreement and any other Transaction Documents to be executed by Borrower or such Subsidiary, certified, respectively, by the Secretary or Assistant Secretary of Borrower and each such Subsidiary;

     (iii) A copy of the Articles or Certificate of Incorporation of each such foreign Subsidiary, certified by the Secretary or Assistant Secretary of each such Subsidiary;

     (iv) A copy of the Bylaws of each such foreign Subsidiary, certified by the Secretary or Assistant Secretary of each such Subsidiary;

     (v) An incumbency certificate, executed by the Secretary or Assistant Secretary of each such Subsidiary, which shall identify by name and title and bear the signatures of all of the officers of such Subsidiary executing any of the Transaction Documents; and

     (vi) Borrower shall have delivered to Agent, or shall have caused any Subsidiary which holds a direct investment in any such foreign Subsidiary to deliver to Agent, for the benefit of each of the Banks, the original stock certificate (if in certificated form) of each such foreign Subsidiary, together with such collateral schedules, stock powers, Regulation U-1 affidavits and other documents Agent may reasonably require;

     (f) On the date of and immediately after such Revolving Credit Loan, Revolving Credit Loan conversion or Letter of Credit issuance, no Default or Event of Default under this Agreement shall have occurred and be continuing; and

     (g) On the date of and immediately after such Revolving Credit Loan, Revolving Credit Loan conversion or Letter of Credit issuance, no material adverse change in the business, financial position or results of operations of the Borrower or any of its Subsidiaries shall have occurred since the date of this Agreement and be continuing; and

     (h) All of the representations and warranties of the Borrower contained in this Agreement shall be true and correct on and as of the date of such Revolving Credit Loan, Revolving Credit Loan conversion or Letter of Credit issuance as if made on the date of such Revolving Credit Loan, the date of such Revolving Credit Loan conversion or the issuance date of such Letter of Credit, as the case may be except for the effects of events occurring subsequent to the date of the Agreement which are either permitted events pursuant to the terms of this Agreement or have received the prior written consent of the Required Banks.

     Each request for a Revolving Credit Loan, for conversion of a Revolving Credit Loan or application for a Letter of Credit by the Borrower hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such Revolving Credit Loan, Revolving Credit Loan conversion or Letter of Credit issuance as to the facts specified in clauses (e), (f) and (g) of this
Section 4.2.

SECTION 5.  COLLATERAL.

     5.1 Security Agreement. In order to secure the payment when due of the Borrower's Obligations, the Borrower shall convey to Agent for the benefit of each of the Banks a security interest in, among other things, all of the Property of the Borrower described on Schedule 5 attached hereto and incorporated herein by reference, which security interest shall be a first and prior interest in all such items except for those Uniform Commercial Code security interests described on Schedule 6.11 attached hereto and Liens otherwise permitted under Section 7.2(b). Said security interest shall be evidenced by a Security Agreement dated the date hereof and executed by the Borrower in favor of Agent for the benefit of each of the Banks in form of
Exhibit I hereto (as the same may from time to time be amended, the "Security Agreement"). The Borrower further covenants and agrees to execute and deliver to Agent for the benefit of each of the Banks any and all financing statements, continuation statements and such other documentation as may be requested by Agent from time to time in order to create, perfect and continue said security interests. Upon demand, the Borrower shall pay all legal and filing fees and expenses incurred by Agent in the preparation of the foregoing documents and perfection of the security interests contemplated thereby. Banks shall have no obligation to make any Revolving Credit Loan or convert the interest rate on any Revolving Credit Loan hereunder unless and until the Borrower has fully satisfied these requirements.

     5.2 Pledge Agreements. In order to further secure the payment when due of the Borrower's Obligations, the Borrower shall pledge to Agent for the benefit of each of the Banks, and Borrower shall cause each of the Guarantors which own any investments in any other Subsidiaries to pledge to Agent for the benefit of each of the Banks, all of the issued and outstanding capital stock of each present Subsidiary of the Borrower and the Guarantors, and if any such Subsidiary is activated, created or acquired subsequent to the date hereof, on the date of any such activation, acquisition or formation, Borrower shall pledge and deliver to Agent for the benefit of each of the Banks, and Borrower shall cause each of the Guarantors which own any investments in any other Subsidiaries to pledge to Agent for the benefit of each of the Banks, all of the issued and outstanding stock of any such future Subsidiary. Said pledges are more fully described and evidenced by that certain General Pledge and Security Agreement dated of even date herewith and executed by the Borrower in favor of Agent for the benefit of each of the Banks, and those certain General Pledge and Security Agreements dated of even date herewith or at any time hereafter and executed by certain of the Guarantors in favor of Agent for the benefit of each of the Banks (as the same may from time to time be amended, modified, extended or renewed, the "Pledge Agreements"). The Borrower covenants and agrees to execute, and to cause the Guarantors to execute, any and all collateral schedules, stock powers, Reg. U-1 affidavits and such other documents as may from time to time be requested by Agent or any Bank in order to create, perfect and maintain the pledge created by the Pledge Agreements and to deliver all original stock certificates for any such present or future Subsidiaries. Upon demand, the
Borrower shall pay to Agent or to any other party designated by Agent, all filing fees or transfer fees incurred by Agent in the perfection and administration of the pledges contemplated hereby. Banks shall have no obligation to make any Revolving Credit Loan hereunder or to convert any Revolving Credit Loan hereunder to a new interest rate basis unless and until the Borrower and its Subsidiaries have fully satisfied these requirements. Borrower, Agent and Banks further agree that in order to further secure the payment when due of the Borrower's Obligations, the Required Banks may at any time after the date hereof demand the pledge and delivery, subject to any Liens permitted under Section 7.2(b), to Agent for the benefit of each of the Banks of sixty-six percent (66%) of the issued and outstanding capital stock of each present and future foreign Subsidiary (collectively, the "Foreign Stock") owned by Borrower or of any present or future Subsidiary of Borrower. Within forty-five (45) days after receipt by Borrower of such demand in writing by the Required Banks, Borrower agrees to pledge and deliver any such Foreign Stock it owns pursuant to the Pledge Agreement executed by Borrower, and Borrower further agrees to cause any of its Subsidiaries, foreign or domestic, to pledge and deliver any such Foreign Stock to Agent and to execute and deliver to Agent a Pledge Agreement and the other documents required by Section 4.2(e). If any such foreign Subsidiary is created or acquired thereafter, on the date of any such acquisition or formation, Borrower shall pledge and deliver to Agent for the benefit of each of the Banks, and Borrower shall cause each of its Subsidiaries which own any investments in any such foreign Subsidiaries to pledge to Agent for the benefit of each of the Banks, sixty-six percent (66%) of the issued and outstanding capital stock of any such future foreign Subsidiary pursuant to a Pledge Agreement and other documents as required by Section 4.2(e). The Borrower covenants and agrees to execute, and to cause any of its Subsidiaries to execute, any and all collateral schedules, stock powers, Reg. U-1 affidavits and such other documents as may from time to time be requested by Agent or any Bank in order to create, perfect and maintain the pledges of Foreign Stock created by any of the Pledge Agreements and to deliver the original stock certificates (if in certificated form) for any such Foreign Stock. Upon demand, the Borrower shall pay to Agent or to any other party designated by Agent, all filing fees or transfer fees incurred by Agent in the perfection and administration of the pledges of Foreign Stock contemplated hereby. Forty-Five (45) days following any demand by the Required Banks for a pledge of the Foreign Stock, Banks shall cease to have any obligation to make any Revolving Credit Loan hereunder or to convert any Revolving Credit Loan hereunder to a new interest rate basis unless and until the Borrower and its Subsidiaries have fully satisfied the foregoing requirements.

     5.3 Subsidiary Security Agreements. In order to secure the payment when due of the Borrower's Obligations as guaranteed under each of the respective Subsidiary Guaranties, the Borrower shall cause each Guarantor to convey to Agent for the benefit of each of the Banks a security interest in, among other things, all of the Property of each such Guarantor of a type described on
Schedule 5 attached hereto and incorporated herein by reference, which security interest shall be a first and prior interest in all such items except for those Uniform Commercial Code security interests described on Schedule 6.11 attached hereto, and those Liens otherwise permitted under Section 7.2(b). Said security interest shall be evidenced by a Subsidiary Security Agreement dated the date hereof and executed, respectively, by each such Guarantor in favor of Agent for the benefit of each of the Banks in form and substance acceptable to Agent (as the same may from time to time be amended, the "Subsidiary Security Agreements"). The Borrower further covenants and agrees to cause each of the Guarantors to execute and deliver to Agent for the benefit of each of the Banks any and all financing statements, continuation statements and such other documentation as may be requested by Agent from time to time in order to create, perfect and continue said security interests. Upon demand, the Borrower shall pay all legal and filing fees and expenses incurred by Agent in the preparation of the foregoing documents and perfection of the security interests contemplated thereby. Banks shall have no obligation to make any Revolving Credit Loan hereunder or convert the interest rate on any Revolving Credit Loan hereunder unless and until the Borrower and each of the Guarantors have fully satisfied these requirements.

SECTION 6.  REPRESENTATIONS AND WARRANTIES.

     Borrower represents and warrants to Agent and Banks that:

     6.1 Corporate Existence and Power. Borrower: (a) is duly incorporated, validly existing and in good standing under the laws of the State of Louisiana;
(b) has all requisite corporate powers and all governmental and regulatory licenses, authorizations, consents and approvals required to carry on its business as now conducted; and (c) is duly qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary, except where failure to have such licenses, authorizations, consents or approvals or to so qualify would not have a material adverse effect on its and the Guarantors' businesses, financial condition or operations taken as a whole.

     6.2 Authorization. The execution, delivery and performance by the Borrower of this Agreement, the Notes, the Security Agreement, the Pledge Agreement of Borrower and the other Transaction Documents to which it is a party are within the corporate powers of Borrower, and have been duly authorized by all necessary action of the board of directors of said corporation.

     6.3 Binding Effect. This Agreement, the Notes, the Security Agreement, the Pledge Agreement and the other Transaction Documents to which the Borrower is a party have been duly executed and delivered by the Borrower and constitute the legal, valid and binding obligations of the Borrower enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights in general.

     6.4 Financial Statements. The Borrower has furnished Agent and the Banks with the following financial statements, identified by the principal financial officer of the Borrower: (1) the audited consolidated balance sheets and corresponding consolidated statements of income, retained earnings and cash flows of Borrower and its Consolidated Subsidiaries dated as of August 31, 1997 and for the period then ended, all audited by the independent certified public accountants of Borrower, which financial statements have been prepared in accordance with generally accepted accounting principles consistently applied; and (2) an unaudited consolidated and consolidating balance sheet and unaudited consolidated and consolidating statements of income, retained earnings and cash flows of Borrower and its Consolidated Subsidiaries dated as of February 28, 1998 and for the period then ended, certified by the principal financial officer of the Borrower as being true and correct to the best of his knowledge and as being prepared in accordance with generally accepted accounting principles consistently applied. The Borrower further represents and warrants to Agent and each of the Banks that: (x) said balance sheets and their accompanying notes fairly present, in all material respects, the condition of Borrower and its Consolidated Subsidiaries as of the dates thereof; (subject to normal year-end adjustments for the unaudited balance sheets) (y) there has been no material adverse change in the condition or operation, financial or otherwise, of the Borrower and its Consolidated Subsidiaries, taken as a whole, since February 28, 1998; and (3) neither the Borrower nor any Consolidated Subsidiary has any direct or contingent liabilities which are required to be disclosed by generally accepted accounting principles consistently applied, but are not disclosed on said financial statements.

     6.5 Litigation. Except as disclosed on Schedule 6.5 attached hereto, there is no action or proceeding pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any Subsidiary of the Borrower before any court, arbitrator or any governmental, regulatory or administrative body, agency or official which could result in any material adverse change in the condition or operation, financial or otherwise, of the Borrower and its Subsidiaries, taken as a whole, and neither the Borrower nor any Subsidiary of the Borrower is in default with respect to any order, writ, injunction, decision or decree of any court, arbitrator or any governmental, regulatory or administrative body, agency or official, a default under which could have a material adverse effect on the condition or operation, financial or otherwise, of the Borrower and its Subsidiaries, taken as a whole.

     6.6 Pension and Welfare Plans. Each Pension Plan complies in all material respects with all applicable statutes and governmental rules and regulations; no Reportable Event has occurred and is continuing with respect to any Pension Plan; neither the Borrower nor any ERISA Affiliate nor any Subsidiary of the Borrower has withdrawn from any Multiemployer Plan in a "complete withdrawal" or a "partial withdrawal" as defined in Sections 4203 or 4205 of ERISA, respectively; no steps have been instituted by the Borrower, any ERISA Affiliate or any Subsidiary of the Borrower to terminate any Pension Plan; no condition exists or event or transaction has occurred in connection with any Pension Plan or Multiemployer Plan which could result in the incurrence by the Borrower, any ERISA Affiliate or any Subsidiary of the Borrower of any material liability, fine or penalty; and neither the Borrower nor any ERISA Affiliate nor any Subsidiary of the Borrower is a "contributing sponsor" as defined in Section 4001(a)(13) of ERISA of a "single-employer plan" as defined in Section 4001(a)(15) of ERISA which has two or more contributing sponsors at least two of whom are not under common control. Except as disclosed on Schedule 6.6 attached hereto, neither the Borrower nor any Subsidiary of the Borrower has any contingent liability with respect to any "employee welfare benefit plan", as such term is defined in Section 3(a) of ERISA, which covers retired employees and their beneficiaries, other than those shown on the balance sheets referred to in Section 6.4.

     6.7 Tax Returns and Payment. The Borrower and each Subsidiary of the Borrower has filed all federal, state and local income tax returns and all other tax returns which are required to be filed and has paid all taxes due pursuant to such returns or pursuant to any assessment received by the Borrower or any Subsidiary of the Borrower, except for the filing of such returns, if any, in respect of which an extension of time for filing is in effect and except for such taxes, if any, as are being contested in good faith by appropriate proceedings being diligently conducted and as to which adequate reserves in accordance with generally accepted accounting principles consistently applied have been provided. The charges, accruals and reserves on the books of the Borrower and each Subsidiary of the Borrower in respect of any taxes or other governmental charges are, in the opinion of the Borrower, adequate.

     6.8 Subsidiaries. The Borrower's Subsidiaries are as listed in Schedule 6.8 attached hereto, which schedule sets forth each such Subsidiary's past and present names, their current principal places of business and all locations of any inventory or equipment owned by such Subsidiaries, and whether any such Subsidiary is a dormant Subsidiary as of the date of this Agreement.

     6.9  Compliance  With  Other  Instruments;  None  Burdensome.  Neither  the
Borrower nor any Subsidiary of the Borrower is a party to any contract or agreement or subject to any charter or other corporate restriction which materially and adversely affects its business, any material Property or financial condition and which is not disclosed on the Borrower's financial statements heretofore submitted to Agent and the Banks; none of the execution and delivery by the Borrower of the Transaction Documents, the consummation of the transactions therein contemplated or the compliance with the provisions thereof will violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Borrower, or any of the provisions of Borrower's Articles of Incorporation or Bylaws or any of the provisions of any material indenture, agreement, document, instrument or undertaking to which the Borrower is a party or subject, or by which it or its material Property is bound, or conflict with or constitute a default thereunder or result in the creation or imposition of any Lien pursuant to the terms of any such indenture, agreement, document, instrument or undertaking (other than in favor of Agent for the benefit of Banks pursuant to the Transaction Documents). No order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, any governmental, regulatory, administrative or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with, the execution, delivery or performance of, or the legality, validity, binding effect or enforceability of, any of the Transaction Documents except those previously obtained or the filings contemplated hereby.

     6.10 Other Loans and Guarantees. Except as disclosed on Schedule 6.10 attached hereto, neither the Borrower nor any Subsidiary of the Borrower is a party to any loan transaction or Guarantee as of the date hereof, and neither Borrower nor any Subsidiary of Borrower will become a party to any such loan transaction or Guarantee except as permitted under Sections 7.2(a), (j) or (k).

     6.11 Title to Property. The Borrower, and each Subsidiary of the Borrower, is the owner of, or has the legal right to use and occupy, all Property which is material and necessary for the Borrower or such Subsidiary of the Borrower to conduct its business. Neither the Borrower nor any Subsidiary of the Borrower has signed any financing statements, security agreements or chattel mortgages with respect to any such Property, has granted or permitted any Liens with respect to any of its Property or has any knowledge of any Liens with respect to any such Property, except in favor of Agent for the benefit of Banks or as otherwise disclosed on Schedule 6.11 attached hereto or as otherwise permitted under Section 7.2(b).

     6.12 Multi-Employer Pension Plan Amendments Act of 1980. Neither the Borrower nor any Subsidiary of the Borrower is a party to any Multiemployer Plan as of the date hereof except as disclosed on Schedule 6.12 attached hereto, and neither Borrower nor any of its Subsidiaries will become a party to a Multiemployer Plan except as permitted under Section 7.2(o) herein.

     6.13 Patents, Licenses, Trademarks, Etc. The Borrower, and each Subsidiary of the Borrower, possesses all patents, licenses, trademarks, trademark rights, trade names, trade name rights and copyrights which are necessary and material to conduct its business without conflict with any patent, license, trademark, trade name or copyright of any other Person, which conflict might have a material adverse effect on the condition or operations, financial or otherwise, of the Borrower and its Subsidiaries, taken as a whole.

     6.14  Environmental  and Safety and Health Matters.  Except as disclosed on
Schedule 6.14 attached hereto or where such matter will not have a material adverse effect on the Borrower: (i) the operations of the Borrower and each Subsidiary of the Borrower comply with (A) all applicable Environmental Laws and
(B) all applicable Occupational Safety and Health Laws; (ii) none of the operations of the Borrower or any Subsidiary of the Borrower is subject to any judicial, governmental, regulatory or administrative proceeding alleging the violation of any Environmental Law or Occupational Safety and Health Law; (iii) none of the operations of the Borrower or any Subsidiary of the Borrower is the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to (A) any spillage, disposal or release into the environment of any Hazardous Material or any other hazardous, toxic or dangerous waste, substance or constituent or other substance, or (B) any unsafe or unhealthful condition at any premises of the Borrower or such Subsidiary of the Borrower; (iv) neither the Borrower nor any Subsidiary of the Borrower has filed any notice under any Environmental Law or Occupational Safety and Health Law indicating or reporting (A) any past or present spillage, disposal or release into the environment of, or treatment, storage or disposal of, any Hazardous Material or any other hazardous, toxic or dangerous waste, substance or constituent or other substance or (B) any unsafe or unhealthful condition at any premises of the Borrower or such Subsidiary of the Borrower; and (v) neither the Borrower nor any Subsidiary of the Borrower has any known contingent liability in connection with (A) any spillage, disposal or release into the environment of, or otherwise with respect to, any Hazardous Material or any other hazardous, toxic or dangerous waste, substance or constituent or other substance or (B) any unsafe or unhealthful condition at any premises of the Borrower or such Subsidiary of the Borrower.

     6.15 Other Corporate or Fictitious Names. Except as set forth on Schedule 6.15, the Borrower has not, during the preceding five (5) years, been known by or used any corporate or fictitious name other than "The Shaw Group Inc.," and no Guarantor has used any such other corporate or fictitious name during the preceding five (5) years other than those listed in Schedule 6.15 attached hereto.

SECTION 7.  COVENANTS.

     7.1 Affirmative Covenants of the Borrower. The Borrower covenants and agrees that, so long as Banks have any obligation to make any Revolving Credit Loan hereunder or any of the Borrower's Obligations remain unpaid or any Letter of Credit remains outstanding:

     (a) Information. The Borrower will deliver to Agent and each of the Banks:

     (i) As soon as available and in any event within ninety (90) days after the end of each fiscal year of Borrower, the consolidated balance sheets of Borrower and its Consolidated Subsidiaries as of the end of such fiscal year and the related consolidated statements of income, retained earnings and cash flows for such fiscal year, setting forth in each case, in comparative form, the figures for the previous fiscal year, all such financial statements to be prepared in accordance with generally accepted accounting principles consistently applied and audited by the Borrower's present independent certified public accountants or such other independent certified public accountants selected by the Borrower and acceptable to Agent, together with (1) the unqualified opinion of such accountants, and (2) any management letter issued by such accountants to Borrower's management in connection with such annual audit;

     (ii) As soon as available and in any event within forty-five (45) days after the end of each fiscal quarter, unaudited consolidated and consolidating balance sheets of Borrower and its Consolidated Subsidiaries as of the end of such quarter and the related consolidated and consolidating statements of income for such quarter and for the portion of the Borrower's fiscal year ended at the end of such quarter, setting forth in each case in comparative form, the figures for the corresponding quarter and the corresponding portion of the Borrower's previous fiscal year, all certified (subject to normal year-end adjustments) as to fairness of presentation in all material respects and generally accepted accounting principles and consistency by the principal financial officer of Borrower;

     (iii) Simultaneously with the delivery of each set of quarter-end and fiscal year-end financial statements referred to in clauses (i) and (ii) above, a certificate of the principal financial officer of Borrower in the form attached hereto as Exhibit D and incorporated herein by reference;

     (iv) Promptly upon receipt thereof, any reports submitted to the Borrower or any Consolidated Subsidiary of the Borrower (other than reports previously delivered pursuant to Sections 7.1(a)(i) and (ii) above) by independent accountants in connection with any annual, interim or special audit made by them of the books of the Borrower or any Consolidated Subsidiary of the Borrower;

     (v) Promptly upon any filing thereof, and in any event within ten (10) days after the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on form S-8 or its equivalent) and annual, quarterly or monthly reports which Borrower shall file with the Securities and Exchange Commission, including, but not limited to, any Form 10-K or Form 10-Q;

     (vi) Promptly upon the mailing thereof to the shareholders of Borrower generally, and in any event within ten (10) days after such mailing, copies of all financial statements, reports, proxy statements and other material and information so mailed, including, but not limited to, any Form 10-K or Form 10-Q;

     (vii) Prior to the beginning of each fiscal year of the Borrower, the Borrower's annual budget and quarterly projections for such fiscal year; and

     (viii) With reasonable promptness, such further information regarding the business, affairs and/or financial condition of Borrower or any Subsidiary of Borrower as Agent or any of the Banks may from time to time reasonably request.

     Agent and each of the Banks are hereby authorized to deliver a copy of any financial statement or other information made available by the Borrower to any regulatory authority having jurisdiction over Agent or any such Bank, pursuant to any request therefor subject to Section 10.21 herein.

     (b)  Payment of  Indebtedness.  The  Borrower  and each  Subsidiary  of the
Borrower  will (i) pay any and all  Indebtedness  payable or  Guaranteed  by the
Borrower or such Subsidiary of the Borrower, as the case may be, and any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) in accordance with the agreement, document or instrument relating to such Indebtedness or Guarantee and (ii) faithfully perform, observe and discharge all covenants, conditions and obligations which are imposed upon the Borrower or such Subsidiary of the Borrower, as the case may be, by any and all agreements, documents and instruments evidencing, securing or otherwise relating to such Indebtedness or Guarantee, provided, that the Borrower or such Subsidiary may contest any item described in clauses (i) and (ii) of this Section 7.1(b) in good faith by appropriate proceedings diligently conducted so long as adequate reserves in form and amount satisfactory to Agent in its reasonable discretion are maintained with respect thereto.

     (c) Consultations and Inspections. The Borrower will permit, and will cause each Guarantor to permit, Agent and Banks (and any Person appointed by Agent or any of the Banks to whom the Borrower does not reasonably object) to discuss the affairs, finances and accounts of the Borrower and each Guarantor with the principal officers of the Borrower and each Guarantor (provided that Agent or such Bank shall notify a principal officer of Borrower prior to contacting a Person who is only an officer of any of the Guarantors), all at such reasonable times and as often as Agent or any of the Banks may reasonably request. The Borrower will also permit, and will cause each Guarantor to permit, inspection of its Properties, books and records and the Collateral by Agent and Banks, upon reasonable advance notice to the Borrower, during normal business hours or at other reasonable times. The Borrower will also permit, and will cause each Guarantor to permit, Agent and Banks to conduct field inspections at such times during reasonable business hours as Agent or any of the Banks elects, upon not less than 24 hours' advance notice thereof to the Borrower, provided that prior to any Default, such field audits and inspections will not be made more than once in any fiscal year. Borrower shall pay all reasonable costs and expenses incurred by Agent or any such Bank in connection with any such inspections. The Borrower further agrees to reimburse to Agent and the Banks the actual costs and expenses incurred by Agent or any of the Banks in connection with its up front collateral inspection conducted prior to closing by Agent or any of the Banks, whether Agent or any such Bank shall have used its own auditors or shall contract for such audit services through a third party.

     (d) Payment of Taxes; Corporate Existence; Maintenance of Properties; Maintenance of Collateral; Insurance. The Borrower and each Subsidiary of the Borrower will:

     (i) Duly file all federal, state and local income tax returns and all other tax returns and reports of the Borrower and each Subsidiary of the Borrower which are required to be filed and duly pay and discharge promptly all taxes, assessments and other governmental charges imposed upon it or any of its income, Property or assets; provided, however, that neither the Borrower nor any Subsidiary of the Borrower shall be required to pay any such tax, assessment or other governmental charge the payment of which is being contested in good faith and by appropriate proceedings diligently conducted and for which adequate reserves in form and amount satisfactory to Agent in its reasonable discretion have been provided, except that the Borrower and each Subsidiary of the Borrower shall pay or cause to be paid all such taxes, assessments and governmental charges forthwith upon the commencement of proceedings to foreclose any Lien which is attached as security therefor, unless such foreclosure is stayed by the filing of an appropriate bond in a manner satisfactory to Agent;

     (ii) Except as permitted by Section 7.2(d), do all things necessary to preserve and keep in full force and effect its corporate existence, rights and franchise and to be duly qualified to do business in all jurisdictions where the nature of its business requires such qualification except where the failure to so qualify will not have a material adverse effect on Borrower or such Subsidiary;

     (iii) Maintain and keep its Properties useful and necessary to its business in good repair, working order and condition; provided, however, that nothing in this subsection (iii) shall prevent any dispositions permitted by Section 7.2(c) or any abandonment of any Property which is not disadvantageous in any material respect to Banks and which, in the good faith opinion of the management of the Borrower, is in the best interests of the Borrower or such Subsidiary of the Borrower, as the case may be;

     (iv) Keep all of the Collateral in good and merchantable condition, and will, as applicable, shelter, store, secure, refrigerate, process and otherwise deal with the Collateral in accordance with customary standards and practices; and

     (v) Insure with financially sound and reputable insurers all Property of the Borrower and each Subsidiary of the Borrower of the character usually insured by corporations engaged in the same or similar businesses similarly situated, against loss or damage of the kind customarily insured against by such corporations, and carry adequate liability insurance and other insurance of a kind and in an amount generally carried by corporations engaged in the same or similar businesses similarly situated, and in each case, (i) with such deductibles and with such self-insurance provisions as are customarily maintained by similar business(es), and (ii) naming Agent as loss payee, as mortgagee or as an additional insured, as appropriate, in such policies for the benefit of each of the Banks Promptly upon any Bank's request therefor, the Borrower shall provide such Bank with evidence that the Borrower maintains, and that each Subsidiary of the Borrower maintains, the insurance required under this Section 7.1(d)(v), and evidence of the payment of all premiums therefor.

     (e) Accountants. The Borrower shall give Agent and each of the Banks prompt notice of any change of the Borrower's independent certified public accountants and a statement of the reasons for such change. The Borrower shall at all times utilize independent certified public accountants reasonably acceptable to Agent and Banks.

     (f) ERISA Compliance. If the Borrower or any Subsidiary of the Borrower shall have any Pension Plan, the Borrower and such Subsidiary or Subsidiaries of the Borrower shall comply with all requirements of ERISA relating to such plan. Without limiting the generality of the foregoing, neither the Borrower nor any Subsidiary of the Borrower shall:

     (i) permit any Pension Plan maintained by it to engage in any nonexempt "prohibited transaction, " as such term is defined in Section 4975 of the Code;

     (ii) permit any Pension Plan maintained by it to incur any "accumulated funding deficiency", as such term is defined in Section 302 of ERISA, 29 U.S.C.
Section 1082, whether or not waived;

     (iii) terminate any such Pension Plan in a manner which could result in the imposition of a Lien on any Property of the Borrower or any Subsidiary of the Borrower pursuant to Section 4068 of ERISA, 29 U.S.C. Section 1368; or

     (iv) take any action which would constitute a complete or partial withdrawal from a Multiemployer Plan within the meaning of Sections 4203 and 4205 of Title IV of ERISA.

     Notwithstanding any provision contained in this Section 7.1(f) to the contrary, an act by the Borrower or any Subsidiary of the Borrower shall not be deemed to constitute a violation of subparagraphs (i) through (iv) hereof unless Agent determines in good faith that said action, individually or cumulatively with other acts of the Borrower and the Subsidiaries of the Borrower, does have or is reasonably likely to cause a material adverse financial effect upon the Borrower or any such Subsidiary of the Borrower.

     Borrower shall have the affirmative obligation hereunder to report to Agent any of those acts identified in subparagraphs (i) through (iv) hereof, regardless of whether said act does or is likely to cause a significant adverse financial effect upon the Borrower or any Subsidiary of the Borrower, and failure by the Borrower to report such act promptly upon the Borrower's becoming aware of the existence thereof shall constitute an Event of Default hereunder.

     (g) Maintenance of Books and Records. The Borrower and each Subsidiary of the Borrower will maintain its books and records in accordance with generally accepted accounting principles consistently applied and in which true, correct and complete entries will be made of all of its dealings and transactions.

     (h) Further Assurances. The Borrower will execute, and will cause each of its Subsidiaries to execute, any and all further agreements, documents and instruments, and take any and all further actions which may be required under applicable law, or which Agent or any of the Banks may from time to time reasonably request, in order to effectuate the transactions contemplated by this Agreement, the Notes, the Security Agreement, the Pledge Agreements, the Letter of Credit Applications, the Subsidiary Security Agreements and the other Transaction Documents.

     (i) Financial Covenants. The Borrower will:

     (i) Debt Service Coverage Ratio. Maintain on a consolidated basis as of each fiscal quarter-end during the Term hereof a ratio of Consolidated Net Operating Cash Flow to Consolidated Debt Service, each determined for the 12-month period ending as of each such fiscal quarter-end, of not less than 2.50 to 1.0 for each fiscal quarter ending during the Term hereof;

     (ii) Consolidated Total Funded Debt to Consolidated EBITDA. Maintain on a consolidated basis at each fiscal quarter-end during the Term hereof, a ratio of Consolidated Total Funded Debt to Consolidated EBITDA (determined for the twelve-month period ending on the date of any such calculation) of not more than
(A) 5.00 to 1.0 for each  quarter-end  occurring on or before May 31, 1999,  and
(B) 4.00 to 1.0 for each quarter-end occurring at anytime thereafter during the Term hereof;

     (iii) Consolidated Shareholders' Equity. Maintain on a consolidated basis determined as of each fiscal quarter-end during the Term hereof, Consolidated Shareholders' Equity of at least the sum of (x) $135,000,000.00, plus (y) fifty percent (50%) of the after tax net income for each fiscal quarter of Borrower in which net income is earned (but zero percent (0%) of any after tax net loss for any fiscal quarter of Borrower in which a net loss is incurred) as shown on Borrower's financial statements delivered previously or hereafter delivered pursuant to Section 7.1(a)(i) and (ii), commencing with the addition of any net income for the fiscal quarter ending November 30, 1997, with such required increases to be cumulative for each fiscal quarter thereafter during the Term hereof, plus (z) one hundred percent (100%) of the net proceeds received by Borrower or any of its consolidated Subsidiaries from capital stock issued by Borrower or such Subsidiary subsequent to August 31, 1997;

     (iv) Consolidated Total Funded Debt to Total Capitalization. Maintain on a consolidated basis at each fiscal quarter-end during the Term hereof, a ratio of Consolidated Total Funded Debt to Total Capitalization (each measured as of the last day of the fiscal quarter for which such calculation is being made) of not more than 0.60 to 1.0 for each quarter-end occurring during the Term hereof; and

     (v) Deliver a certificate of the principal financial officer of the Borrower containing the financial ratio calculations required in clauses (i),
(ii), (iii) and (iv) above simultaneously with the financial statements referred to in Sections 7.1(a)(i) and (ii).

     (j) Compliance with Law. The Borrower will, and will cause each Subsidiary of the Borrower to, comply with any and all laws, ordinances and governmental and regulatory rules and regulations to which it is subject and obtain any and all licenses, permits, franchises and other governmental and regulatory authorizations necessary to the ownership of its Properties or to the conduct of its business, which violation or failure to obtain might materially adversely affect the condition or operation, financial or otherwise, of the Borrower and its Subsidiaries, taken as a whole.

     (k) Notices. The Borrower will promptly notify Agent and the Banks in writing of any of the following upon the Borrower's President, Secretary, principal financial officer or general counsel learning of the occurrence thereof, describing the same and, if applicable, the steps being taken by the Person(s) affected with respect thereto:

     (i) Default. The occurrence of (A) any Default or Event of Default under this Agreement, or (B) any default or event of default by the Borrower, any other Obligor or any Subsidiary of the Borrower under any note, indenture, loan agreement, mortgage, deed of trust, security agreement, lease or other similar agreement, document or instrument to which the Borrower, any other Obligor or any Subsidiary of the Borrower, as the case may be, is a party or by which it is bound or to which it is subject which default would allow the other party to such agreement, document or instrument to accelerate Indebtedness in an amount of or foreclose on Property with a value of $500,000.00 or more;

     (ii) Litigation. The institution of any litigation, arbitration proceeding or governmental or regulatory proceeding affecting the Borrower, any other Obligor, any Subsidiary of the Borrower, any Collateral or any Third Party Collateral, whether or not considered to be covered by insurance, provided that if such action is an action for money damages, that the damages sought are in excess of $500,000.00;

     (iii) Judgment. The entry of any judgment or decree against the Borrower, any other Obligor or any Subsidiary of the Borrower in excess of $500,000.00;

     (iv) Pension Plans. The occurrence of a Reportable Event with respect to any Pension Plan; the filing of a notice of intent to terminate a Pension Plan by the Borrower, any ERISA Affiliate or any Subsidiary of the Borrower; the institution of proceedings to terminate a Pension Plan by the PBGC or any other Person; the withdrawal in a "complete withdrawal" or a "partial withdrawal" as defined in Sections 4203 and 4205, respectively, of ERISA by the Borrower, any ERISA Affiliate or any Subsidiary of the Borrower from any Multiemployer Plan; or the incurrence of any material increase in the contingent liability of the Borrower or any Subsidiary of the Borrower with respect to any "employee welfare benefit plan" as defined in Section 3(1) of ERISA which covers retired employees and their beneficiaries, in each case which might result in a material adverse effect on the condition or operations, financial or otherwise, of the Borrower and the Guarantors, taken as a whole;

     (v) Change of Name. Any change in the name of the Borrower or any Guarantor;

     (vi) Environmental Matters. Receipt of any notice that the operations of the Borrower, any other Obligor or any Subsidiary of the Borrower are not in full compliance with any of the requirements of any applicable Environmental Law or Occupational Safety and Health Law; receipt of notice that the Borrower, any other Obligor or any Subsidiary of the Borrower is subject to any federal, state or local investigation evaluating whether any remedial action is needed to respond to the release of any Hazardous Materials or any other hazardous or toxic waste, substance or constituent or other substance into the environment; or receipt of notice that any of the Properties or assets of the Borrower, any other Obligor or any Subsidiary of the Borrower are subject to an Environmental Lien, in each case which might result in a material adverse effect on the condition or operations, financial or otherwise, of the Borrower and the Guarantors, taken as a whole. For purposes of this Section 7.1(k)(vi), "Environmental Lien" shall mean a Lien in favor of any governmental or regulatory agency, entity, authority or official for (1) any liability under Environmental Laws or (2) damages arising from or costs incurred by any such governmental or regulatory agency, entity, authority or official in response to a release of any Hazardous Materials or any other hazardous or toxic waste, substance or constituent or other substance into the environment;

     (vii) Material Adverse Change. The occurrence of any material adverse change in the business, operations or condition, financial or otherwise, of the Borrower or any Subsidiary of the Borrower;

     (viii) Change in Management or Line(s) of Business. Any material change in the directors and executive officers of the Borrower as listed in Schedule 7.1(k)(viii) attached hereto, or any change in the Borrower's or any Guarantor's line(s) of business; and

     (ix) Other Notices. Any notices required to be provided pursuant to other provisions of this Agreement and notice of the occurrence of such other events as Agent may from time to time reasonably specify.

     (l) Protection of Collateral. During the term of this Agreement, the Borrower will, and will cause each of the Guarantors to (a) do all things necessary to keep unimpaired the Borrower's or such Guarantor's rights in the Collateral or any Third Party Collateral; (b) cause all operating equipment included in the Collateral or any Third Party Collateral to be maintained properly in good and effective operating condition with all repairs, renewals, replacements, additions and improvements being promptly made in accordance with generally accepted practices and applicable federal, state and local laws, rules and regulations; (c) pay, or cause to be paid, promptly as and when due and payable, all expenses incurred in or arising from the maintenance, storage and care of the Collateral or any Third Party Collateral; and (d) cause the Inventory and other Collateral or any Third Party Collateral to be properly maintained and protected in accordance with prudent operating practice, giving consideration to and complying with applicable federal, state and local laws, rules and regulations.

     7.2 Negative Covenants of the Borrower. The Borrower covenants and agrees that, so long as Banks have any obligation to make any Revolving Credit Loan hereunder or any of the Borrower's Obligations remain unpaid or any Letter of Credit remains outstanding, unless the prior written consent of the Required Banks is obtained:

     (a) Limitation on Indebtedness. Neither the Borrower nor any Subsidiary of the Borrower will incur or be obligated on any Indebtedness, either directly or indirectly, by way of Guarantee, suretyship or otherwise, other than:

     (i) Unsecured trade accounts payable and normal accruals incurred in the ordinary course of business which are not yet due and payable;

     (ii) Indebtedness evidenced by the Notes;

     (iii) Indebtedness in existence on the date hereof and listed on Schedule 7.2(a) attached hereto;

     (iv) Indebtedness incurred in the ordinary course of business in connection with the acquisition of Property by Borrower (excluding Indebtedness assumed on any capital assets acquired pursuant to an Permitted Acquisition), provided that such Indebtedness shall not exceed the value of the Property so acquired, and in any event, such purchase money Indebtedness shall not exceed Ten Million Dollars ($10,000,000.00) in the aggregate;

     (v) Secured Indebtedness assumed by Borrower or a Subsidiary in connection with an Permitted Acquisition which, in the aggregate, shall not exceed Ten
Million Dollars ($10,000,000.00), provided that any Lien securing such Indebtedness shall attach only to the Property securing such Indebtedness prior to its assumption, or unsecured Indebtedness assumed by Borrower or a Subsidiary in connection with an Permitted Acquisition or any other unsecured Indebtedness incurred in the ordinary course of business, all of which, in the aggregate, shall not exceed Five Million Dollars ($5,000,000.00); and

     (vi) Subordinated Debt incurred in connection with an Permitted Acquisition not to exceed Five Million Dollars ($5,000,000.00) in the aggregate, provided that such Subordinated Debt is unsecured, and the holder of such Subordinated Debt has executed a subordination and standby agreement in favor of Agent and the Banks in form and substance acceptable to the Agent and the Required Banks.

     (b) Limitations on Liens. The Borrower will not create, incur, assume or suffer to exist, and will not cause or permit any Subsidiary of the Borrower to create, incur, assume or suffer to exist, any Lien on any of its Property, assets or revenues other than:

     (i) Liens presently in existence which are described on Schedule 6.11 attached hereto;

     (ii) Pledges or deposits in connection with or to secure workmen's compensation, unemployment insurance, pension or other employee benefits;

     (iii) Purchase money Liens incurred to secure Indebtedness  permitted under
Section 7.2(a)(iv), provided that such Lien shall attach only to the Property acquired in connection with such Indebtedness;

     (iv) Any Lien renewing, extending or refunding any Lien permitted hereunder, provided that the principal amount of Indebtedness secured by such Lien is not increased and such Lien is not extended to cover any other Property or assets of the Borrower or any Subsidiary of the Borrower;

     (v) Subject to Section 7.1(d)(i), Liens for taxes, assessments or governmental charges or levies on the income, Property or assets of the Borrower or any Subsidiary of the Borrower if the same are not yet due and payable or are being contested in good faith and by appropriate proceedings diligently conducted and for which adequate reserves in form and amount satisfactory to Agent and the Banks are provided;

     (vi) Statutory liens and other encumbrances imposed by law, such as materialmen's mechanics,' warehousemen's, processors,' landlord's, carriers,' workmen's and repairmen's liens, arising in the ordinary course of business for amounts not yet due and payable or which are being contested in good faith and by appropriate proceedings diligently conducted and for which adequate reserves in form and amount satisfactory to Agent and the Banks are provided;

     (vii) Zoning restrictions, minor survey exceptions, easements and other customary encumbrances on title to real property that (A) were not incurred in connection with any Indebtedness, (B) do not render title to the property encumbered thereby unmarketable, and (C) do not, individually or in the aggregate, materially adversely affect the value or use of such property for its current purposes; and

     (viii) Liens on Property acquired pursuant to a Permitted Acquisition permitted under Section 7.2(a)(v).

     (c) Sale of Property. Neither the Borrower nor any Subsidiary of the Borrower will sell, lease, transfer or otherwise dispose of any Property or assets of the Borrower or such Subsidiary of the Borrower, as the case may be, except (i) in the ordinary course of business, (ii) dispositions of obsolete Property, (iii) transfers among the Borrower and/or the Guarantors, and (iv) transfers pursuant to a transaction permitted by Section 7.2(d), provided that all such sales or dispositions of Property, when considered in the aggregate, shall constitute less than substantially all of the assets of Borrower and the Guarantors as of the date hereof.

     (d) Mergers and Consolidations. Neither the Borrower nor any Subsidiary of the Borrower will merge or consolidate with any other Person or sell, transfer or convey all or a substantial part of its Property or assets to any Person, except for (i) Acquisitions permitted under Section 7.2(e) below, and (ii) any merger of any Subsidiary into Borrower or any other Guarantor provided that for any such merger or consolidation involving Borrower, the Borrower shall be the surviving Person, and for any other such merger or consolidation, a Guarantor shall be the surviving Person.

     (e) Acquisitions; Subsidiaries. The Borrower will not, and will not cause or permit any Subsidiary to, make or suffer to exist any Acquisition of any Person, except Permitted Acquisitions and transactions permitted under Section 7.2(d)(ii). If at any time after the date hereof Borrower shall activate any dormant Subsidiary or shall create or acquire any new Subsidiary, whether in connection with an Permitted Acquisition or otherwise, Borrower shall give Bank ten (10) Business Days' prior written notice thereof, and Borrower shall (x) cause such Subsidiary to execute and deliver to Agent for the benefit of each of the Banks a Subsidiary Guaranty of all of Borrower's Obligations, (y) cause such Subsidiary to grant a security interest pursuant to a Subsidiary Security Agreement in all of its assets of a type listed in Schedule 5 hereto, and (z) pledge, or cause any of its Subsidiaries which may be a direct investor in or owner of such new Subsidiary to pledge, all of the issued and outstanding stock of such new Subsidiary to Agent for the benefit of each of the Banks pursuant to a Pledge Agreement, collateral schedules, stock powers and other pledge documents in form and substance satisfactory to Agent and the Required Banks. Borrower further agrees to execute or cause any such Subsidiary to execute such amendments to this Agreement and to the other Transaction Documents or such additional agreements as may be required by Agent and the Banks to satisfy such obligations.

     (f) Fiscal Year. Neither Borrower nor any Subsidiary of the Borrower will change its fiscal year.

     (g) Stock Redemptions and Distributions. The Borrower will not make or declare or incur any liability to make any Distribution in respect of the capital stock of the Borrower.

     (h) Transactions with Related Parties. Except as disclosed in Schedule 7.2(h) attached hereto, neither Borrower nor any Subsidiary of the Borrower will, directly or indirectly, engage in any material transaction, in the ordinary course of business or otherwise, with any Related Party unless such transaction is upon fair market terms, is not disadvantageous in any material respect to the Banks and has been approved by a majority of the disinterested directors of the Borrower or such Subsidiary of the Borrower, as the case may be (or, if none of such directors are disinterested, by a majority of the directors), as being in the best interests of the Borrower or such Subsidiary of the Borrower, as the case may be. In addition, neither the Borrower nor any Subsidiary of the Borrower shall (i) transfer any Property or assets to any Related Party for other than its fair market value or (ii) purchase or sign any agreement to purchase any stock or other securities of any Related Party (whether debt, equity or otherwise), underwrite or Guarantee the same, or otherwise become obligated with respect thereto.

     (i) Capital Expenditures. Neither Borrower nor any Subsidiary of the Borrower will make any capital expenditures or enter into any Capitalized Leases which in the aggregate (for the Borrower and all Subsidiaries of the Borrower) exceeds $25,000,000.00 during any fiscal year without the prior written consent of the Required Banks.

     (j) Advancing or Guaranteeing Credit. Neither Borrower nor any Subsidiary of the Borrower will become or be a guarantor or surety of, or otherwise become or be responsible in any manner with respect to, any undertaking of another except for: (i) the Subsidiary Guaranties of Borrower's Obligations, (ii)the guaranties made by the Subsidiaries of any of Borrower's obligations under the Note Purchase Agreements and the notes issued pursuant thereto, (iii) the loans and Guarantees listed on Schedule 6.10 attached hereto, (iv) endorsements of negotiable instruments for collection in the ordinary course of business, (v) guaranties by Borrower or any of its Subsidiaries made in the ordinary course of business of any payment to a vendor of goods or services to the Borrower or its Subsidiaries or guaranties by Borrower of any of its Subsidiaries to any customer of the Borrower or a Subsidiary of the Borrower made with respect to the performance by Borrower or such Subsidiary of a contract for the sale of goods or the delivery of services to such customer, and (vi) the guaranty by the Borrower of the obligations of Word Industries Fabricators, Inc. under the Asset Purchase Agreement executed in connection with Borrower's prior acquisition of Word Industries Fabricators, Inc.

     (k) Loans and Investments. Neither Borrower nor any Subsidiary of the Borrower will make any loans or advances or extensions of credit to purchase any stocks, bonds, notes, debentures or other securities of, make any expenditures on behalf of, or in any manner assume liability (direct, contingent or otherwise) for the Indebtedness of any Person, except for (i)advances for relocation, travel or other expenses to the Borrower's or any Guarantor's employees in the ordinary course of business and other loans to employees in principal amounts of less than $500,000.00, (ii)a loan in the amount of $3,850,000.00 from B.F. Shaw, Inc. to Word Industries Fabricators, Inc. evidenced by a promissory note of Word Industries Fabricators, Inc. retained in Borrower's offices for Agent's inspection, endorsed over to the Agent for the benefit of Banks, and which Borrower shall cause B.F. Shaw, Inc. to deliver to Agent at any time upon demand therefor, (iii) other loans among the Subsidiaries evidenced by promissory notes retained in Borrower's offices for Agent's inspection, endorsed over to the Agent for the benefit of Banks and which Borrower agrees to cause such Subsidiaries to deliver to Agent at any time upon demand therefor, (iv) loans to joint venture Related Parties evidenced by promissory notes retained in Borrower's offices for Agent's inspection, and (v) a loan from the Borrower to Merit Industrial Constructors, Inc. in the principal amount of $475,000.00 evidenced by a promissory note made by Merit Industrial Constructors, Inc. which is retained in Borrower's offices for Agent's inspection, endorsed over to the Agent for the benefit of Banks and which the Borrower agrees to deliver to Agent at any time upon demand therefor (which loans under (iii), (iv) and (v) of this subsection 7.2(k) shall not exceed $8,000,000.00 in the aggregate or $3,000,000.00 for any one loan or to any one such Subsidiary or joint venture Related Party) (vi) the Loans and Guaranties described on Schedule 6.10 attached hereto, and (vii) Permitted Investments. For purposes of this Section 7.2(k), any Person which becomes a Subsidiary of the Borrower after the date hereof shall be deemed to have made, at the time it becomes a Subsidiary, all Investments of such Person existing immediately after it became a Subsidiary.

     (l) Dissolution or Liquidation. Borrower will not seek or permit the dissolution or liquidation of the Borrower in whole or in part.

     (m) Operating Leases. Neither Borrower nor any Subsidiary of the Borrower will enter into or permit to remain in effect any agreements to rent or lease (as lessee) any real or personal property (other than Capitalized Leases) for initial terms (including options to renew or extend any term, whether or not exercised) of more than one (1) year which in the aggregate (for the Borrower and all Subsidiaries of the Borrower) provide for payments in any fiscal year in excess of One Percent (1.00%) of the net revenue of Borrower and all of its Subsidiaries as indicated in their audited financial statements for the immediately preceding fiscal year.

     (n) Change in Nature of Business. Neither Borrower nor any Subsidiary of the Borrower will make any material change in the nature of its business.

     (o) Pension  Plans.  Neither  Borrower nor any Subsidiary of Borrower shall
(a) permit any condition to exist in connection with any Pension Plan which might constitute grounds for the PBGC to institute proceedings to have such Pension Plan terminated or a trustee appointed to administer such Pension Plan or (b) engage in, or permit to exist or occur, any other condition, event or transaction with respect to any Pension Plan which could result in the incurrence by Borrower or any Subsidiary of the Borrower of any material liability, fine or penalty. Neither Borrower nor any Subsidiary of the Borrower shall become obligated to contribute to any Pension Plan or Multiemployer Plan other than any such plan or plans in existence on the date hereof, except as may be required in a Permitted Acquisition.

     (p) Management Fees. Neither Borrower nor any Subsidiary of Borrower will pay any management fees, consulting fees or similar fees to any Related Parties (other than to the Borrower, any Subsidiary of Borrower or any officer or employee of Borrower or any such Subsidiary) without the prior written consent of the Required Banks.

     7.3 Use of Proceeds.

     (a) The Borrower agrees that the proceeds of the Revolving Credit Loans hereunder will be used solely to refinance existing Indebtedness of Borrower and its Subsidiaries, for the Borrower's and the Subsidiaries' working capital and general corporate purposes and for financing Permitted Acquisitions;

     (b) None of such proceeds will be used in violation of any applicable law or regulation; and

     (c) The Borrower will not engage principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying "margin stock" within the meaning of Regulation U of The Board of Governors of the Federal Reserve System, as amended.

SECTION 8.  EVENTS OF DEFAULT.

     If any of the following (each of the following herein sometimes called an "Event of Default") shall occur and be continuing:

     8.1 Borrower shall fail to pay any of the Borrower's Obligations when the same shall become due and payable, whether by reason of demand, acceleration, mandatory prepayment or otherwise;

     8.2 Any representation or warranty of the Borrower made in this Agreement, in any other Transaction Document or in any certificate, agreement, instrument or statement furnished or made or delivered pursuant hereto or thereto or in connection herewith or therewith, shall prove to have been untrue or incorrect in any material respect when made or effected;

     8.3 Borrower shall fail to perform or observe any term, covenant or provision contained in Section 7.1(c), Section 7.2 or Section 7.3;

     8.4 Borrower shall fail to perform or observe any term, covenant or provision contained in Section 7.1(a) or Section 7.1(i) of this Agreement and any such failure shall remain unremedied for fifteen (15) days;

     8.5 Borrower shall fail to perform or observe any other term, covenant or provision contained in this Agreement and any such failure shall remain unremedied for thirty (30) days after written notice thereof shall have been given to the Borrower by Agent or any of the Banks;

     8.6 This Agreement or any of the other Transaction Documents shall at any time for any reason cease to be in full force and effect or shall be declared to be null and void by a court of competent jurisdiction, or if the validity or enforceability thereof shall be contested or denied by the Borrower, or if the transactions completed hereunder or thereunder shall be contested by the Borrower or if the Borrower shall deny that it has any or further liability or obligation hereunder or thereunder;

     8.7 Borrower or any Guarantor shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code or any other federal, state or foreign bankruptcy, insolvency, receivership, liquidation or similar law, (ii) consent to the institution of, or fail to contravene in a timely and appropriate manner, any such proceeding or the filing of any such petition, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator or similar official of itself, himself or herself or of a substantial part of its, his or her Property or assets, (iv) file an answer admitting the material allegations of a petition filed against itself, himself or herself in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its, his or her inability or fail generally to pay its, his or her debts as they become due or (vii) take any corporate or other action for the purpose of effecting any of the foregoing;

     8.8 An involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of the Borrower or any Guarantor, or of a substantial part of the Property or assets of the Borrower or any Guarantor, under Title 11 of the United States Code or any other federal, state or foreign bankruptcy, insolvency, receivership, liquidation or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator or similar official of the Borrower or any Guarantor or of a substantial part of the Property or assets of the Borrower or any Guarantor or (iii) the winding-up or liquidation of the Borrower or any Guarantor; and such proceeding or petition shall continue undismissed for sixty (60) consecutive days or an order or decree approving or ordering any of the foregoing shall continue unstayed and in effect for sixty (60) consecutive days;

     8.9 Any "Event of Default" (as defined therein) shall occur under or within the meaning of the Security Agreement;

     8.10 Any default shall occur under or within the meaning of any of the Pledge Agreements;

     8.11 Any default shall occur under the terms of any Letter of Credit Application;

     8.12 Any of the Subsidiary Guaranties shall at any time for any reason cease to be in full force and effect or shall be declared to be null and void by a court of competent jurisdiction, or if the validity or enforceability thereof shall be contested by or denied by the Guarantor executing any such Subsidiary Guaranty, or if any such Guarantor shall deny that it has any further liability or obligation thereunder;

     8.13 Any "Event of Default" (as defined therein) shall occur under or within the meaning of any of the Subsidiary Security Agreements;

     8.14 Borrower or any Guarantor shall be declared by Agent or any of the Banks to be in default (beyond any applicable cure or grace period, if any) on, or pursuant to the terms of, (1) any other present or future obligation to Agent or any of the Banks, including, without limitation, any other loan, line of credit, revolving credit, guaranty or letter of credit reimbursement obligation, or (2) any other present or future agreement purporting to convey to any such Bank or to Agent a Lien upon any Property or assets of the Borrower or any such Guarantor, as the case may be;

     8.15 Borrower or any Guarantor shall fail (and such failure shall not have been cured or waived) to perform or observe any term, provision or condition of, or any other default or event of default shall occur under, any agreement, document or instrument evidencing, securing or otherwise relating to any outstanding Indebtedness of the Borrower or any such Guarantor, as the case may be, for borrowed money (other than the Borrower's Obligations) in a principal amount in excess of Five Hundred Thousand Dollars ($500,000.00), including, without limitation, the Note Purchase Agreements and any agreement, whether executed now or hereafter, to provide the Borrower with any interest rate swap, interest rate cap or other interest hedge, including, but not limited to, any such agreements to finance any such arrangement, if the effect of such failure or default is to cause or permit such Indebtedness to be declared to be due and payable or otherwise accelerated, or to be required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof;

     8.16 Borrower or any Guarantor shall have a judgment entered against it, him or her by a court having jurisdiction in the premises in an amount of Five Hundred Thousand Dollars ($500,000.00) or more and such judgment shall not be appealed in good faith or satisfied by the Borrower or such Guarantor, as the case may be, within thirty (30) days after the entry of such judgment;

     THEN, and in each such event (other than an event described in Sections 8.7 or 8.8), Agent may, or if requested in writing by the Required Banks shall, declare that the obligations of the Banks to make Revolving Credit Loans and of the Agent to issue Letters of Credit under this Agreement have terminated, whereupon such obligations of Agent and Banks shall be immediately and forthwith terminated, and Agent may further, or if requested in writing by the Required Banks shall further, declare on behalf of each of the Banks that the entire outstanding principal balance of and all accrued and unpaid interest on the Notes and all of the other Borrower's Obligations are forthwith due and payable, whereupon all of the unpaid principal balance of and all accrued and unpaid interest on the Notes and all such other Borrower's Obligations shall become and be immediately due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower, and Agent and the Banks may exercise any and all other rights and remedies which any of them may have under any of the other Transaction Documents or under applicable law; provided, however, that upon the occurrence of any event described in Sections 8.7 or 8.8, Banks' obligations to make Revolving Credit Loans and Agent's obligation to issue Letters of Credit under this Agreement shall automatically terminate and the entire outstanding principal balance of and all accrued and unpaid interest on the Notes issued under this Agreement and all other Borrower's Obligations shall automatically become immediately due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower, and Agent and the Banks may exercise any and all other rights and remedies which any of them may have under any of the other Transaction Documents or under applicable law. Following acceleration of Borrower's Obligations hereunder as set forth above, Agent may, or if requested in writing by the Required Banks and provided with the indemnity required under Section 9.6 shall, proceed to enforce any remedy then available to Agent or any of the Banks under any applicable law, including, without limitation, all rights granted to Agent hereunder, under the Subsidiary
Guaranties, the Security Agreement, any of the Pledge Agreements, any of the Subsidiary Security Agreements, or any Letter of Credit Application, and the rights and remedies available to a secured party under the Uniform Commercial Code as in effect in the State of Missouri.

     Upon the occurrence of any Event of Default, Agent will have the right, in addition to all other rights and remedies available to Agent and the Banks under this Agreement or under the other Loan Documents, after oral or written notice is sent to the Borrower, to take possession of, preserve and care for the Collateral, to execute and/or endorse as the Borrower's agent any bills of sale or documents, instruments or chattel paper in or pertaining to the Collateral, to notify account debtors and obligors on documents, accounts receivable and instruments included in the Collateral to make payment directly to Agent, to take control of all of the Borrower's cash, to collect and receive funds generated by the Collateral, including proceeds or refunds from insurance, or as a result of claims for the damage, loss, or destruction of the Collateral, and use the same to reduce any part of the obligations.

     The Agent shall give notice of a Default to Borrower promptly upon being requested to do so by any Bank and shall thereupon notify all of the Banks thereof.

SECTION 9.  THE AGENT.

     9.1 Appointment and Authorization. Each Bank irrevocably appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement, the Notes and the other Transaction Documents as are delegated to the Agent by the terms hereof or thereof, together with all such powers as may be reasonably incidental thereto.

     9.2 Agent and Affiliates. The Agent shall have the same rights and powers under this Agreement as any other Bank and may exercise or refrain from exercising the same as though it were not the Agent, and the Agent and its affiliates may accept deposits from, lend money to and generally engage in any kind of business with Borrower or any of its Subsidiaries or Affiliates as if it were not the Agent hereunder.

     9.3 Action by Agent. The obligations of the Agent hereunder are only those expressly set forth herein. Without limiting the generality of the foregoing, the Agent shall not be required to take any action with respect to any Default or Event of Default, except as expressly provided in Section 8.

     9.4 Consultation with Experts. The Agent may consult with legal counsel, independent certified public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or other experts.

     9.5 Liability of Agent. Neither the Agent nor any of its directors, officers, employees, agents or advisors shall be liable for any action taken or not taken by it in connection herewith (i) with the consent or at the request of the requisite percentage in interest of the Banks set forth herein or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction. Neither the Agent nor any of its directors, officers, employees, agents or advisors shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement or any Revolving Credit Loan hereunder; (ii) the performance or observance of any of the covenants or agreements of Borrower; (iii) the satisfaction of any condition specified in
Section 4, except  receipt of items  required to be delivered  to the Agent;  or
(iv) the validity, effectiveness or genuineness of this Agreement, the Notes or any of the other Transaction Documents. The Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement or other writing (which may be a bank wire, telex, telecopy or similar writing) believed by it to be genuine or to be signed by the proper party or parties.

     9.6 Indemnification. Notwithstanding any other provision contained in this Agreement to the contrary, to the extent Borrower fails to reimburse the Agent pursuant to Section 10.3, Section 10.4 or Section 10.5, or if any Default or Event of Default shall occur under this Agreement, the Banks shall ratably in accordance with their respective Pro Rata Shares, indemnify the Agent and hold it harmless from and against any and all liabilities, losses, costs and/or expenses, including, without limitation, any liabilities, losses, costs and/or expenses arising from the failure of any Bank to perform its obligations hereunder or in respect of this Agreement, and also including, without limitation, reasonable attorneys' fees and expenses, which the Agent may incur, directly or indirectly, in connection with this Agreement, the Notes or any of the other Transaction Documents, or any action or transaction related hereto or thereto; provided only that the Agent shall not be entitled to such indemnification for any losses, liabilities, costs and/or expenses directly and solely resulting from its own gross negligence or willful misconduct as determined by a court of competent jurisdiction. This indemnity shall be a continuing indemnity, contemplates all liabilities, losses, costs and expenses related to the execution, delivery and performance of this Agreement, the Notes and the other Transaction Documents, and shall survive the satisfaction and payment of the Revolving Credit Loans and the termination of this Agreement.

     9.7 Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.

     9.8 Resignation of Agent. The Agent may resign at any time by giving written notice thereof to the Banks and Borrower. Upon any such resignation, Banks shall have the right to appoint a successor Agent with the prior consent of Borrower, which consent shall not be unreasonably withheld, and which successor Agent shall be a Bank, unless none of the Banks agrees to serve as the Agent hereunder, in which case the successor Agent shall be a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $100,000,000.00. If no successor Agent shall have been so appointed by Banks, and shall have accepted such appointment, within thirty (30) days after the retiring Agent's giving of notice of resignation, then the Agent shall, on behalf of all of the Banks, appoint a successor Agent with the prior consent of Borrower, which consent shall not be unreasonably withheld, and which successor Agent shall be one of the Banks, unless none of the Banks agrees to serve as the Agent hereunder, in which case the successor Agent shall be a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $100,000,000.00. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from all of its duties and obligations under this Agreement. After any retiring Agent's resignation as Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

     9.9 Removal of Agent. The Agent may be removed at any time, for or without cause, by an instrument or instruments in writing executed by the Required Banks (excluding any such Bank which at the time is the Agent hereunder) and delivered to the Agent with a copy to Borrower, specifying the removal and the date when it shall take effect. Upon any such removal, Banks shall have the right to appoint a successor Agent with the prior consent of Borrower, which consent shall not be unreasonably withheld, and which successor Agent shall be a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $100,000,000.00. If no successor Agent shall have been so appointed by Banks, and shall have accepted such appointment, within thirty (30) days after the date of removal of the Agent, then the Required Banks shall, on behalf of all of the Banks, appoint a successor Agent with the prior consent of Borrower, which consent shall not be unreasonably withheld, and which successor Agent shall be a commercial bank organized under the laws of the United States of America or of any state thereof and having a combined capital and surplus of at least $100,000,000.00. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the removed Agent, and the removed Agent shall be discharged from all of its duties and obligations under this Agreement. After any such removal, the provisions of this Section 9 shall inure to such former Agent's benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

     9.10 Agent's Fee. Borrower will pay to Agent for its own account on the date hereof and on each anniversary of the date hereof during the Term, an Agent's Fee in the amount agreed to between Borrower and Agent.

SECTION 10.  GENERAL.

     10.1 No Waiver. No failure or delay by Agent or any of the Banks in exercising any right, remedy, power or privilege hereunder or under any other Transaction Document shall operate as a waiver thereof; nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The remedies provided herein and in the other Transaction Documents are cumulative and not exclusive of any remedies provided by law. Nothing herein contained shall in any way affect the right of Agent or any of the Banks to exercise any statutory or common law right of banker's lien or setoff.

     10.2 Right of Setoff. Upon the occurrence and during the continuance of any Event of Default, each of the Banks is hereby authorized at any time and from time to time, without notice to the Borrower (any such notice being expressly waived by the Borrower) and to the fullest extent permitted by law, to setoff and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by any such Bank and any and all other indebtedness at any time owing by any such Bank to or for the credit or account of the Borrower against any and all of the Borrower's Obligations irrespective of whether or not Agent or any such Bank shall have made any demand hereunder or under any of the other Transaction Documents and although such obligations may be contingent or unmatured. Such Bank agrees to promptly notify Borrower after any such setoff and application made by such Bank, provided, however, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of Banks under this Section 10.2 are in addition to any other rights and remedies (including, without limitation, other rights of setoff) which Banks may have. Nothing contained in this Agreement or any other Transaction Document shall impair the right of each of the Banks to exercise any right of setoff or counterclaim they may have against the Borrower and to apply the amount subject to such exercise to the payment of indebtedness of the Borrower unrelated to this Agreement or the other Transaction Documents.

     10.3 Cost and Expenses. Borrower agrees, whether or not any Revolving Credit Loan is made hereunder, to pay Agent upon demand (i) all reasonable out-of-pocket costs and expenses and all Attorneys' Fees of Agent and each of the Banks in connection with the preparation, documentation, negotiation, execution and administration of this Agreement, the Notes and the other Transaction Documents, (ii) all reasonable recording, filing and search fees incurred in connection with this Agreement and the other Transaction Documents,
(iii) all reasonable out-of-pocket costs and expenses and all Attorneys' Fees of Agent and each of the Banks in connection with the preparation of any waiver or consent hereunder or any amendment hereof or any Event of Default or alleged Event of Default hereunder, (iv) if an Event of Default occurs, all out-of-pocket costs and expenses and all Attorneys' Fees incurred by Agent and each of the Banks in connection with such Event of Default and collection and other enforcement proceedings resulting therefrom and (v) all other Attorneys' Fees incurred by Agent and each of the Banks relating to or arising out of or in connection with this Agreement or any of the other Transaction Documents subsequent to the date hereof. The Borrower further agrees to pay or reimburse Agent and each of the Banks for any stamp or other taxes which may be payable with respect to the execution, delivery, recording and/or filing of this Agreement, the Notes, the Security Agreement, the Pledge Agreements, the Subsidiary Guaranties, the Subsidiary Security Agreements, or any of the other Transaction Documents. All of the obligations of the Borrower under this Section
10.3 shall survive the satisfaction and payment of the Borrower's Obligations and the termination of this Agreement. In the event Agent or any Bank claims any amounts pursuant to this Section 10.3, Agent or such Bank, as the case may be, shall provide to Borrower an itemized statement of amounts claimed.

     10.4 Environmental Indemnity. The Borrower hereby agrees to indemnify Agent and each of the Banks and hold Agent and each of the Banks harmless from and against any and all losses, liabilities, damages, injuries, costs, expenses and claims of any and every kind whatsoever (including, without limitation, court costs and attorneys' fees and expenses) which at any time or from time to time may be paid, incurred or suffered by, or asserted against, Agent or any of the Banks for, with respect to or as a direct or indirect result of the violation by the Borrower or any Subsidiary of the Borrower of any Environmental Laws; or with respect to, or as a direct or indirect result of the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission or release from, properties utilized by the Borrower and/or any Subsidiary of the Borrower in the conduct of its businesses into or upon any land, the atmosphere or any watercourse, body of water or wetland, of any Hazardous Materials or any other hazardous or toxic waste, substance or constituent or other substance (including, without limitation, any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under the Environmental Laws); and the provisions of and undertakings and indemnification set out in this Section
10.4 shall survive the satisfaction and payment of the Borrower's Obligations and the termination of this Agreement.

     10.5 General Indemnity.  In addition to the payment of expenses pursuant to
Section 10.3, whether or not the transactions contemplated hereby shall be consummated, the Borrower hereby agrees to indemnify, pay and hold Agent, each of the Banks and any other holder(s) of the Notes, and the officers, directors, employees, agents and affiliates of any of them (collectively, the "Indemnitees") harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnitees shall be designated a party thereto), that may be imposed on, incurred by or asserted against the Indemnitees, in any manner relating to or arising out of this Agreement, any of the other Transaction Documents or any other agreement, document or instrument executed and delivered by the Borrower or any other Obligor in connection herewith or therewith, the statements contained in any commitment letters delivered by Agent or any of the Banks, the Banks' agreements to make the Revolving Credit Loans hereunder or the use or intended use of the proceeds of any Revolving Credit Loan hereunder (collectively, the "indemnified liabilities"); provided that the Borrower shall have no obligation to an Indemnitee hereunder with respect to indemnified liabilities arising from the gross negligence or willful misconduct of that Indemnitee as determined by a court of competent jurisdiction. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrower shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all indemnified liabilities incurred by the Indemnitees or any of them. The provisions of the undertakings and indemnification set out in this Section 10.5 shall survive satisfaction and payment of the Borrower's Obligations and the termination of this Agreement.

     10.6 Authority to Act. Agent and the Banks shall be entitled to act on any notices and instructions (telephonic or written) believed by Agent or any such Bank to have been delivered by any Authorized Representative, regardless of whether such notice or instruction was in fact delivered by a Person authorized to act on behalf of the Borrower, and the Borrower hereby agrees to indemnify Agent and each of the Banks and hold Agent and each of the Banks harmless from and against any and all losses and expenses, if any, ensuing from any such action, other than for such losses or expenses directly caused by the gross negligence or willful misconduct of the Agent or such Bank, as determined by a court of competent jurisdiction.

     10.7 Notices. Any notice, request, demand, consent, confirmation or other communication hereunder shall be in writing and delivered in person or sent by telegram, telex, telecopy, overnight courier service or registered or certified mail, return receipt requested and postage prepaid, if to the Borrower, in care of The Shaw Group Inc. at 11100 Mead Road, Baton Rouge, Louisiana 70816,
Attention: Edward L. Pagano, Chief Financial Officer, if to Agent, at 100 South Brentwood Boulevard., Suite 500, St. Louis, Missouri 63105, Attention: Brian K. Dickmann, Vice President, or if to Banks, at their respective addresses or telecopy numbers set forth on the signature pages of this Agreement, or at such other address as any party may designate as its address for communications hereunder by notice so given. Such notices shall be deemed effective on the day on which delivered if delivered in person or by overnight courier service, or on the date sent if sent by telegram, telex or telecopy, or on the third (3rd) Business Day after the day on which mailed, if sent by registered or certified mail.

     10.8 CONSENT TO JURISDICTION. BORROWER, AGENT AND BANKS IRREVOCABLY SUBMIT TO THE NONEXCLUSIVE JURISDICTION OF ANY MISSOURI STATE COURT OR ANY UNITED STATES OF AMERICA COURT SITTING IN THE EASTERN DISTRICT OF MISSOURI, AS AGENT MAY ELECT, IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT TO THE EXTENT SUBJECT MATTER JURISDICTION EXISTS. THE BORROWER, AGENT AND BANKS HEREBY IRREVOCABLY AGREE THAT ALL CLAIMS IN RESPECT TO SUCH SUIT, ACTION OR PROCEEDING MAY BE HELD AND DETERMINED IN ANY OF SUCH COURTS. THE BORROWER, AGENT AND BANKS IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH THE BORROWER, AGENT OR ANY OF THE BANKS MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT, AND THE BORROWER, AGENT AND BANKS FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. THE BORROWER, AGENT AND BANKS HEREBY EXPRESSLY WAIVE ALL RIGHTS OF ANY OTHER JURISDICTION WHICH THE BORROWER, AGENT OR ANY SUCH BANK MAY NOW OR HEREAFTER HAVE BY REASON OF ITS PRESENT OR SUBSEQUENT DOMICILE. EACH OF THE BORROWER, AGENT AND BANKS AUTHORIZES THE SERVICE OF PROCESS UPON THE BORROWER, AGENT AND BANKS BY REGISTERED MAIL SENT TO THE BORROWER, AGENT AND BANKS AT ITS ADDRESS SET FORTH IN SECTION 10.7.

     10.9 Agent's and Banks' Books and Records. Agent's and Banks' books and records showing the account between the Borrower and Agent or any of the Banks shall be admissible in evidence in any action or proceeding and shall constitute prima facie proof thereof.

     10.10 Governing Law; Amendments, Waivers and Consents. This Agreement, the Notes, the Security Agreement, the Pledge Agreements, the Subsidiary Guaranties, the Subsidiary Security Agreements, and all of the other Transaction Documents shall be governed by and construed in accordance with the internal laws of the State of Missouri. Any provision of this Agreement, the Notes, the Security Agreement, the Pledge Agreements, the Subsidiary Guaranties, the Subsidiary Security Agreements, or any of the other Transaction Documents may be amended or waived, or any consent given, if, but only if, such amendment, consent or waiver is in writing and is signed by Borrower, the Required Banks and, in the case of an amendment, the Agent (and in the case of any waiver or consent, if the rights or duties of the Agent in its capacity as Agent are affected thereby, by the Agent); provided that no such amendment or waiver shall, unless signed by all of the Banks, (i) increase the Revolving Credit Commitment of any Bank, (ii) reduce the principal amount of or rate of interest on any Revolving Credit Loan or any fees hereunder, (iii) postpone the date fixed for any payment of principal of or interest on any Revolving Credit Loan or any fees hereunder, (iv) affirmatively release any collateral security or any guaranty for any Revolving Credit Loan hereunder, (v) increase the percentage advance rate against Borrower's trailing twelve-month Consolidated EBITDA set forth in Section 3.1(b), (vi) amend or waive any Event of Default, or (vii) change the percentage in the definition of Required Banks, or (v) amend this Section 10.10.

     10.11 Successors and Assigns; Participations.

     (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that Borrower may not assign or otherwise transfer any of its rights or delegate any of its obligations under this Agreement. Any of the Banks may sell participations in its Notes and its rights under this Agreement, the other Transaction Documents and in the Collateral in whole or in part to any commercial bank organized under the laws of the United States or any state thereof without the prior consent of Borrower so long as each agreement pursuant to which any such participation is granted provides that no such participant shall have any rights under this Agreement or any other Transaction Document (the participants' rights against the Bank granting its participation to be those set forth in the Participation Agreement between the participant and such
Bank), and such selling Bank shall retain the sole right to approve or disapprove any amendment, modification or waiver of any provision of this Agreement or any of the other Transaction Documents. Each such participant shall be entitled to the benefits of the yield protection provisions hereof to the extent any Bank would have been so entitled had not such participation been sold or assignment made.

     (b) Any Bank which, in accordance with Section 10.11(a), grants a participation in any of its rights under this Agreement or its Notes shall give prompt notice describing the details thereof to the Agent and Borrower.

     (c) Unless otherwise agreed to by Borrower in writing, no Bank shall, as between Borrower and that Bank, be relieved of any of its obligations under this Agreement as a result of such Bank's granting of a participation in all or any part of such Bank's Notes or all or any part of such Bank's rights under this Agreement.

     10.12 Assignment Agreements. Each Bank may, upon prior notice to and consent of Borrower and Agent, which consent shall not be unreasonably withheld, from time to time sell or assign to other banking institutions rated "B" or better by Thompson Bank Watch Service a pro rata part of all of the indebtedness evidenced by the Notes then owed by it together with an equivalent proportion of its obligation to make Revolving Credit Loans hereunder and the credit risk incidental to the Letters of Credit pursuant to an Assignment Agreement substantially in the form of Exhibit H attached hereto, executed by the assignor, the assignee and the Borrower, which agreements shall specify in each instance the portion of the indebtedness evidenced by the Notes which is to be assigned to each such assignor and the portion of the Revolving Credit
Commitment of the assignor and the credit risk incidental to the Letters of Credit (which portions shall be equivalent) to be assumed by it (the "Assignment Agreements"), provided that nothing herein contained shall restrict, or be deemed to require any consent as a condition to, or require payment of any fee in connection with, any sale, discount or pledge by any Bank of any Note or other obligation hereunder to a federal reserve bank. Any such portion of the indebtedness assigned by any Bank pursuant to this Section 10.12 shall not be less than $5,000,000.00. Upon the execution of each Assignment Agreement by the assignor, the assignee and the Borrower and consent thereto by the Agent (i) such assignee shall thereupon become a "Bank" for all purposes of this Agreement with a Revolving Credit Commitment in the amount set forth in such Assignment Agreement and with all the rights, powers and obligations afforded a Bank hereunder, (ii) the assignor shall have no further liability for funding the portion of its Revolving Credit Commitment assumed by such other Bank and (iii) the address for notices to such Bank shall be as specified in the Assignment Agreement, and the Borrower shall, in exchange for the cancellation of the Note held by the assignor Bank, execute and deliver a Note to the assignee Bank in the amount of its Revolving Credit Commitment and a new Note to the assignor Bank in the amount of its Revolving Credit Commitment after giving effect to the reduction occasioned by such assignment, all such Notes to constitute "Notes" for all purposes of this Agreement, and there shall be paid to the Agent, as a condition to such assignment, an administration fee of $5,000.00 plus any out-of-pocket costs and expenses incurred by it in effecting such assignment, such fee to be paid by the assignor or the assignee as they may mutually agree, but under no circumstances shall any portion of such fee be payable by or charged to the Borrower.

     10.13 References; Headings for Convenience. Unless otherwise specified herein, all references herein to Section numbers refer to Section numbers of this Agreement, all references herein to Exhibits A, B, C, D, E, F, G, H and I refer to annexed Exhibits A, B, C, D, E, F, G, H and I which are hereby incorporated herein by reference and all references herein to Schedules 3.2, 3.3(a), 5, 6.5, 6.6, 6.8, 6.10, 6.11, 6.12, 6.14, 6.15, 7.1(k)(viii), 7.2(a),
7.2(h) and 7.2(k) refer to annexed  Schedules  3.2,  3.3(a),  5, 6.5,  6.6, 6.8,
6.10, 6.11, 6.12, 6.14, 6.15, 7.1(k)(viii),  7.2(a), 7.2(h) and 7.2(k) which are hereby incorporated herein by reference. The Section headings are furnished for the convenience of the parties and are not to be considered in the construction or interpretation of this Agreement.

     10.14 Subsidiary Reference. Any reference herein to a Subsidiary or Consolidated Subsidiary of the Borrower, and any financial definition, ratio, restriction or other provision of this Agreement which is stated to be applicable to the Borrower and its Subsidiaries or Consolidated Subsidiaries or which is to be determined on a "consolidated" or "consolidating" basis, shall apply only to the extent the Borrower has any Subsidiaries or Consolidated Subsidiaries and, where applicable, to the extent any such Subsidiaries are consolidated with the Borrower for financial reporting purposes.

     10.15 Binding Agreement. This Agreement shall be binding upon and inure to the benefit of the Borrower and its successors and Agent and each of the Banks and their respective permitted successors and assigns. The Borrower may not assign or delegate any of its rights or obligations under this Agreement.

     10.16 NO ORAL AGREEMENTS; ENTIRE AGREEMENT. ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT, INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT, ARE NOT ENFORCEABLE. TO PROTECT THE BORROWER, AGENT AND BANKS FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS REACHED BY THE BORROWER, AGENT AND BANKS COVERING SUCH MATTERS ARE CONTAINED IN THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS, WHICH AGREEMENT AND OTHER TRANSACTION DOCUMENTS ARE A COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENTS BETWEEN THE BORROWER, AGENT AND BANKS, EXCEPT AS THE BORROWER, AGENT AND BANKS MAY LATER AGREE IN WRITING TO MODIFY THEM. THIS AGREEMENT EMBODIES THE ENTIRE AGREEMENT AND UNDERSTANDING BETWEEN THE PARTIES HERETO AND SUPERSEDES ALL PRIOR AGREEMENTS AND UNDERSTANDINGS (ORAL OR WRITTEN) RELATING TO THE SUBJECT MATTER HEREOF.

     10.17 Severability. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein that may be given effect without the invalid, illegal or unenforceable provision shall not in any way be affected or impaired thereby.

     10.18 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     10.19 Resurrection of the Borrower's Obligations. To the extent that Agent or any of the Banks receives any payment on account of any of the Borrowe's Obligations, and any such payment(s) or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, subordinated and/or required to be repaid to a trustee, receiver or any other Person under any bankruptcy act, state or federal law, common law or equitable cause, then, to the extent of such payment(s) received, the Borrower's Obligations or part thereof intended to be satisfied and any and all Liens upon or pertaining to any Property or assets of the Borrower and theretofore created and/or existing in favor of Agent for the benefit of the Banks as security for the payment of the Borrower's Obligations shall be revived and continue in full force and effect, as if such payment(s) had not been received by Agent or any such Bank and applied on account of the Borrower's Obligations.

     10.20 U. S. Dollars. All currency references set forth herein, in any other Transaction Documents and in any transactions referenced herein or therein shall be denominated in Dollars of the United States of America.

     10.21 Confidentiality. The Agent and the Banks agree to maintain the confidentiality of all proprietary and nonpublic information obtained by them from or furnished to them by the Borrower pursuant to this Agreement or the other Transaction Documents, not to disclose any such information and to use such information only in connection with the transactions contemplated by this Agreement and the other Transaction Documents, except that the foregoing shall not be construed to, now or in the future, apply to any information reflected in any publicly recorded document, any information obtained from sources other than the Borrower which are not to the Agent's or any such Bank's knowledge bound by confidentiality agreements or which information is in the public domain at the time of such disclosure by the Agent or any such Bank, nor shall it be construed to prevent (a) the Agent or any Bank from making any disclosure of any information (i) if required to do so by any applicable law or regulation, (ii) to any governmental agency or regulatory body having authority over the Agent or such Bank pursuant to a request by such agency or body, (iii) pursuant to and to the extent required by a subpoena or other legal process believed by the Agent or such Bank, in good faith, to be legally issued and valid, (iv) to the extent necessary for the Agent or any such Bank after an Event of Default and during the continuance thereof to enforce any remedy provided for in the Transaction Documents or otherwise available by law, (b) the Agent or any Bank from making such disclosure as it reasonably deems necessary or appropriate to any bank or other financial institution, and counsel thereto, which bank or other financial institution is a prospective lender under the Transaction Documents or any Bank from making such disclosures as it reasonably deems necessary or appropriate to any bank or other financial institution, and counsel thereto, to which such Bank in good faith desires to sell an interest in its Revolving Credit Loans and its Revolving Credit Commitment; provided, that in the case of this clause (b), prior to making any disclosure contemplated hereby, the Agent or such Bank shall notify the Borrower and shall require any such prospective recipient to agree to abide by the confidentiality provisions of this Section 10.21 prior to providing any such proprietary or nonpublic information to such recipient, or (c) the Agent or any Bank from making, on a confidential basis, such disclosures as it deems necessary or appropriate to its affiliates, legal counsel or accountants, (including outside auditors); provided, that in the case of this clause (c), prior to making any disclosure contemplated hereby, the Agent or such Bank will advise the prospective recipient of the provisions of this Section 10.21. The provisions of this Section 10.21 shall survive the termination or expiration of the Transaction Documents.

     IN WITNESS WHEREOF, the parties have executed this Credit Agreement this _____ day of May, 1998.

                                    THE SHAW GROUP INC.



                                    By:
                                    Name:
                                    Title:

Revolving Credit Commitment:        MERCANTILE BUSINESS CREDIT INC.
         $31,250,000.00


                                    By:
                                    Name:
                                    Title:
                                    Address:   100 South Brentwood Blvd.,
                                               Suite 500
                                               St. Louis, Missouri  63105
                                               Attention:  Brian Dickmann,
                                               Vice President
                                    Telecopy No:  (314) 579-8480

Revolving Credit Commitment:        CITY NATIONAL BANK OF BATON ROUGE
         $25,000,000.00


                                    By:
                                    Name:
                                    Title:
                                    Address: 445 North Boulevard, Suite 340
                                             Baton Rouge, Louisiana  70816
                                             Attention:  Mark Bensabat,
                                             Telecopy No:  (504) 377-8396

Revolving Credit Commitment:        HIBERNIA NATIONAL BANK
         $25,000,000.00


                                    By:
                                    Name:
                                    Title:
                                    Address:  333 Travis Street
                                              Shreveport, Louisiana  71101
                                              Attention:  David A. Holden,
                                              Vice President
                                              Telecopy No:  (318) 674-3758

Revolving Credit Commitment:        UNION PLANTERS BANK, N. A.
         $18,750,000.00


                                    By:
                                    Name:
                                    Title:
                                    Address: 8440 Jefferson Highway
                                             Baton Rouge, Louisiana  70809
                                             Attention:  Mark Phillips,
                                             Telecopy No:  (504) 924-9300

                                    MERCANTILE BUSINESS CREDIT INC., as Agent



                                    By:
                                    Name:
                                    Title:
                                    Address:  100 South Brentwood Boulevard,
                                              Suite 500
                                              St. Louis, Missouri  63105
                                              Attention:  Brian Dickmann,
                                              Vice President

                                SCHEDULE 3.2

                           Authorized Representatives


              Name                              Signature

J. M. Bernhard, Jr.                     _________________________

Edward L. Pagano                        _________________________

George P. Bevan                         _________________________

T. A. Barfield, Jr.                     _________________________

George Hooper                           _________________________

                                SCHEDULE 3.3(a)

                          Outstanding Letters of Credit



Date      Account Party                      Face Amount                Expiry
2-18-98   Alloy Piping Products, Inc.        US $        23,500.00      5-1-98
2-8-93    B.F. Shaw, Inc.                    US $     1,178,742.00      10-1-99
9-20-95   B.F. Shaw, Inc.                    US $     4,049,316.00      12-31-98
4-24-96   The Shaw Group Inc.                US $     262,250.00        2-28-00
3-18-97   The Shaw Group Inc.                US $     400,000.00        3-31-98
7-26-96   Shaw International                 US $     647,577.70        1-31-98
9-16-97   Shaw Overseas (Cayman) Limited     US $     217,524.62        2-15-98
10-8-97   Shaw Power Services, Inc.          US $     564,220.00        3-27-99
10-8-97   Shaw Power Services, Inc.          US $     564,220.00        3-27-99

                                   SCHEDULE 5

                            Description of Collateral


     All of Borrower's right, title and interest in and to the following described property and any and all additions, accessions and substitutions thereto or therefor (hereinafter collectively referred to as the "Collateral"):

     (a) all accounts, contract rights, documents, instruments and other forms of obligation and other rights to the payment of money (collectively, "Accounts"), and all goods whose sale, lease, rental or other disposition by Borrower have given rise to Accounts and have been returned to or repossessed or stopped in transit by Borrower;

     (b) all inventory of Borrower, wherever located, whether in transit, held by others for Borrower's account, covered by warehouse receipts, purchase orders and/or contracts, or in the possession of any carriers, forwarding agents, truckers, warehousemen, vendors or other Persons, including, without limitation, all raw materials, work in process, finished goods, supplies, goods, incidentals, office supplies and packaging and shipping materials (collectively, "Inventory");

     (c) all general intangibles of any kind or nature whatsoever, including, without limitation, all patents, trademarks and copyrights, and all applications for, registrations of and licenses of the foregoing, and all computer software, product specifications, trade secrets, licenses, trade names, service marks, goodwill, tax refunds and rights to tax refunds (collectively, "General Intangibles");

     (d) monies, reserves, deposits, certificates of deposit and deposit accounts and interest or dividends thereon, securities, cash, cash equivalents and other property now or at any time or times hereafter in the possession or under the control of any of the Banks, any of their affiliates or their bailees;

     (e) all books, records, computer records, computer disks, ledger cards, programs and other computer materials, customer and supplier lists, invoices, orders and other property and general intangibles at any time evidencing or relating to any of the Collateral (collectively, "Records");

     (f) all accessions to any of the property described above and all substitutions, renewals, improvements and replacements of and additions thereto; and

     (g) all proceeds, including, without limitation, proceeds which constitute property of the types described in (a), (b), (c), (d), (e) and (f) above and any rents and profits of any of the foregoing items, whether cash or noncash, immediate or remote, including, without limitation, all income, accounts, contract rights, general intangibles, chattel paper, notes, drafts, acceptances, instruments and other rights to the payment of money arising out of the sale, rental, lease, exchange or other disposition of any of the foregoing items (provided, however, that nothing contained herein or in any financing statement shall be deemed to permit or assent to any such disposition other than the sale of Inventory in the ordinary course of business), and insurance proceeds, and all products, of (a), (b), (c), (d), (e) and (f) above, and any indemnities, warranties and guaranties payable by reason of loss or damage to or otherwise with respect to any of the foregoing items;


                                  SCHEDULE 6.5

                                   Litigation


----------------------------- ----------------------------- ---------------------------- ----------------------------
Case Name                     Type Action                   Status                       Location
----------------------------- ----------------------------- ---------------------------- ----------------------------
----------------------------- ----------------------------- ---------------------------- ----------------------------

Slanderfer v. Word            Age discrimination            Motion for Summary           Tulsa, Oklahoma
                                                            Judgment filed; No
                                                            Response; trial 5/98?
----------------------------- ----------------------------- ---------------------------- ----------------------------
----------------------------- ----------------------------- ---------------------------- ----------------------------
Howard V. Shaw                Wrongful termination/age      Discovery, trial 6/22/98     Martine, California
                              discrimination
----------------------------- ----------------------------- ---------------------------- ----------------------------
----------------------------- ----------------------------- ---------------------------- ----------------------------
Shaw v. Mitsui                Contract                      6/19/98 Hearing on Motion    Baton Rouge, Louisiana
                                                            to Stay
----------------------------- ----------------------------- ---------------------------- ----------------------------
----------------------------- ----------------------------- ---------------------------- ----------------------------
Carreon v. Shaw               Personal Injury               Answer filed, waiting on     Galveston, Texas
                                                            files from Sunland for
                                                            discovery, trial
                                                            12/16/98-12/18/98
----------------------------- ----------------------------- ---------------------------- ----------------------------
----------------------------- ----------------------------- ---------------------------- ----------------------------
Enterprise Products v. NYE    Property damage negligence    Answer filed 3/30/98         Chambers County, Texas
Engineering, et al.
----------------------------- ----------------------------- ---------------------------- ----------------------------
----------------------------- ----------------------------- ---------------------------- ----------------------------
Lavalco v. APP                Contract                      Discovery                    Houston, Texas
----------------------------- ----------------------------- ---------------------------- ----------------------------
----------------------------- ----------------------------- ---------------------------- ----------------------------
Shaw v. Natkin                Delay/Extra Work              Discovery, 9/98 trial        Nashville, Tennessee
----------------------------- ----------------------------- ---------------------------- ----------------------------
----------------------------- ----------------------------- ---------------------------- ----------------------------
Connex v. Tuna Association    Property Purchase             Trial pending                Botetourt County, Virginia
                              Environmental
----------------------------- ----------------------------- ---------------------------- ----------------------------
----------------------------- ----------------------------- ---------------------------- ----------------------------
Koon v. B.F. Shaw             Open Account/Contract         Answer due 4/30/98           8th JDC, Laurens, South
                                                                                         Carolina
----------------------------- ----------------------------- ---------------------------- ----------------------------


                                  SCHEDULE 6.6

                              Pension Plan Matters


                  None.

                                  SCHEDULE 6.8

                             Borrower's Subsidiaries


                                                                State of
         Names                 Addresses                      Incorporation

                                  SCHEDULE 6.10

                           Other Loans and Guaranties

1. Secured loan (Jetstar plane) by Metlife Capital Financial Corporation to the Borrower, with a March 31, 1998 balance of approximately $1,690,641.32.

2. Secured loan (equipment) by Metlife Capital Financial Corporation to The Shaw Group Inc. for Sunland Fabricators, Inc. equipment, with a March 31, 1998 balance of approximately $1,911,610.34.

3. Secured loan (equipment) by Metlife Capital Financial Corporation to The Shaw Group Inc. for Sunland Fabricators, Inc. equipment, with a March 31, 1998 balance of approximately $462,192.08.

4. Secured loan (real estate/fixtures) by Metlife Capital Financial Corporation to Sunland Fabricators, Inc., with a March 31, 1998 balance of approximately $2,251,071.31. Guaranteed by the Borrower, B. F. Shaw, Inc., FVF Incorporated and National Fabricators, Inc.

5. Secured loan (equipment) by Metlife Capital Financial Corporation to The Shaw Group Inc. for Sunland Fabricators, Inc. equipment, with a March 31, 1998 balance of approximately $3,345,607.04.

6. Secured loan (real estate) by Metlife Capital Financial Corporation to Sunland Fabricators, Inc. with a March 31, 1998 balance of approximately $1,688,434.78. Guaranteed by the Borrower, B. F. Shaw, Inc., FVF Incorporated and National Fabricators, Inc.

7.   Secured loan (real estate) by Metlife Capital Financial Corporation to Word
     Industries   Fabricators,   Inc.,   with  a  March  31,  1998   balance  of
     approximately $1,777,363.66. Guaranteed by the Borrower.

8.   Secured loan (equipment) by Metlife Capital  Financial  Corporation to Word
     Industries   Fabricators,   Inc.,   with  a  March  31,  1998   balance  of
     approximately $1,560,443.00. The Borrower is a co-maker of such loan.

9.   Secured loan (equipment) by MetLife Capital  Financial  Corporation to Word
     Industries   Fabricators,   Inc.,   with  a  March  31,  1998   balance  of
     approximately $1,786,357.42. Guaranteed by the Borrower.

10. Secured loan (real estate) by Metlife Capital Financial Corporation to SAON Properties, Inc., with a March 31, 1998 balance of approximately $3,133,409.00. Guaranteed by the Borrower, Alloy Piping Products, Inc., Sunland Fabricators, Inc., National Fabricators, Inc., B. F. Shaw, Inc., FVF Incorporated, NAPTech, Inc. and Word Industries Fabricators, Inc.

11. Secured loan (equipment) by First Bank of Boston to Alloy Piping Products, Inc., with a March 31, 1998 balance of approximately $5,549,999.83. Guaranteed by the Borrower.

12. Secured loan (equipment) by BancBoston Leasing to NAPTech, Inc., with a March 31, 1998 balance of approximately $3,428,571.00. Guaranteed by the Borrower.

13. Secured loan (equipment) by BancBoston Leasing, Inc. to Shaw Constructors, Inc., with a March 31, 1998 balance of approximately $1,131,938.57. Guaranteed by the Borrower.

14. Secured loan (equipment) by Mercantile Business Credit Inc. to B. F. Shaw, Inc., with a March 31, 1998 balance of approximately $1,350,000.00. Guaranteed by the Borrower. [To be paid at Closing].

15. Secured loan by Mercantile Business Credit Inc. to the Borrower, with a March 31, 1998 balance of approximately -0-.

16. $13,000,000.00 unsecured revolving credit facility extended to the Borrower by Mercantile Business Credit Inc., which has a March 31, 1998 principal balance of $2,115,800.00. [To be paid at Closing.]

17. Secured loans, letters of credit and guarantees under the Second Amended Loan and Security Agreement dated March 29, 1996 among Borrower, the Subsidiaries of Borrower parties thereto and Mercantile Business Credit Inc., et al., and all amendments thereto. [To be paid at Closing.]

18. South Carolina bonds in favor of B. F. Shaw, Inc., unsecured, with a March 31, 1998 balance of $4,000,000.00.

19.  Secured  loan  (real  estate)  by  Pioneer/Hibernia  Bank to  Alloy  Piping
     Products,   Inc.,   with  a  March  31,  1998   balance  of   approximately
     $3,178,492.86.

20. Secured loan (real estate) by Union Planters Bank to United Crafts, Inc., with a March 31, 1998 balance of approximately $545,875.87.

21. Fifteen secured loans by Union Planters Bank to United Crafts, Inc., with a March 31, 1998 balance of approximately $106,878.12.

22. Secured loan (real estate) by ARKLA to Alloy Piping Products, Inc., with a March 31, 1998 balance of approximately $19,220.71.

23. Secured loan (real estate) by McJunkin Corporation to Alloy Piping Products, Inc., with a March 31, 1998 balance of approximately $140,065.03. Guaranteed by the Borrower.

24.  Unsecured  loan  by  Alkota  Cleaning  Systems  to  United  Crafts,   Inc.,
     unsecured, with a March 31, 1998 balance of approximately $2,235.69.

25. Unsecured loan by Associated Leasing to FVF, Incorporated, with a March 31, 1998 balance of approximately $15,899.50.

26. Unsecured loan by Phil Hollingsworth Equipment to Shaw Industrial Supply Company, Inc., with a March 31, 1998 balance of approximately -0-.

27. Unsecured loan by First Premium to the Borrower, with a March 31, 1998 balance of approximately -0-.

28. Secured loan (equipment) by Contractors Finance Co. of Louisiana to Shaw Constructors, Inc. (UCI), with a March 31, 1998 balance of approximately $78,894.41.

29. Secured loan (assets) by NatWest Bank facility to Shaw Aiton, Ltd. in the amount of approximately 3,000,000.00 British Sterling Pounds, which has a March 31, 1998 balance of approximately 1,367,000.00 British Sterling Pounds. Parent company guarantee of the Borrower and Shaw Group U.K. Holdings, Ltd. and a mortgage on the assets of Shaw Group U.K. Holdings, Ltd., Shaw U.K., Ltd., Shaw Aiton, Ltd., Shaw Dunn, Ltd. and Pipework Engineering and Development, Ltd.

30. Bank guarantees by Westpac Banking Corp. in favor of Aiton Australia Pty. Ltd. ("Aiton") in the amount of Aus. $2,696,848.00.

31. Aus. $1,500,000.00 facility by Westpac Banking Corp. in favor of Aiton, which has a March 31, 1998 balance of Aus. $198,393.00 guaranteed by the Borrower.

32.  Secured  loan  (assets)  by  Barclays  Bank  to  Pipework  Engineering  and
     Developments, Ltd., which has a March 31, 1998 principal balance of 182,637.00 British Sterling Pounds.

33. 6.44% Series A Senior Secured Notes due 2005 and 6.93% Series B Senior Secured Notes due 2008 and Subsidiary Guarantees thereof.

34. Loan in the amount of $3,850,000.00 from B. F. Shaw, Inc. to Word Industries Fabricators, Inc.

35. Loan by the Borrower to Merit Industrial Constructors, Inc. pursuant to a Loan Agreement dated July 2, 1997, which has a March 31, 1998 balance of $475,000.00.

36. Various loans by the Borrower and/or its Subsidiaries to the employees of the Borrower and its Subsidiaries.

37.  Loans to joint venture Related Parties.

38.  Various loans among the Borrower and/or its Subsidiaries.

39. Guarantee by the Borrower of the obligations of Word Industries Fabricators, Inc. under the Asset Purchase Agreement executed in connection with the prior acquisition of assets for Word Industries Pipe Fabricating, Inc. and affiliates.

40. Existing guarantees by the Borrower or any Subsidiary made in the ordinary course of business of any payment to a vendor of goods or services to the Borrower/Subsidiaries or guarantees by the Borrower or any Subsidiary made with respect to the performance by the Borrower/Subsidiary of a contract for the sale of goods or the delivery of services.

41. Endorsements of negotiable instruments for collection in the ordinary course of business.

42. The Borrower and/or one of its Subsidiaries is indebted in the approximate amount of $3,623,760.00 as of March 31, 1998, to Vekamaf Holding B.V., incurred in connection with the acquisition of Cojafex, B.V. ("Cojafex"), which amount is secured by the pledge of the capital stock in Cojafex.

43. The Borrower and/or one of its Subsidiaries is indebted to the former stockholders of Pipework Engineering and Developments, Ltd. ("PED") in the amount of approximately $1,078,440.00 as of March 31, 1998, such indebtedness resulting from the deferred portion of the purchase price for the capital stock in PED, which is secured by a letter of credit.

44.  Deed dated  November 14, 1997 to which the Borrower is a party  relating to
     preferential  creditors  of  Prospect  Industries,   plc  ("Prospect")  and
     Prospect Engineering Limited ("PEL").

45. Deed of Indemnity dated November 14, 1997 by the Borrower in favor of Midland Bank, plc ("Midland") relating to claims of the preferential creditors of Prospect and PEL.

46. Deed of Indemnity dated November 14, 1997 by the Borrower in favor of Midland with respect to demands or claims on certain letters of credit, bonds or guarantees.

47. Each of the Letters of Credit set forth on Schedule 3.3(a) to this Agreement.

48. Customary indemnification obligations undertaken by the Borrower and/or its Subsidiaries in connection with acquisitions prior to the date of the Agreement.

                                 SCHEDULE 6.11

                                 Permitted Liens


============== -------- ------------- ------------- ------------- ==============
                                         Date          File
Secured Party    UCC    Jurisdiction    Filed         Number       Description
============== -------- ------------- ------------- ------------- ==============

============== -------- ------------- ------------- ------------- ==============

============== -------- ------------- ------------- ------------- ==============

============== -------- ------------- ------------- ------------- ==============

============== -------- ------------- ------------- ------------- ==============

============== -------- ------------- ------------- ------------- ==============

============== -------- ------------- ------------- ------------- ==============

============== -------- ------------- ------------- ------------- ==============

============== -------- ------------- ------------- ------------- ==============

============== -------- ------------- ------------- ------------- ==============

============== -------- ------------- ------------- ------------- ==============

============== -------- ------------- ------------- ------------- ==============

============== ======== ============= ============= ============= ==============

============== ======== ============= ============= ============= ==============

                                  SCHEDULE 6.12

                               Multiemployer Plans


                  None.

                                  SCHEDULE 6.14

                   Environmental and Health and Safety Matters


     Certain environmental issues have arisen with respect to the property in Troutville, Virginia being leased by Connex Pipe Systems, Inc. Connex is presently involved in litigation with the lessor of such property in which litigation environmental cleanup issues have been raised. Connex believes that it is not responsible for the environmental cleanup since it believes that any hazardous materials requiring remediation were placed on the property by a former tenant, the present owner, or a former owner of such property or some other third party.

                                 SCHEDULE 6.15

                    List of Predecessor and Fictitious Names


1.    The Shaw Group Inc.

      Shaw Industries, Inc.
      B.F. Shaw, Inc.

2.    Alloy Piping Products, Inc.

      APP
      WeldTech
      Oil Capital Supply
      Multi Metals

3.    Connex Pipe Systems, Inc.

      Whessoe Pipe, Inc.

4.    Fronek A/DE, Inc.

      FCI/ADE Acquisition, Inc.
      Anchor Darling

5.    Fronek Engineering and
          Consulting, Inc.

      Fronek Company, Inc.
      FCI
      FCI Canada
      Fronek Consulting, Inc.

6.    NAPTech, Inc.

      North American Piping  Technologies

7.    National Fabricators, Inc.

      Process Fabricators, a division of
      National Fabricators


8.    Prospect Industries (Holdings), Inc.

      Greenback Engineering Corp.
      Prospect Industries, Inc.

9.    Shaw Constructors, Inc.

      United Crafts, Inc.
      UCI

10.   Shaw Fronek-Fabricators, Inc.

      FCI Pipe Support Sales, Inc.
      FCI PSSI
      PSSI

11.   Shaw Industrial Supply, Inc.

      Energy Metal Specialties, Inc.
      SIS

12.   Shaw Maintenance, Inc.

      Merit Industrial Constructors

13.   Sunland Fabricators, Inc.

      Shaw/Sunland Fabricators, Inc.

14.   Welding Technology and Supply, Inc.

      Weld Tech

15.   Word Industries Fabricators, Inc.

      Word Industries, Inc.
      Word Industries Pipe Fabricating, Inc.

                              SCHEDULE 7.1(k)(viii)

                        Directors and Executive Officers


Directors

J. M. Bernhard, Jr.
Albert McAlister
L. Lane Grigsby
David W. Hoyle
John W. Sinders, Jr.
William H. Grigg

Executive Officers
Name                      Position
J. M. Bernhard, Jr.       President and Chief Executive Officer
Edward L. Pagano          Chief Financial Officer and Treasurer
George P. Bevan           Executive Vice President, Assistant Secretary
G. Ray Wilkie, Jr.        Executive Vice President
Ronald D. Brown, Jr.      President of Shaw Manufacturing and Services, Inc.
N. Andrew Dupuy, Jr.      President of Shaw Power Services, Inc.
Richard F. Gill           President of Shaw Process and Industrial Group, Inc.

                                 SCHEDULE 7.2(a)

                             Permitted Indebtedness


     The items set forth on Schedule 6.11 - Other Loans and Guarantees to this Agreement, are incorporated by reference herein.

                                 SCHEDULE 7.2(h)

                        Transactions with Related Parties


1. Transactions among the Borrower and/or its Subsidiaries and any Related Party that are set forth on any other Schedule to this Agreement.

2. Transactions entered into at the time of an acquisition by the Borrower with persons who agreed to become officers of Borrower or any of its Subsidiaries as described in more detail under "Certain Relationships and Related Transactions" set forth in Borrowers' Proxy Statement (the "Proxy Statement") dated December 22, 1997 for its 1998 Annual Meeting of Shareholders.

3. John W. Sinders, Jr., a director of the Borrower, is a managing director of Jeffries & Company, Inc., an investment banking firm that has provided certain investment banking services as described in "Certain Relationships and Related Transactions" in the Proxy Statement.

4.   Employment Agreement with J. M. Bernhard, Jr.

5. MAPP Construction, Inc. ("MAPP") has performed and may perform various office construction contracts for the Borrower and its Subsidiaries. Total payments to MAPP, in which L. Lane Grigsby (a member of the Borrower's Board of Directors) is a shareholder, have totaled approximately $1,000,000.00.

                                 SCHEDULE 7.2(k)

      Investments Held by Borrower and its Subsidiaries as of May 15, 1998


     In addition to the investments of the Borrower and its Subsidiaries in any of the investments described in (a) - (h) and (j) - (n) of the definition of "Permitted Investments" in the Agreement, the Borrower has an investment in a Bahrain joint venture known as Shaw Nass Middle East, W.L.L.

                                    EXHIBIT A

                           BORROWING BASE CERTIFICATE


     This Borrowing Base Certificate is delivered pursuant to Section 3.1(c) of that certain Credit Agreement dated as of May 15, 1998, by and between The Shaw Group Inc. and Mercantile Business Credit Inc., as Agent, and the Banks a party thereto (the "Loan Agreement") and is subject to the terms and provisions contained therein. All capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Loan Agreement.

     Borrower hereby represents and warrants to Agent and Banks that the following information is true and correct as of _________________________, 19____.

     I. BORROWING BASE CALCULATIONS

     Consolidated EBITDA for the twelve months ended as of ____________, ______:
 1.  (a)  Consolidated Net Income (excluding extraordinary items)$_____________
     (b)  Consolidated Income Taxes                              $______________
     (c)  Consolidated Interest Expense                          $______________
     (d)  Consolidated Depreciation Expense                      $______________
     (e)  Consolidated Amortization Expense                      $______________
 2.  Consolidated EBITDA (Sum of Lines 1(a) through 1(e))        $______________
 3.  Borrowing Base Multiplier                                   3.00
 4. Total Borrowing Base (Line 2 multiplied by Line 3, but not to exceed $100,000,000.00) $______________

     II.  LOAN AVAILABILITY

 5.  Aggregate principal amount of outstanding Revolving Credit
     Loans                                                       $______________
 6.  Face amount of outstanding Letters of Credit                $______________
 7.  Total Outstandings (Line 5 plus Line 6)                     $______________
 8. Borrowing Base Excess (Deficit) (Line 4 minus Line 7) (Negative amount represents $______________ mandatory repayment)

     If Line 8 above is negative, this Borrowing Base Certificate is accompanied by the mandatory repayment required by Section 3.1(d) of the Loan Agreement.

     This Borrowing Base Certificate is dated the day of , 19 .

                                        THE SHAW GROUP INC.



                                        By:
                                        Name:
                                        Title:

                                    EXHIBIT B

                              REVOLVING CREDIT NOTE


 $_______________                                      St. Louis, Missouri
                                                       May 15, 1998


     FOR VALUE RECEIVED, on March 31, 2001, the undersigned, THE SHAW GROUP INC., ("Borrower"), hereby promises to pay to the order of _______________________ ("Bank"), the principal sum of ________________________
Dollars ($______________), or such lesser sum as may then be outstanding hereunder. The aggregate principal amount which Bank shall be committed to have outstanding hereunder at any one time shall not exceed________________ Dollars ($_______________) subject to the limitation of Bank's pro rata share of the "Borrowing Base" (as defined in the Credit Agreement), which amount may be borrowed, paid, borrowed and repaid, in whole or in part, subject to the terms and conditions hereof and of the Credit Agreement hereinafter identified.

     Borrower further promises to pay to the order of Bank interest on the principal amount from time to time outstanding hereunder on the dates and at the rate or rates provided for in the Credit Agreement. All payments hereunder (other than prepayments) shall be applied first to the payment of all accrued and unpaid interest, with the balance, if any, to be applied to the payment of principal. All prepayments hereunder shall be applied solely to the payment of principal.

     All payments of principal and interest hereunder shall be made in lawful currency of the United States in federal or other immediately available funds at the office of Mercantile Business Credit Inc. (the "Agent") situated at 100 South Brentwood Boulevard, Suite 500, St. Louis, Missouri 63105, or at such other place as the Agent shall designate in writing. Interest shall be computed on an actual day, 360-day year basis. Consistent with the terms of the Credit Agreement, the Agent shall determine each interest rate applicable to the advances hereunder, which determination shall be conclusive in the absence of manifest error.

     Bank may record the date and amount of all loans and all payments of principal and interest hereunder in the records it maintains with respect thereto. Bank's books and records showing the account between Bank and the Borrower shall be admissible in evidence in any action or proceeding and shall constitute prima facie proof of the items therein set forth.

     This Note is referred to in that certain Credit Agreement dated as of the date hereof by and between the Borrower, Agent, Bank and other lenders named therein (as the same may from time to time be amended, the "Credit Agreement"), to which Credit Agreement reference is hereby made for a statement of the terms and conditions upon which the maturity of this Note may be accelerated, and for other terms and conditions, including prepayment, which may affect this Note.

     This Note is secured by that certain Security Agreement dated the date hereof and executed by Borrower in favor of Agent for the benefit of Bank and others, and by certain other Security Agreements dated as of the dates of their respective executions and executed respectively by each of the Borrower's present and future Subsidiaries in favor of Agent for the benefit of Bank and others (collectively, as the same may from time to time be amended, the "Security Agreements"), to which Security Agreements reference is hereby made for a description of the security and a statement of the terms and conditions upon which this Note is secured.

     This Note is also secured by that certain General Pledge and Security Agreement dated the date hereof and executed by Borrower in favor of Agent for the benefit of Bank and others and by certain other General Pledge and Security Agreements dated as of the dates of their respective executions and executed respectively by certain of Borrower's present and future Subsidiaries in favor of Agent for the benefit of Bank and others (collectively, as the same may from time to time be amended, the "Pledge Agreements"), to which Pledge Agreements reference is also hereby made for a description of the security and a statement of the terms and conditions upon which this Note is further secured.

     If the Borrower shall fail to make any payment of any principal of or interest on this Note as and when the same shall become due and payable, or if any "Event of Default" (as defined therein) shall occur under or within the meaning of the Credit Agreement or any of the Security Agreements or the Pledge Agreements, Bank's obligation to make any additional loans under this Note may be terminated as set forth in the Credit Agreement, and Agent, on behalf of Bank, may further declare the entire outstanding principal balance of this Note and all accrued and unpaid interest thereon to be immediately due and payable.

     In the event that any payment of any principal of or interest on this Note shall not be paid when due, whether by reason of acceleration or otherwise, and this Note shall be placed in the hands of an attorney or attorneys for collection or for foreclosure of any or all of the Security Agreements and/or any or all of the Pledge Agreements securing payment hereof, or for representation of Bank in connection with bankruptcy or insolvency proceedings relating hereto, the Borrower promises to pay, in addition to all other amounts otherwise due hereon, the reasonable costs and expenses of such collection, foreclosure and representation, including, without limitation, reasonable attorneys' fees and expenses (whether or not litigation shall be commenced in aid thereof). All parties hereto severally waive presentment for payment, demand, protest, notice of protest and notice of dishonor.

     This Note shall be governed by and construed in accordance with the internal laws of the State of Missouri.

                                         THE SHAW GROUP INC.


                                         By:
                                         Name:
                                         Title:

                         LOANS AND PAYMENTS OF PRINCIPAL




                               Amount       Amount of        Unpaid
          Prime Notation         of         Principal       Principal
Date      or LIBOR Loan         Loan         Repaid          Balance
          Made By

                                   EXHIBIT C

                        LETTERHEAD Of BORROWER'S COUNSEL



                                  May 15, 1998


Mercantile Business Credit Inc.
100 South Brentwood Boulevard, Suite 500
St. Louis, Missouri  63105

City National Bank of Baton Rouge
445 North Boulevard, Suite 340
Baton Rouge, Louisiana  70816

Hibernia National Bank
313 Travis Street
Shreveport, Louisiana  71101

Union Planters Bank, N. A.
8440 Jefferson Highway
Baton Rouge, Louisiana  70809

Gentlemen:

     We are counsel to The Shaw Group Inc., ("Borrower"), and its subsidiaries, listed on Schedule 6.8 to the Loan Agreement (defined below) (collectively, the "Guarantors"), and, in connection with this opinion, we have reviewed the Credit Agreement dated as of May 15, 1998 (the "Loan Agreement") made by and among the Borrower, Mercantile Business Credit Inc., as agent (the "Agent")and Mercantile Business Credit Inc. (in its capacity as a lender "Mercantile"), City National Bank of Baton Rouge ("City National"), Hibernia National Bank ("Hibernia"), and Union Planters Bank, N. A. ("Union Planters," and collectively with Mercantile, City National and Hibernia, the "Banks"), the $31,250,000.00 Revolving Credit Note dated as of May 15, 1998 made by the Borrower payable to the order of Mercantile, the $25,000,000.00 Revolving Credit Note dated as of May 15, 1998 made by the Borrower payable to the order of City National, the $18,750,000.00 Revolving Credit Note dated as of May 15, 1998 made by the Borrower payable to the order of Union Planters, and the $25,000,000.00 Revolving Credit Note dated as of May 15, 1998 made by the Borrower payable to the order of Hibernia (collectively, the "Notes"), the Security Agreement dated as of May 15, 1998 made by Borrower in favor of Agent for the benefit of all of the Banks (the "Security Agreement"), those certain General Pledge and Security Agreements dated as of May 15, 1998 made by Borrower in favor of Agent for the benefit of all the Banks and those _______________ (_____) General Pledge and Security Agreements, each dated as of May 15, 1998 made by certain of the Guarantors in favor of Agent for the benefit of all the Banks, together with the collateral schedules, stock powers and original stock certificates delivered pursuant
thereto  (collectively,   the "Pledge  Agreements"),  the  Guaranties  executed
respectively by each of the Guarantors dated of even date herewith (the "Guaranties"), and the Subsidiary Security Agreements, each dated as of May 15, 1998 and made respectively by each of the Guarantors in favor of the Agent for the benefit of all of the Banks (the "Subsidiary Security Agreements"). The Loan Agreement, the Notes, the Security Agreement, the Pledge Agreement executed by Borrower and all agreements or documents to be delivered pursuant thereto are referred to herein as the "Loan Documents." The Guaranties, the Subsidiary Security Agreements, the Pledge Agreements executed by any of the Guarantors, and all agreements or documents to be delivered pursuant thereto are referred to herein as the "Subsidiary Documents"). All terms used but not defined herein shall have the respective meanings ascribed to them in the Loan Agreement.

     We have also reviewed the corporate organization and existence of the Borrower and each Guarantor, the corporate proceedings of the Borrower in relation to the Loan Documents, and the corporate proceedings of each of the Guarantors in relation to the Subsidiary Documents, and such other matters as we have deemed necessary or relevant as a basis for this opinion.

     Based upon the foregoing, it is our opinion that:

     1. Borrower is a duly organized and validly existing corporation in good standing under the laws of Louisiana, with perpetual corporate existence, and it has the corporate power and authority to own its properties and to transact the business in which it is engaged or presently proposes to engage; and Borrower is duly qualified as a foreign corporation and in good standing in all of the states where the nature of its business or the ownership or use of property requires such qualification.

     2. Each of the Guarantors is a duly organized and validly existing corporation in good standing under the laws of the state of its incorporation, with perpetual corporate existence, and each Guarantor has the corporate power and authority to own its properties and to transact the business in which it is engaged or presently proposes to engage; and each of the Guarantors is duly qualified as a foreign corporation and in good standing in all of the states where the nature of its business or the ownership or use of property requires such qualification.

     3. Borrower has the corporate power to execute, deliver and carry out the terms and provisions of the Loan Documents and Borrower has duly taken or caused to be taken all necessary corporate action (including but not limited to the obtaining of any consent of stockholders required by law or by the Articles of Incorporation or Bylaws of Borrower) to authorize the execution, delivery and performance of the Loan Documents.

     4. Each of the Guarantors has the corporate power to execute, deliver and carry out the terms and provisions of the Subsidiary Documents, and each of the Guarantors has duly taken or caused to be taken all necessary corporate action (including but not limited to the obtaining of any consent of stockholders required by law or by the Articles or Certificate of Incorporation or Bylaws of such Guarantor) to authorize the execution, delivery and performance of the Subsidiary Documents.

     5. Neither the execution and delivery of the Loan Documents by Borrower, the execution and delivery of the Subsidiary Documents by the Guarantors, nor compliance with the provisions thereof will violate any law or regulation or any order or decree of any court or governmental instrumentality, or will conflict with, or result in the breach of, or constitute a default under, any indenture, mortgage, deed of trust, agreement or other instrument (of which we have knowledge) to which the Borrower or any Guarantor is a party or by which the Borrower or any Guarantor might be bound, or result in the creation or imposition of any lien, charge or encumbrance upon, any of the property of the Borrower or any Guarantor thereunder, or violate any provision of the Articles or Certificate of Incorporation, Bylaws or any preferred stock provisions of the Borrower or any Guarantor. In this connection, we have made a reasonable investigation with respect to the existence of any such indenture, mortgage, deed of trust, agreement or other instrument.

     6. There are no actions, suits or proceedings pending or (to our knowledge) threatened against or affecting the Borrower or any Guarantor before any court, arbitrator or governmental or administrative body or agency which might result in any material adverse change in the business, operations, properties or assets or in the condition, financial or otherwise, of the Borrower or any such Guarantor.

     7. Except as set forth in Paragraphs 9 through 29 below, no action of, or filing with, any governmental or public body or authority is required to authorize, or is otherwise required in connection with, the execution, delivery and performance of the Loan Documents or the Subsidiary Documents.

     8. The respective Loan Documents have been duly executed and delivered by the Borrower and constitute valid and binding obligations of the Borrower enforceable in accordance with their respective terms subject to bankruptcy, reorganization and other similar laws affecting the enforcement of creditors' rights. The respective Subsidiary Documents have been duly executed and delivered by the Guarantors executing the same and constitute the valid and binding obligations of such Guarantors enforceable in accordance with their respective terms, subject to bankruptcy, reorganization and other similar laws affecting the enforcement of creditors' rights.

     9. The Security Agreement, upon the recording of UCC-1 financing statements in the name of The Shaw Group Inc. in the Office of the Secretary of State of each of South Carolina, Texas, New Jersey, Oklahoma, New Hampshire, California and Utah, and in the Recorder's Offices for East Baton Rouge Parish, Louisiana, Caddo Parish, Louisiana, Laurens County, South Carolina, Gregg County, Texas, Bergen County, New Jersey, Tulsa County, Oklahoma, Belknap County, New Hampshire, Solano County, California and Davis County, Utah creates in Agent for the benefit of all of the Banks a valid, perfected and enforceable lien in and to the property described in Schedule 5 of the Loan Agreement of the Borrower.

     10. The Pledge Agreements, upon possession by Agent of the original stock certificates evidencing shares in each of the Guarantors, creates in Agent for the benefit of all of the Banks a valid, perfected and enforceable lien in and to the capital stock described therein.

     11. The Subsidiary Security Agreement of B. F. Shaw, Inc., upon the recording of UCC-1 financing statements in the name of B. F. Shaw, Inc. in the Office of the Secretary of State of South Carolina, and in the Recorder's Office for Laurens County, South Carolina, creates in Agent for the benefit of all of the Banks a valid, perfected and enforceable lien in and to the types of property owned by B. F. Shaw, Inc. described in Schedule 5 of the Loan Agreement.

     12. The Subsidiary Security Agreement of National Fabricators, Inc., upon the recording of UCC-1 financing statements in the name of National Fabricators, Inc. in the Recorder's Office for East Baton Rouge Parish, Louisiana, creates in Agent for the benefit of all of the Banks a valid, perfected and enforceable lien in and to the types of property owned by National Fabricators, Inc. described in Schedule 5 of the Loan Agreement.

     13. The Subsidiary Security Agreement of FVF, Incorporated, upon the recording of UCC-1 financing statements in the name of FVF, Incorporated in the Recorder's Office for East Baton Rouge Parish, Louisiana, creates in Agent for the benefit of all of the Banks a valid, perfected and enforceable lien in and to the types of property owned by FVF, Incorporated described in Schedule 5 of the Loan Agreement.

     14. The Subsidiary Security Agreement of Sunland Fabricators, Inc., upon the recording of UCC-1 financing statements in the name of Sunland Fabricators, Inc. in the Recorder's Office for East Baton Rouge Parish, Louisiana, creates in Agent for the benefit of all of the Banks a valid, perfected and enforceable lien in and to the types of property owned by Sunland Fabricators, Inc. described in Schedule 5 of the Loan Agreement.

     15. The Subsidiary Security Agreement of Shaw-Fronek Fabrication, Inc., upon the recording of UCC-1 financing statements in the name of Shaw-Fronek Fabrication, Inc. in the Office of the Secretary of State of Texas, and in the Recorder's Office for Gregg County, Texas, creates in Agent for the benefit of all of the Banks a valid, perfected and enforceable lien in and to the types of property owned by Shaw-Fronek Fabrication, Inc. described in Schedule 5 of the Loan Agreement.

     16. The Subsidiary Security Agreement of Fronek Engineering and Consulting, Inc., upon the recording of UCC-1 financing statements in the name of Fronek Engineering and Consulting, Inc. in the Office of the Secretary of State of New Jersey, and in the Recorder's Office for Bergen County, New Jersey, creates in Agent for the benefit of all of the Banks a valid, perfected and enforceable lien in and to the types of property owned by Fronek Engineering and Consulting, Inc. described in Schedule 5 of the Loan Agreement.

     17. The Subsidiary Security Agreement of Shaw International, Inc., upon the recording of UCC-1 financing statements in the name of Shaw International, Inc. in the Recorder's Office for East Baton Rouge Parish, Louisiana, creates in Agent for the benefit of all of the Banks a valid, perfected and enforceable lien in and to the types of property owned by Shaw International, Inc. described in Schedule 5 of the Loan Agreement.

     18. The Subsidiary Security Agreement of Word Industries Fabricators, Inc., upon the recording of UCC-1 financing statements in the name of Word Industries Fabricators, Inc. in Recorder's Office for Tulsa County and Oklahoma County, Oklahoma, creates in Agent for the benefit of all of the Banks a valid, perfected and enforceable lien in and to the types of property owned by Word Industries Fabricators, Inc. described in Schedule 5 of the Loan Agreement.

     19. The Subsidiary Security Agreement of Shaw Industrial Supply Co., Inc., upon the recording of UCC-1 financing statements in the name of Shaw Industrial Supply Co., Inc. in the Recorder's Office for East Baton Rouge Parish, Louisiana, creates in Agent for the benefit of all of the Banks a valid, perfected and enforceable lien in and to the types of property owned by Shaw Industrial Supply Co., Inc. described in Schedule 5 of the Loan Agreement.

     20. The Subsidiary Security Agreement of Alloy Piping Products, Inc., upon the recording of UCC-1 financing statements in the name of Alloy Piping Products, Inc. in the Recorder's Office for Caddo Parish, Louisiana, creates in Agent for the benefit of all of the Banks a valid, perfected and enforceable lien in and to the types of property owned by Alloy Piping Products, Inc. described in Schedule 5 of the Loan Agreement.

     21. The Subsidiary Security Agreement of Fronek A/DE, Inc., upon the recording of UCC-1 financing statements in the name of Fronek A/DE, Inc. in the Office of the Secretary of State of New Hampshire, and in the Recorder's Office for Belknap County, New Hampshire, creates in Agent for the benefit of all of the Banks a valid, perfected and enforceable lien in and to the types of property owned by Fronek A/DE, Inc. described in Schedule 5 of the Loan Agreement.

     22. The Subsidiary Security Agreement of Welding Technology and Supply Inc, upon the recording of UCC-1 financing statements in the name of Welding Technology and Supply Inc in the Office of the Secretary of State of Oklahoma, and in the Recorder's Office for Tulsa County and Oklahoma County, Oklahoma, creates in Agent for the benefit of all of the Banks a valid, perfected and enforceable lien in and to the types of property owned by Welding Technology and Supply Inc described in Schedule 5 of the Loan Agreement.

     23. The Subsidiary Security Agreement of Pipe Shields, Inc., upon the recording of UCC-1 financing statements in the name of Pipe Shields, Inc. in the Office of the Secretary of State of California, and in the Recorder's Office for Solano County California, creates in Agent for the benefit of all of the Banks a valid, perfected and enforceable lien in and to the types of property owned by Pipe Shields, Inc. described in Schedule 5 of the Loan Agreement.

     24. The Subsidiary Security Agreement of NAPTech, Inc., upon the recording of UCC-1 financing statements in the name of NAPTech, Inc. in the Office of the Secretary of State of Utah, and in the Recorder's Office for Davis County, Utah, creates in Agent for the benefit of all of the Banks a valid, perfected and enforceable lien in and to the types of property owned by NAPTech, Inc. described in Schedule 5 of the Loan Agreement.

     25. The Subsidiary Security Agreement of NAPTech Pressure Systems Corporation, upon the recording of UCC-1 financing statements in the name of NAPTech Systems Corporation in the Office of the Secretary of State of Utah, and in the Recorder's Office for Davis County, Utah, creates in Agent for the benefit of all of the Banks a valid, perfected and enforceable lien in and to the types of property owned by NAPTech Systems Corporation described in Schedule 5 of the Loan Agreement.

     26. The Subsidiary Security Agreement of Shaw Constructors, Inc., upon the recording of UCC-1 financing statements in the name of Shaw Constructors, Inc. in the Recorder's Office for East Baton Rouge Parish, Louisiana, creates in Agent for the benefit of all of the Banks a valid, perfected and enforceable lien in and to the types of property owned by Shaw Constructors, Inc. described in Schedule 5 of the Loan Agreement.

     27. The Subsidiary Security Agreement of Connex Pipe Systems Inc., upon the recording of UCC-1 financing statements in the name of Connex Pipe Systems Inc. in the Office of the Secretary of State of Virginia, and in the Recorder's Office for Botetourt County, Virginia, creates in Agent for the benefit of all of the Banks a valid, perfected and enforceable lien in and to the types of property owned by Connex Pipe Systems Inc. described in Schedule 5 of the Loan Agreement.

                                               Very truly yours,

                                    EXHIBIT D

                             COMPLIANCE CERTIFICATE

                            _________________, 19___

Mercantile Business Credit Inc.
100 South Brentwood Boulevard, Suite 500
St. Louis, Missouri  63105
Attention: Senior Credit Officer

Gentlemen:

     Reference is hereby made to that certain Credit Agreement dated as of May 15, 1998, by and between you, as agent for the Banks named therein, and the undersigned (as from time to time amended, the "Agreement"). All capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Agreement.

     The undersigned hereby certifies to you that as of the date hereof:

     (a) All of the representations and warranties set forth in Section 6 of the Agreement are true and correct as if made on the date hereof;

     (b) No violation or breach of any of the affirmative covenants set forth in
Section 7.1 of the Agreement has occurred and is continuing;

     (c) No violation or breach of any of the  negative  covenants  set forth in
Section 7.2 of the Agreement has occurred and is continuing;

     (d) No Default or Event of Default under or within the meaning of the Agreement has occurred and is continuing;

     (e) The financial statements of Borrower and its Consolidated Subsidiaries delivered to you with this letter are true, correct and complete in all material respects and have been prepared in accordance with generally accepted accounting principles consistently applied; and

     (f) The financial covenant information set forth in Schedule 1 to this letter is true and correct.

                                            Very truly yours,

                                            THE SHAW GROUP INC.



                                            By:
                                            Name:
                                            Title:

                                   Schedule 1
                            To Compliance Certificate
           (The Certificate attached hereto is as of ________________)

     Capitalized terms used herein shall have the meanings set forth in the Credit Agreement dated as of May 15, 1998 among The Shaw Group Inc., Mercantile Business Credit Inc., as agent, and the lenders named therein (as amended, restated, supplemented or otherwise modified from time to time, the "Agreement"). Subsection references herein relate to the subsections of the Agreement.

A.  MAXIMUM CAPITAL EXPENDITURES
    1.    Actual Capital Expenditures for current Fiscal
          Year-To-Date                                           $_____________
    2.    Maximum Permitted (Section 7.2(i))                     $_____________
B.  CONSOLIDATED EBITDA
          For the 12 months ended _____________:
    1.    Net Income (excluding extraordinary items)             $_____________
    2.    Income Tax Expense                                     $_____________
    3.    Interest Expense                                       $_____________
    4.    Amortization and Depreciation Expenses                 $_____________
    5.    Consolidated EBITDA (sum of Lines B1 through B4)       $_____________
C.  CONSOLIDATED NET OPERATING CASH FLOW
    1.    Consolidated EBITDA (from B5 above)                    $_____________
    2.    Capital Expenditures (for 12 months ended __________)  $_____________
    3.    Consolidated Net Operating Cash Flow (Line C1 minus C2)$_____________
D.  DEBT SERVICE COVERAGE RATIO
    1.    Consolidated Net Operating Cash Flow (Line C3 above)   $_____________
    2.    Interest Expense (from Line B3 above)                  $_____________
    3.    Scheduled  payments of principal on  Indebtedness
          (for the 12 months ending ______________)              $_____________
    4.    Consolidated Debt Service  (Sum of D2 and D3)          $_____________
    5.    Debt Service Coverage (D1 divided by D4)                ____ to 1.0
    6.    Minimum Required (Section 7.1(i)(i))                    2.50 to 1.0
E.  MAXIMUM LEVERAGE RATIO
    1.    Average Revolving Credit Loans outstanding             $_____________
    2.    Face amount of Letters of Credit outstanding           $_____________
    3.    Other Borrowed Money Indebtedness outstanding          $_____________
    4.    Consolidated  Total Funded Debt  outstanding as of
          _____________ (Sum of E1 through E3)                   $_____________
    5.    Consolidated EBITDA (from B5 above)                    $_____________
    6.    Leverage Ratio (E4 divided by E5)                       ____ to 1.0
    7.    Maximum Permitted (Section 7.1(i)(ii))                  4.00 to 1.0
F.  SHAREHOLDERS' EQUITY
    1.    Shareholders' Equity as of ______________              $_____________
    2.    Beginning Required Shareholders' Equity                $135,000,000.00
    3.    Cumulative  Quarterly  Net Income  (excluding  any
          Quarterly Net Losses) for  $    Quarters ending
          November 30, 1997 and thereafter
    4.    Net Proceeds of Capital Stock issued subsequent
          to August 31,1997                                      $_____________
    5.    Total Required Shareholders' Equity
          (Sum of F2 through F4)                                 $_____________
G.  TOTAL FUNDED DEBT TO TOTAL CAPITALIZATION
    1.    Consolidated Total Funded Debt (Line E4 above)         $_____________
    2.    Shareholders' Equity (Line F1 above)                   $_____________
    3.    Total Capitalization (Sum of G1 plus G2)               $_____________
    4.    Ratio of G1 divided by G3)                             _____ to 1.0
    5.    Maximum Permitted Ratio (Section 7.1(i)(iv))            0.60 to 1.0
H.  OTHER INDEBTEDNESS
    1.    Purchase money debt as of _________________            $_____________
    2.    Maximum permitted (Section 7.2(a)(iv))                 $_____________
    3.    Subordinated Debt as of _______________                $_____________
    4.    Maximum permitted (Section 7.2(a)(v))                  $_____________
    5.    Other Indebtedness                                     $_____________
    6.    Maximum permitted (Section 7.2(a)(vi))                 $_____________
I.  RESTRICTION ON LEASES
    1.    Direct and indirect obligations with respect to leases $_____________
    2.    Maximum permitted (Section 7.2(m))                     $_____________

                                    EXHIBIT E

                      STANDBY LETTER OF CREDIT APPLICATION
                           AND REIMBURSEMENT AGREEMENT


SEE ATTACHED

                                    EXHIBIT F

                     COMMERCIAL LETTER OF CREDIT APPLICATION
                           AND REIMBURSEMENT AGREEMENT


SEE ATTACHED

                                    EXHIBIT G

                   LETTER OF CREDIT PARTICIPATION CERTIFICATE


     This  Letter of Credit  Participation  Certificate  is issued  pursuant  to
Section 3.3(e) of that certain Credit Agreement dated as of May 15, 1998, by and among The Shaw Group Inc., the Banks listed on the signature pages thereof and Mercantile Business Credit Inc., as agent for the Banks ("Agent"), as the same may from time to time be amended, modified, extended or renewed (the "Credit Agreement"). All capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Credit Agreement.

     Subject to the terms, provisions and conditions contained in the Credit Agreement, Agent hereby issues to _____________________ a __________________
Percent (____%) undivided participation interest in all of Agent's indemnifications to Mercantile Bank National Association as the issuer of all Letters of Credit from time to time under the Credit Agreement (including, without limitation, an undivided participation interest in the reimbursement risk relating to such Letters of Credit and in all payments and Revolving Credit Loans made in connection with such Letters of Credit).

     This Certificate may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were on the same instrument.

     Executed this ________ day of May, 1998.


                                      MERCANTILE BUSINESS CREDIT INC., as Agent



                                      By:
                                      Title:


     The foregoing Letter of Credit Participation Certificate is hereby accepted this _______day of May, 1998.






                                     By:
                                     Title:

                                    EXHIBIT H

                              ASSIGNMENT AGREEMENT


     AGREEMENT  dated  as  of  ___________,   19______  among   [ASSIGNOR]  (the
"Assignor"), [ASSIGNEE] (the "Assignee"), THE SHAW GROUP INC. (the "Borrower"), and MERCANTILE BUSINESS CREDIT INC., as Agent (the "Agent").


WITNESSETH:


     WHEREAS, this Assignment Agreement (this "Agreement") relates to the Credit Agreement dated as of May 15, 1998 among the Borrower, the Assignor and the other Banks party thereto, as Banks, and the Agent (the "Credit Agreement");

     WHEREAS, as provided under the Credit Agreement, the Assignor has a Revolving Credit Commitment to make Revolving Credit Loans to the Borrower, in an aggregate principal amount at any time outstanding not to exceed $___________ (the "Revolving Credit Commitment");

     WHEREAS, Revolving Credit Loans made to the Borrower by the Assignor under the Credit Agreement in the aggregate principal amount of $______________ are outstanding as of the date hereof; and

     WHEREAS, the Assignor proposes to assign to the Assignee all of the rights of the Assignor under the Credit Agreement in respect of a ____________ percent (_____%) portion of its Revolving Credit Commitment in the amount of $_______________ (the "Assigned Commitment"), together with a corresponding portion of its outstanding Revolving Credit Loans and Letter of Credit risk participations, and its interest in all Collateral and Guarantees therefor, and the Assignee proposes to accept assignment of such rights and assume the corresponding obligations from the Assignor on such terms;

     NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

     SECTION 1. Definitions. All capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Credit Agreement.

     SECTION  2.  Assignment.  The  Assignor  hereby  assigns  and  sells to the
Assignee all of the rights of the Assignor under the Credit Agreement to the extent of the Assigned Commitment, and the Assignee hereby accepts such assignment from the Assignor and assumes all of the obligations of the Assignor under the Credit Agreement to the extent of the Assigned Commitment, including the purchase from the Assignor of the corresponding portion of the principal amount of the Revolving Credit Loans made by the Assignor and risk participations in any Letters of Credit outstanding at the date hereof. Upon the execution and delivery hereof by the Assignor, the Assignee, the Borrower and the Agent and the payment of the amounts specified in Section 3 required to be paid on the date hereof (i) the Assignee shall, as of the date hereof, succeed to the rights and be obligated to perform the obligations of a Bank under the Credit Agreement with a Revolving Credit Commitment of $____________, and (ii) the Revolving Credit Commitment of the Assignor shall, as of the date hereof, be reduced by a like amount and the Assignor released from its obligations under the Credit Agreement to the extent such obligations have been assumed by the Assignee. The assignment provided for herein shall be without recourse to the Assignor. Assignee shall, as of the date hereof, succeed to a corresponding pro rata share of the Collateral and Third Party Collateral, which rights shall be subject to the agreements granting such interests, and Assignee further agrees to execute such amendments or other agreements as Agent may determine necessary to make Assignee a party to that certain Collateral Agency and Intercreditor Agreement dated May 15, 1998 made by and among Borrower, Agent thereunder, Assignor and the other lenders a party thereto.

     SECTION 3. Payments. As consideration for the assignment and sale contemplated in Section 2 hereof, the Assignee shall pay to the Assignor on the date hereof in federal funds the amount heretofore agreed between them.1 It is understood that commitment and/or facility fees accrued to the date hereof with respect to the Assigned Commitment, are for the account of the Assignor and such fees accruing from and including the date hereof are for the account of the Assignee. Each of the Assignor and the Assignee hereby agrees that if it receives any amount under the Credit Agreement which is for the account of the other party hereto, it shall receive the same for the account of such other party to the extent of such other party's interest therein and shall promptly pay the same to such other party.

     SECTION 4. Consent of the Borrower and the Agent. This Agreement is conditioned upon the consent of the Borrower and the Agent pursuant to Section
10.12 of the Credit Agreement. The execution of this Agreement by the Borrower and the Agent is evidence of this consent. Pursuant to, and subject to the requirements of, Section 10.12 the Borrower agrees to execute and deliver a Note payable to the order of the Assignee to evidence the assignment and assumption provided for herein.

     SECTION 5. Non-Reliance on Assignor. The Assignor makes no representation or warranty in connection with, and shall have no responsibility with respect to, the solvency, financial condition, or statements of the Borrower, or the validity and enforceability of the obligations of the Borrower in respect of the Credit Agreement or any Note. The Assignee acknowledges that it has, independently and without reliance on the Assignor, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and will continue to be responsible for making its own independent appraisal of the business, affairs and financial condition of the Borrower.

     SECTION 6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Missouri.

     SECTION 7. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

                                [ASSIGNOR]


                                By:
                                Title:



                                [ASSIGNEE]


                                By:
                                Title:



                                THE SHAW GROUP INC.


                                By:
                                Title:



                                MERCANTILE BUSINESS CREDIT INC., as Agent


                                By:
                                Title:

                                    EXHIBIT I

                               SECURITY AGREEMENT


     THIS SECURITY AGREEMENT (this "Agreement") dated as of May 15, 1998 is made by and between THE SHAW GROUP INC., a Louisiana corporation (the "Borrower"), and MERCANTILE BUSINESS CREDIT INC., a Missouri corporation, in its capacity as Collateral Agent ("Collateral Agent").

                                   WITNESSETH:

     WHEREAS, the Borrower has entered into separate Note Purchase Agreements dated as of May 21, 1998 (collectively, as may be amended or supplemented from time to time, the "Note Purchase Agreement"), with Nationwide Life Insurance Company, Connecticut General Life Insurance Company, Insurance Company of North America, Connecticut General Life Insurance Company on Behalf of One or More Separate Accounts, Life Insurance Company of North America, Northern Life
Insurance Company, Reliastar Life Insurance Company of New York, Reliastar United Services Life Insurance Company, Washington Square Advisers Private Placement Trust Fund and Security Connecticut Life Insurance Company, respectively (collectively, together with their respective successors and assigns, the "Noteholders"), which provide, among other things, for the issuance and sale by the Borrower of $20,000,000 aggregate principal amount of its 6.44% Series A Senior Secured Notes due 2005 (the "Series A Notes") and $40,000,000 aggregate principal amount of its 6.93% Series B Senior Secured Notes due 2008 (together with the Series A Notes, herein referred to as the "Notes");

     WHEREAS, Borrower is entering into that certain Credit Agreement dated as of the date hereof (as the same may from time to time be amended, modified, extended or renewed, the "Credit Agreement") among Borrower, the lenders party thereto and any other lenders thereafter becoming a party to the Credit Agreement (the "Banks") and Mercantile Business Credit Inc., in its capacity as agent for the Banks (in such capacity, the "Agent"), pursuant to which the Banks have agreed to extend loans to Borrower and the Agent has agreed to cause Mercantile Bank National Association to issue letters of credit for the benefit of Borrower, cumulatively in an aggregate principal amount not to exceed $100,000,000.00;

     WHEREAS, the Banks, the Agent and the Noteholders are sometimes referred to herein collectively as the "Secured Parties";

     WHEREAS, pursuant to the Collateral Agency and Intercreditor Agreement dated as of the date hereof (as amended or modified from time to time, the "Intercreditor Agreement"), among Borrower, the Secured Parties and the Collateral Agent, the Secured Parties have appointed Mercantile Business Credit Inc. as collateral agent under this Agreement, under the Subsidiary Security Agreements dated as of the date hereof made by the Guarantors and any future Subsidiary Security Agreements executed hereafter by any subsequently activated, created or acquired subsidiary of Borrower in favor of the Collateral Agent (the "Subsidiary Security Agreements") and under the General Pledge and Security Agreements dated as of the date hereof made by Borrower and certain of the Guarantors and any future General Pledge and Security Agreement executed hereafter by Borrower, a Guarantor or any subsequently activated, created or acquired subsidiary of Borrower in favor of the Collateral Agent (the "Pledge Agreements" and together with this Agreement and the Subsidiary Security Agreements, the "Security Documents");

     WHEREAS, as a condition precedent to the execution and delivery of the Credit Agreement and the Note Purchase Agreement, the Secured Parties have required that Borrower execute and deliver this Agreement, pursuant to which the Borrower will grant to the Collateral Agent for the equal and ratable benefit of the Secured Parties, a security interest in the certain of the Borrower's assets as more fully described herein;

     WHEREAS, the Security Documents together with the Note Purchase Agreement, the Notes, the Credit Agreement, the Revolving Credit Notes and all other relevant agreements executed in connection with the Note Purchase Agreement or the Credit Agreement are sometimes referred to herein collectively as the "Credit Documents";

     WHEREAS, pursuant to the Intercreditor Agreement, Borrower, the Collateral Agent and the Secured Parties agree that all obligations payable by the Borrower to a Secured Party pursuant to any Credit Document (the "Secured Obligations") shall be equally and ratably secured by this Agreement;

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower hereby covenants and agrees with the Collateral Agent as follows:

     1. Definitions. For the purposes of this Agreement the following terms shall have the following meanings specified with respect thereto below:

    "Agent" shall have the meaning ascribed to such term in the recitals hereto.

     "Agreement" shall mean this Security Agreement, as the same may be amended and in effect from time to time.

     "Banks" shall have the meaning ascribed to such term in the recitals hereto.

     "Collateral Agent" shall have the meaning ascribed to such term in the opening paragraph hereto.

     "Credit Agreement" shall have the meaning ascribed to such term in the recitals hereto.

     "Event of Default" shall have the meaning ascribed to such term in Section 6 hereto.

     "Guarantor" shall have the meaning ascribed to such term in the Credit Agreement.

     "Noteholders" shall have the meaning ascribed to such term in the recitals hereto.

     "Notes" shall have the meaning ascribed to such term in the recitals hereto.

     "Note Purchase Agreement" shall have the meaning ascribed to such term in the recitals hereto.

     "Required Secured Parties" shall have the meaning ascribed to such term in the Intercreditor Agreement.

     "Revolving Credit Notes" shall have the meaning ascribed to such term in the Credit Agreement.

     "Secured Obligations" shall have the meaning ascribed to such term in the recitals hereto.

     2. Grant of Security Interest. For value received, Borrower hereby sells, assigns, transfers, conveys and mortgages to, and grants in favor of, the Collateral Agent for the equal and ratable benefit of the Secured Parties, a continuing security interest in all of Borrower's now owned and existing and hereafter created, acquired or arising right, title and interest in, to and under the following described property, wherever located (collectively, the "Collateral"):

     (a) all accounts, contract rights, documents, instruments and other forms of obligation and other rights to the payment of money (collectively, "Accounts"), and all goods whose sale, lease, rental or other disposition by Borrower have given rise to Accounts and have been returned to or repossessed or stopped in transit by Borrower;

     (b) all inventory of Borrower, wherever located, whether in transit, held by others for Borrower's account, covered by warehouse receipts, purchase orders and/or contracts, or in the possession of any carriers, forwarding agents, truckers, warehousemen, vendors or other Persons, including, without limitation, all raw materials, work in process, finished goods, supplies, goods, incidentals, office supplies and packaging and shipping materials (collectively, "Inventory");

     (c) all general intangibles of any kind or nature whatsoever, including, without limitation, all patents, trademarks and copyrights, and all applications for, registrations of and licenses of the foregoing, and all computer software, product specifications, trade secrets, licenses, trade names, service marks, goodwill, tax refunds and rights to tax refunds (collectively, "General Intangibles");

     (d) monies, reserves, deposits, certificates of deposit and deposit accounts and interest or dividends thereon, securities, cash, cash equivalents and other property now or at any time or times hereafter in the possession or under the control of any of the Secured Parties, any of their affiliates or their bailees;

     (e) all books, records, computer records, computer disks, ledger cards, programs and other computer materials, customer and supplier lists, invoices, orders and other property and general intangibles at any time evidencing or relating to any of the Collateral (collectively, "Records");

     (f) all accessions to any of the property described above and all substitutions, renewals, improvements and replacements of and additions thereto; and

     (g) all proceeds, including, without limitation, proceeds which constitute property of the types described in (a), (b), (c), (d), (e) and (f) above and any rents and profits of any of the foregoing items, whether cash or noncash, immediate or remote, including, without limitation, all income, accounts, contract rights, general intangibles, chattel paper, notes, drafts, acceptances, instruments and other rights to the payment of money arising out of the sale, rental, lease, exchange or other disposition of any of the foregoing items (provided, however, that nothing contained herein or in any financing statement shall be deemed to permit or assent to any such disposition other than the sale of Inventory in the ordinary course of business), and insurance proceeds, and all products, of (a), (b), (c), (d), (e) and (f) above, and any indemnities, warranties and guaranties payable by reason of loss or damage to or otherwise with respect to any of the foregoing items;

to secure the payment of any and all of the Secured Obligations.

     3. Representations and Covenants of Borrower. Borrower hereby represents and warrants to the Collateral Agent and each of the Secured Parties, and covenants and agrees with the Collateral Agent and each of the Secured Parties, that:

     (a) the officer(s) of Borrower executing this Agreement has been duly elected and qualified and has been duly authorized and empowered to execute, deliver and perform the terms of this Agreement on behalf of Borrower;

     (b) Borrower's chief executive office and principal place of business and the location of the only office where it keeps its books and records respecting the Accounts, General Intangibles and other Collateral is that given at the end of this Agreement and all other places of business of Borrower and locations of any of Borrower's Inventory are listed on Exhibit A attached hereto and incorporated herein by reference;

     (c) unless otherwise consented to in writing by the Required Secured Parties or as permitted under Section 3(d) below, all of the Collateral (other than Inventory in transit) (i) is and will be kept solely at Borrower's principal place of business or at one of the other locations of Borrower listed on Exhibit A attached hereto and incorporated herein by reference, (ii) will not be attached or affixed in any manner to or become a part of any real estate or other personal property apart from other items of the Collateral and (iii) is in the exclusive possession and control of Borrower;

     (d) Borrower will not (i) change the location of its principal place of business and chief executive office, (ii) change the location of any of its other places of business, (iii) change the location of any of the Collateral from Borrower's principal place of business or one of the other locations of Borrower set forth on Exhibit A attached hereto or (iv) establish any additional places of business or additional locations at which Collateral is stored, kept or processed, unless (A) such office or Collateral location is located within the continental United States of America, (B) Borrower gives Collateral Agent thirty (30) days prior written notice of the same and (C) prior to making any such change or establishing any such new location, Borrower executes and/or obtains and delivers to the Collateral Agent any and all additional financing statements and other documents or notices as may be reasonably required by the Collateral Agent;

     (e) Borrower is, or, as to Collateral acquired after the date hereof, will be, the sole and absolute owner of the Collateral, free and clear of any and all liens, claims, security interests and encumbrances of any kind or nature whatsoever other than the security interest granted hereby and liens otherwise permitted under Section 7.2(b) of the Credit Agreement and Section 10.6(a) of the Note Purchase Agreement, and Borrower will defend the Collateral against all claims and demands of all Persons at any time claiming the same or any interest therein;

     (f) no financing statement (other than any filed on behalf of the Collateral Agent and in respect of liens otherwise permitted under Section 7.2(b) of the Credit Agreement and Section 10.6(a) of the Note Purchase Agreement) covering any of the Collateral is or will be on file in any public office at any time during the term of this Agreement;

     (g) Borrower will not sell, transfer, lease or otherwise dispose of or offer to dispose of any of the Collateral or any interest therein, except as provided in Sections 7.2(b) and (c) of the Credit Agreement and Section 10.8 of the Note Purchase Agreement, prior to the occurrence of an Event of Default under this Agreement, without the prior written consent of the Required Secured Parties, or, after the occurrence of an Event of Default under this Agreement, without the prior written consent of the Required Banks and the Required Noteholders;

     (h) Borrower will at all times keep all of the Collateral consisting of Inventory in good condition, excepting any loss, damage or destruction which is fully covered by proceeds of insurance and will not use any of the Collateral or permit any of the Collateral to be used in violation of any law, rule, regulation, ordinance or insurance policy;

     (i) Borrower will, and it will cause each of its Subsidiaries to, insure all of the Collateral of the character usually insured against loss, damage, theft or other risks of the kind customarily insured against, in such amounts and under policies in such form as are acceptable to corporations engaged in the same or similar businesses similarly situated. All insurance required by this
Section 3(i) shall be with financially sound and reputable insurers. Such policies of insurance shall (i) provide such deductibles and self-insurance provisions as are customarily maintained by similar businesses and (ii) contain an endorsement acceptable to the Collateral Agent naming the Collateral Agent as loss payee as its interests may appear. Such endorsement, or an independent instrument furnished to the Collateral Agent, shall provide that the insurance companies will give the Collateral Agent at least thirty (30) days written notice before any such policy or policies of insurance shall be amended or cancelled and that no act or default of Borrower or any other Person shall affect the right of the Collateral Agent to recover under such policy or policies of insurance in the event of any loss of or damage to any of the Collateral. Borrower hereby directs all insurers under such policies of insurance to pay all proceeds payable thereunder directly to the Collateral Agent as its interests may appear. All insurance proceeds received by the Collateral Agent on account of any loss of or damage to any of the Collateral, after deducting therefrom the reasonable charges and expenses paid or incurred in connection with the collection and disbursement of said proceeds, shall be
(A) so long as no Event of Default under this Agreement and no event which with the passage of time or the giving of notice or both would constitute an Event of Default under this Agreement has occurred and is continuing, delivered to Borrower to replace the Collateral, and (B) from and after the occurrence and during the continuance of an Event of Default under this Agreement, applied to the payment of the Secured Obligations in such order and manner as provided in the Intercreditor Agreement, unless otherwise consented to in writing by the Required Secured Parties. Borrower irrevocably makes, constitutes and appoints the Collateral Agent (and all officers, employees or agents designated by the Collateral Agent) as Borrower's true and lawful attorney (and agent-in-fact) for the purpose of, if Borrower fails to do so upon the demand of the Collateral Agent and as directed by the Collateral Agent, making, settling and adjusting claims under such policies of insurance, endorsing the name of Borrower on any check, draft, instrument or other item of payment of the proceeds of such policies of insurance and for making all determinations and decisions with respect to such policies of insurance. In the event Borrower at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required above or to pay any premium in whole or in part relating thereto, then the Collateral Agent, without waiving or releasing any obligation or default by Borrower hereunder, may at any time or times thereafter (but shall be under no obligation to do so) obtain and maintain such policies of insurance and pay such premiums and take any other action with respect thereto which the Collateral Agent deems advisable. All sums so disbursed by the Collateral Agent, including, without limitation, reasonable attorneys' fees, court costs, expenses and other charges relating thereto, shall be part of the Secured Obligations, payable by Borrower to the Collateral Agent on demand;

     (j) if any of the Accounts is evidenced by a promissory note or other "instrument" (as defined in the applicable Uniform Commercial Code), Borrower will, unless the Required Secured Parties otherwise agree in writing, endorse such promissory note or other instrument "Pay to the order of Mercantile Business Credit Inc., as Collateral Agent, with recourse" or in blank and deliver the original(s) of such promissory note(s) or other instrument(s) to the Collateral Agent;

     (k) Borrower will from time to time, at its own expense, execute, deliver and file such UCC financing and continuation statements and such amendments thereto and such other agreements, documents and instruments and do such other acts and things as may be necessary or as the Collateral Agent or any of the Secured Parties may from time to time reasonably request, to establish and maintain a valid and perfected first priority security interest in the Collateral in favor of the Collateral Agent to secure the payment of the Secured Obligations. Borrower hereby authorizes the Collateral Agent on behalf of the Secured Parties to file one or more UCC financing or continuation statements or amendments thereto relating to all or any part of the Collateral without the signature of Borrower where permitted by law; provided, however, that nothing in this Agreement shall relieve Borrower of its obligation to file all necessary UCC financing and continuation statements and amendments thereto in order to perfect and protect the security interest granted to the Collateral Agent under this Agreement;

     (l) Borrower will reimburse the Collateral Agent and the Secured Parties upon demand for (A) all reasonable costs and expenses incident to perfecting, maintaining or terminating the security interest granted hereby, including filing and recording fees and all taxes and legal and other out-of-pocket fees and expenses paid or incurred by the Collateral Agent or such Secured Party(s) in connection with any of the foregoing and (B) all reasonable costs and expenses, including, without limitation, reasonable attorneys' fees and expenses, incurred by the Collateral Agent or such Secured Party(s) in seeking to collect or enforce any rights under this Agreement or incurred by the Collateral Agent or such Secured Party(s) in seeking to collect or enforce any of the Secured Obligations;

     (m) Borrower does not now and will not any time during the term of this Agreement conduct business under any fictitious business name or trade name other than The Shaw Group Inc., or as set forth in Schedule 6.15 to the Credit Agreement, and will not at any time during the term of this Agreement change its name, identity, structure or employer identification number; and

     (n) based on the locations of Borrower's offices and places of business and the location of the Collateral, Exhibit B attached hereto and incorporated herein by reference sets forth a complete list of all of the offices where UCC financing statements must be filed in order to perfect the Collateral Agent's security interest in the Collateral to the extent such security interest can be perfected by the filing of UCC financing statements under the Uniform Commercial Codes of the applicable states of the U.S.

     4. Collection, Preservation and Disposition of Collateral.

     (a) Borrower covenants and agrees to, at its own expense, use its best efforts to collect, as and when due, all amounts due with respect to Accounts.

     (b) So long as no Event of Default under this Agreement and no event which with the passage of time or the giving of notice or both would constitute an Event of Default under this Agreement has occurred and is continuing, Borrower may grant, in the ordinary course of business, to any party obligated on any Account (an "Account Debtor"), any rebate, refund or allowance to which such party may be lawfully entitled, and may accept, in connection therewith, the return of goods, the sale or lease of which shall have given rise to such Account. The Collateral Agent may notify any Account Debtor to make payment to the Collateral Agent of all amounts due or to become due under any Account and enforce collection of any of the Accounts by suit or otherwise and surrender, release or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any indebtedness thereunder or evidenced thereby, all without releasing Borrower from any of its obligations to the Collateral Agent and the Secured Parties. Upon request of the Collateral Agent, Borrower will, at its own expense, notify each Account Debtor to make payment to the Collateral Agent of any amounts due or to become due under all Accounts.

     (c) Borrower covenants and agrees that (i) all invoices for Borrower's Accounts and all other directions for payment concerning any proceeds of any of the Collateral shall direct the obligor thereon to make payment to a lock box established by Borrower with the Collateral Agent (the "Lock Box"), (ii) Borrower will forthwith upon receipt deliver to the Lock Box in precisely the form received all cash, checks, drafts, chattel paper and other instruments or writings for the payment of money (properly endorsed, where required, so that such items may be collected by the Collateral Agent) which may be received by Borrower at any time in full or partial payment or otherwise as proceeds of any of the Collateral (including, without limitation, all collections of Accounts), and until so delivered, any such items shall be deemed to be held in trust by Borrower for and as the sole property of the Collateral Agent and shall not be commingled with Borrower's other funds. Borrower hereby irrevocably authorizes the Collateral Agent to endorse Borrower's name on any such instruments and Borrower hereby irrevocably constitutes and appoints the Collateral Agent as the agent and attorney-in-fact of Borrower for such purpose. From and after the occurrence and during the continuance of an Event of Default under this Agreement, the Collateral Agent shall have sole access to all items deposited in the Lock Box and the Collateral Agent may access the Lock Box daily, open all items addressed to Borrower therein and endorse Borrower's name on and apply the proceeds of all cash, checks, drafts, chattel paper and other items of payment on any of the Accounts or other Collateral to the payment or prepayment of any outstanding Secured Obligations or hold such proceeds as additional Collateral, as set forth in the Intercreditor Agreement. All cash and other items held in the Lock Box shall continue to be Collateral for all of the Secured Obligations and shall not constitute payment thereof until applied as provided above.

     5. Additional Actions by the Collateral Agent. The Collateral Agent, at its option, may from time to time perform any agreement of Borrower hereunder which, after making demand upon Borrower, Borrower shall fail to perform within a period of five (5) days and take any other action which the Collateral Agent in good faith or deems necessary for the maintenance or preservation of any of the Collateral or its interest therein (including, without limitation, the discharge of taxes or liens of any kind against the Collateral (to the extent the same are not being contested in good faith by appropriate proceedings being diligently conducted) or the procurement of insurance or the payment of warehousing charges, landlord's bills or other charges), and Borrower agrees to forthwith reimburse the Collateral Agent for all reasonable costs and expenses incurred by the Collateral Agent in connection with the foregoing, together with interest thereon at the highest rate of interest applicable under the Credit Agreement from the date incurred until reimbursed by Borrower. The Collateral Agent may for the foregoing purposes act in its own name or that of Borrower and may also so act for the purposes of adjusting, settling or canceling any policy of insurance on the Collateral or endorsing any draft received in connection therewith, in payment of a loss or otherwise, for all of which purposes Borrower hereby grants to the Collateral Agent its power of attorney, irrevocable during the term of this Agreement.

     6. Defaults. The occurrence of any of the following events or conditions shall constitute an "Event of Default" hereunder: (a) default by Borrower in the due performance or observance of any of the terms, provisions, covenants or agreements contained in Sections 3(c), 3(d), 3(e), 3(f), 3(i), 3(k), 3(m) and/or 3(n) of this Agreement; (b) default by Borrower in the due performance or observance of any of the other terms, provisions, covenants or agreements contained in this Agreement and any such default shall remain unremedied for thirty (30) days after the earlier of (i) written notice of default is given to Borrower by the Collateral Agent or any of the Secured Parties or (ii) the President, Secretary, principal financial officer or general counsel of the Borrower obtains knowledge of such default; (c) any representation or warranty made by Borrower in this Agreement shall prove to be untrue or incorrect in any material respect; or (d) any "Event of Default" (as defined therein) shall occur under or within the meaning of the Credit Agreement, the Note Purchase Agreement or any Security Document.

     7. Remedies.  Upon the occurrence and continuation of any Event of Default:
(a) pursuant to the provisions contained in the Credit Agreement, the Agent and Banks may terminate their obligation to make Loans and issue Letters of Credit under the Credit Agreement and declare the entire outstanding principal balance of and all accrued and unpaid interest on the Revolving Credit Notes and all of the other Secured Obligations owing to the Banks to be forthwith due and payable; (b) pursuant to the provisions contained in the Note Purchase Agreement, the Noteholders may declare the entire outstanding principal balance of and all accrued and unpaid interest on the Notes and all of the other Secured Obligations owing to the Noteholders to be forthwith due and payable; (c) whether or not any or all of the Secured Obligations are declared to be forthwith due and payable, the Collateral Agent shall have the right to take immediate possession of the Collateral covered hereby, and, for that purpose may pursue the same wherever said Collateral may be found, and may enter upon any of the premises of Borrower with or without force or process of law, wherever said Collateral may be or may be supposed to be, and search for the same, and, if found, take possession of and remove and sell and dispose of said Collateral, or any part thereof; (d) the Collateral Agent shall have the right to notify any Account Debtor with respect to any Account to make all payments under the Accounts directly to the Collateral Agent and demand, collect, receipt for, settle, compromise, adjust, sue for, foreclose and realize on the Accounts and all amounts due under the Accounts as the Collateral Agent may determine in good faith; (e) the Collateral Agent shall have the right to exercise any or all of the other rights and remedies accruing to a secured party under the Uniform Commercial Code of the relevant state or states and any other applicable law upon default by a debtor; and (f) the Collateral Agent shall have the right to enter, with or without process of law and without breach of the peace, any premises where the books and records of Borrower pertaining to the Accounts or any of the other Collateral are or may be located, and without charge or liability on the part of the Collateral Agent therefor seize and remove said books and records from said premises or remain upon said premises and use the same for the purpose of collecting, preparing and disposing of the Collateral for the purpose of identifying and locating any of the Collateral. Borrower shall, upon the Collateral Agent's request, assemble the Collateral and make the Collateral available to the Collateral Agent at any place designated by the Collateral Agent which is reasonably convenient to Borrower.

     8. Foreclosure. Foreclosure on the Collateral covered hereby may be had at public or private sale or sales, disposing of such portion or portions of the Collateral at each such sale, for cash or on credit on such terms, at such place or places, and with or without the Collateral being present at such sale, all as the Collateral Agent in its sole and absolute discretion shall determine from time to time so long as such foreclosure occurs in a commercially reasonable manner. In the case of public sale, notice thereof shall be deemed and held to be adequate and reasonable if such notice shall appear three (3) times in a newspaper published in the city(ies) or county(ies) wherein the sale is to be held and the Collateral is located, the first such publication being at least fifteen (15) days before such sale and the last such publication being not more than three (3) days before such sale. In the case of a private sale, notice thereof shall be deemed and held to be adequate and reasonable if such notice shall be given to Borrower in accordance with the provisions of Section 13 hereof at least twenty (20) days before such sale.

     9. Application of Proceeds and Deficiency. The Collateral Agent may apply the net proceeds of any sale, lease or other disposition of any of the Collateral or of any other collection of the proceeds of any of the Collateral, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the retaking, holding, preparing for sale, selling, leasing or the like of the Collateral on Borrower's premises, or elsewhere, or in any way related to the Collateral Agent's or any Secured Party's rights hereunder (including, without limitation, reasonable attorneys' fees and expenses, court costs, bonds and other legal expenses, moving expenses, insurance, security guard and alarm expenses incurred in connection with the holding and/or relocating of the of the Collateral, advertising and other expenses relating to the sale of the Collateral, and rental and utilities expense on the premises or elsewhere in connection with storage and sale of the Collateral) to the payment, in whole or in part, of the Secured Obligations, as provided in the Intercreditor Agreement, and only after payment by the Collateral Agent of any other amounts required by any existing or future provision of law (including
Section 9-504(1)(c) of the Uniform Commercial Code or any comparable statutory provision of any jurisdiction in which any of the Collateral may at the time be located) need the Collateral Agent account to Borrower for the surplus, if any. The proceeds of any sale(s), lease(s) or other disposition(s) of any of the Collateral and/or of any collection(s) of any of the Collateral shall be applied by the Collateral Agent pursuant to the terms set forth in Section 4.3 of the Intercreditor Agreement. Borrower shall remain liable to the Collateral Agent and the Secured Parties for the payment of any deficiency, with interest.

     10. The Collateral Agent's Care of Collateral. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if it takes such action for that purpose as Borrower requests in writing (but failure of the Collateral Agent to comply with any such request shall not of itself be deemed a failure to exercise reasonable care) or if it affords the Collateral the same protection as the Collateral Agent affords its own property.

     11. Amendments; Waivers; Remedies Cumulative. No delay on the part of the Collateral Agent or any of the Secured Parties in the exercise of any right hereunder shall operate as a waiver thereof and no single or partial exercise by the Collateral Agent or any of the Secured Parties of any right shall preclude other or further exercise thereof or the exercise of any other right. Each and every right granted to the Collateral Agent and the Secured Parties hereunder, under the Credit Agreement and under the other Credit Documents, or at law or in equity, shall be deemed cumulative and may be exercised from time to time. Neither the Collateral Agent nor any of the Secured Parties shall by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder and no waiver whatsoever shall be valid unless in writing and signed by the Collateral Agent or the applicable Secured Party(s), as the case may be, and then only to the extent therein set forth. A waiver by the Collateral Agent or any of the Secured Parties of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Collateral Agent or such Secured Party(s) would otherwise have on any future occasion. No amendment may be made to this Agreement unless the same shall be in writing, signed by both the Borrower and the Collateral Agent, and shall comply with the provisions governing amendment of Credit Documents set forth the Intercreditor Agreement. Promptly after the execution of any such amendment, the Collateral Agent agrees to send copies of such amendment to each Secured Party. The headings of the paragraphs hereof shall not be considered in the construction or interpretation of this Agreement. All capitalized terms used and not otherwise defined in this Agreement shall have the respective meanings ascribed to them in the Credit Agreement.

     12. Durable Power of Attorney. Borrower hereby makes, constitutes and appoints the Collateral Agent the true and lawful agent and attorney-in-fact of Borrower with full power of substitution (a) to receive, open and dispose of all mail addressed to Borrower relating to the Collateral, (b) to notify and direct the United States Post Office authorities by notice given in the name of Borrower and to sign on behalf of Borrower, to change the address for delivery of all mail addressed to Borrower relating to the Collateral to an address to be designated by the Collateral Agent, and to cause such mail to be delivered to such designated address where the Collateral Agent may open all such mail and remove therefrom any notes, checks, acceptances, drafts, money orders or other instruments included in the Collateral in which the Collateral Agent has a security interest under the terms of this Agreement, with full power to endorse the name of Borrower upon any such notes, checks, acceptances, drafts, money orders, instruments or other documents relating to the Collateral or security of any kind and to effect the deposit and collection thereof, and the Collateral Agent shall have the further right and power to endorse the name of Borrower on any documents relating to the Collateral, (c) to sign the name of Borrower to drafts against its debtors, to notices to such debtors, to assignments and notices of assignments, (d) to sign the name of Borrower to financing statements or other public records or notices and all other instruments and documents, and
(e) to do any and all things necessary and take such actions in the name and on behalf of Borrower to carry out the intent of this Agreement, including, without limitation, the grant of the security interest granted under this Agreement and to perfect and protect the security interest granted to the Collateral Agent in respect to the Collateral and the Collateral Agent's rights created under this Agreement. Borrower agrees that neither the Collateral Agent nor any of its agents, designees or attorneys-in-fact will be liable for any acts of commission or omission (other than for acts of commission or omission which constitute gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final, nonappealable order), or for any error of judgment or mistake of fact or law in respect to the exercise of the power of attorney granted under this Section. The power of attorney granted under this Section shall be irrevocable during the term of this Agreement.

     13. Notices. Any notice, request, demand, consent, confirmation or other communication hereunder shall be in writing and delivered in person or sent by telecopy, overnight courier service or registered or certified mail, return receipt requested and postage prepaid, to the applicable party at its address or telecopy number set forth on the signature pages hereof, or at such other address or telecopy number as any party hereto may designate as its address for communications hereunder by notice so given. Such notices shall be deemed effective on the day on which received if delivered in person or by overnight courier service, or on the date sent if sent by telecopy, or on the third (3rd) business day after the day on which mailed, if sent by registered or certified mail; provided, however, that notices to the Collateral Agent under Section 3 shall not be effective until actually received by the Collateral Agent.

     14. Applicable Law and Severability. It is the intention of the parties hereto that this Agreement is entered into pursuant to the provisions of the Uniform Commercial Code as it is in force in the State of Missouri (the "Code"). Any applicable provisions of the Code, not specifically included herein, shall be deemed a part of this Agreement in the same manner as if set forth herein at length; and any provisions of this Agreement that might in any manner be in conflict with any provision of the Code shall be deemed to be modified so as not to be inconsistent with the Code. This Agreement shall be deemed to be a contract entered into pursuant to the laws of the State of Missouri and shall in all respects be governed, construed, applied and enforced in accordance with the internal laws of the State of Missouri, except to the extent preempted by federal law and excluding Missouri's laws relating to conflicts of laws, provided, however, that the creation, perfection, priority, and enforcement of the lien of this Agreement on any property located in other jurisdictions shall in all respects be governed, construed, applied and enforced in accordance with the internal laws of the applicable jurisdiction, except to the extent preempted by federal law and excluding such jurisdiction's laws relating to conflicts of laws. To the extent any provision of this Agreement is not enforceable under applicable law, such provision shall be deemed null and void and shall have no effect on the remaining portions of this Agreement.

     15. Relationship to Other Agreements. This Agreement and the liens and security interests (and pledges and assignments, as applicable) herein granted are in addition to any and all deeds of trusts, mortgages, security agreements, security interests, pledges, assignments, liens, rights, title or interest in favor of Collateral Agent or assigned to such party in connection with the obligations of Borrower to such party. All rights and remedies of Collateral Agent in all such agreements are cumulative but in the event of actual conflict in terms and conditions of this Agreement and any such agreements other than the Intercreditor Agreement, the terms and conditions of this Agreement shall govern and control; provided, however, in the event of any direct conflict between the terms and conditions of this Agreement and the Intercreditor Agreement, the terms and conditions of the Intercreditor Agreement shall govern and control.

     16. Successors and Assigns; Duration of Security Interest. This Agreement shall be binding upon and inure to the benefit of Borrower and the Collateral Agent and their respective permitted successors. Borrower may not assign any of its rights or delegate any of its obligations under this Agreement. This Agreement shall continue in full force and effect and the security interest granted hereby and all of the representations, warranties, covenants and agreements of Borrower hereunder and all of the terms, conditions and provisions hereof relating thereto shall continue to be fully operative until such time as
(a) all of the Secured Obligations shall have been paid or have been caused to be paid, or otherwise discharged, (b) no letters of credit issued by the Agent for the account of Borrower shall be outstanding and (c) there shall be no remaining commitment or obligation of the Collateral Agent or any of the Secured Parties to advance funds or make loans to Borrower or to issue letters of credit for the account of Borrower under the Credit Agreement or otherwise. Borrower expressly agrees that to the extent a payment or payments to the Collateral Agent or any of the Secured Parties, or any part thereof, are subsequently invalidated, declared to be void or voidable or set aside and are required to be repaid to a trustee, custodian, receiver or any other party under any bankruptcy act, state or federal law, common law or equitable cause, then to the extent of such payment or repayment, the obligation or part thereof intended to be satisfied shall be revived and continued in full force and effect as if said payment had not been made.

     17. Seizure and Sale of Collateral in Louisiana. This subsection applies to the extent any of the Collateral is located within the State of Louisiana and in the event that the Collateral Agent shall commence appropriate Louisiana foreclosure proceedings under this Agreement. The Collateral Agent may cause such Collateral, or any part or parts thereof, to be immediately seized and sold, under ordinary or executory process, in accordance with applicable Louisiana law, to the highest bidder for cash, with or without appraisement, and without the necessity of making additional demand upon or notifying the Borrower or placing the Borrower in default, all of which are expressly waived. For purposes of foreclosure under Louisiana executory process procedures, the Borrower confesses judgment and acknowledges to be indebted unto and in favor of the Collateral Agent and the other Secured Parties up to the full amount of the Secured Obligations, in principal, interest, costs, expenses, attorneys' fees and other fees and charges. The Borrower further confesses judgment and acknowledges to be indebted unto and in favor of the Collateral Agent and the other Secured Parties in the amount of all additional advances that the Collateral Agent and the other Secured Parties may make or have made on the Borrower's behalf pursuant to the Credit Agreement or the Note Purchase Agreement, together with interest thereon, up to a maximum of two (2) times the face amount of such advances. To the extent permitted under applicable Louisiana law, the Borrower additionally waives: (a) the benefit of appraisal as provided in Articles 2332, 2336, 2723 and 2724 of the Louisiana Code of Civil Procedure, and all other laws with regard to appraisal upon judicial sale; (b) the demand and three (3) days' delay as provided under Articles 2639 and 2721 of the Louisiana Code of Civil Procedure; (c) the notice of seizure as provided under Articles 2293 and 2721 of the Louisiana Code of Civil Procedure; (d) the three
(3) days' delay provided under Articles 2331 and 2722 of the Louisiana Code of Civil Procedure; and (e) all other benefits provided under Articles 2331, 2722 and 2723 of the Louisiana Code of Civil Procedure and all other Articles not specifically mentioned above. Should any or all of the Collateral be seized as an incident to an action for the recognition or enforcement of this Agreement, by executory process, sequestration, attachment, writ of fieri facias or otherwise, the Borrower hereby agrees that the court issuing any such order shall, if requested by the Collateral Agent, appoint the Collateral Agent, or any agent designated by the Collateral Agent, or any person or entity named by the Collateral Agent at the time such seizure is requested, or any time thereafter, as keeper of the Collateral as provided under La. R.S. 9:5136, et seq. Such a keeper shall be entitled to reasonable compensation. The Borrower agrees to pay the reasonable fees of such keeper, which are hereby fixed at $50.00 per hour, which compensation to the keeper shall also be secured by this Agreement in the form of an additional advance as provided herein. Should it become necessary for the Collateral Agent to foreclose under this Agreement, all declarations of fact, which are made under an authentic act before a Notary Public in the presence of two witnesses, by a person declaring such facts to lie within his or her knowledge shall constitute authentic evidence for purposes of executory process and also for purposes of La. R.S. 9:3509.1, La. R.S. 9:3504(D)(6) and La. R.S. 10:9-508, as applicable.

     18. Consent to Jurisdiction; Waiver of Jury Trial. BORROWER AND COLLATERAL AGENT IRREVOCABLY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF ANY MISSOURI STATE COURT OR ANY UNITED STATES OF AMERICA COURT SITTING IN THE EASTERN DISTRICT OF MISSOURI, AS THE COLLATERAL AGENT MAY ELECT, IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT. BORROWER AND COLLATERAL AGENT HEREBY IRREVOCABLY AGREE THAT ALL CLAIMS IN RESPECT TO SUCH SUIT, ACTION OR PROCEEDING MAY BE HELD AND DETERMINED IN ANY OF SUCH COURTS. BORROWER AND COLLATERAL AGENT IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH BORROWER OR COLLATERAL AGENT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT, AND BORROWER AND COLLATERAL AGENT FURTHER IRREVOCABLY WAIVE ANY CLAIM THAT SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. BORROWER AND COLLATERAL AGENT AUTHORIZE THE SERVICE OF PROCESS UPON BORROWER AND COLLATERAL AGENT BY REGISTERED MAIL SENT TO SUCH PARTY AT ITS ADDRESS SET FORTH IN SECTION 13. BORROWER AND THE COLLATERAL AGENT IRREVOCABLY WAIVE THE RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY ACTION IN WHICH BORROWER AND THE COLLATERAL AGENT ARE PARTIES RELATING TO OR ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT. IN WITNESS WHEREOF, Borrower has executed this Security Agreement this _____ day of May, 1998.

                          THE SHAW GROUP INC., Borrower

                          By:
                          Title:

                          Address of Principal Place of Business and
                          Chief Executive Office of Borrower and Location of Books and Records of Borrower:

                          11100 Mead Road
                          Baton Rouge, Louisiana 70816

                          Telecopy Number:

                          MERCANTILE BUSINESS CREDIT INC.,
                          Collateral Agent

                          100 South Brentwood Boulevard, Suite 500
                          St. Louis, Missouri 63105

                          Telecopy Number:  (314) __________________

                          By:
                          Title:

                                    EXHIBIT A
             Additional Locations of Places of Business of Borrower
                    and/or Additional Locations of Collateral

1.    P.O. Box 40187
     Baton Rouge, Louisiana  70835-0187

                                    EXHIBIT B
                              UCC Filing Locations

1.    East Baton Rouge Parish, Louisiana

     DOCUMENT NAME:    Credit Agreement
      AUTHOR/OWNER:    MKaltenrieder
     CLIENT NUMBER:    299                     CLIENT NAME:    MBSL Non Retainer
     MATTER NUMBER:    19112                   MATTER NAME:    Shaw Group
         PC DOCS #:    891409                      VERSION:    25
TYPIST/USER'S NAME:    NParsons                APPLICATION:    MS Word
      TODAY'S DATE:    May 26, 1998/5:02 PM
  DOCUMENT HISTORY:    Duped from 526147
          COMMENTS:





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     1 Amount  should  combine  principal  together  with  accrued  interest and breakage compensation, if any, to be paid by the assignee, net of any portion of any up front fee to be paid by the Assignor to the Assignee. It may be preferable in an appropriate case to specify these amounts generically or by formula rather than as a fixed sum.